SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.                       )

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HASBRO, INC.

(Name of Registrant as Specified In Its Charter)

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HASBRO, INC.

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

Time:

11:00 a.m. local time

Date:

Thursday, May 17, 2012

Place:

Hasbro, Inc. Corporate Offices

1027 Newport Avenue

Pawtucket, Rhode Island 02862

Purpose:

•	Elect thirteen directors.

•	Conduct an advisory vote on the compensation of the Company’s named executive officers.

•	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•

The Company’s Board of Directors recommends that you vote your shares “FOR” each of the nominees for director, “FOR” advisory approval of the Company’s compensation for its named executive officers, and “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012.

•	Shareholders of record of the Company’s common stock at the close of business on March 23, 2012 may vote at the meeting.

•

You are cordially invited to attend the meeting to vote your shares in person. If you are not able to do so, you may vote by Internet, by telephone or by mail. See the proxy statement for specific instructions. Please vote your shares.

•

On or about April 4, 2012, we will begin mailing a Notice of Internet Availability of Hasbro’s Proxy Materials to shareholders informing them that this proxy statement, our 2011 Annual Report to Shareholders and voting instructions are available online. As is more fully described in that Notice, all shareholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials.

By Order of the Board of Directors

Barbara Finigan

Corporate Secretary

Dated: April 4, 2012

HASBRO, INC.

1027 Newport Avenue

Pawtucket, Rhode Island 02862

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

To be held on May 17, 2012

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why are these materials being made available to me?

A:	The Board of Directors (the “Board”) of Hasbro, Inc. (the “Company” or “Hasbro”) is making these proxy materials available to you on the Internet, or sending printed proxy materials to you in certain situations, including upon your request, beginning on or about April 4, 2012, in connection with Hasbro’s 2012 Annual Meeting of Shareholders (the “Meeting”), and the Board’s solicitation of proxies in connection with the Meeting. The Meeting will take place at 11:00 a.m. local time on Thursday, May 17, 2012 at Hasbro’s corporate offices, 1027 Newport Avenue, Pawtucket, Rhode Island 02862. The information included in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of Hasbro’s most highly paid executive officers and Hasbro’s directors, and certain other required information. Hasbro’s 2011 Annual Report to Shareholders is also available to shareholders on the Internet and a printed copy will be mailed to shareholders upon their request.

Q:	What proposals will be voted on at the Meeting?

A:	There are three proposals scheduled to be voted on at the Meeting:

•	Election of thirteen directors.

•	An advisory vote on the compensation of the Company’s named executive officers.

•	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012.

Q:	Why did I receive a Notice of the Internet Availability of Hasbro’s Proxy Materials, instead of a full set of printed proxy materials?

A:	Rules adopted by the Securities and Exchange Commission allow us to provide access to our proxy materials over the Internet instead of mailing a full set of such materials to every shareholder. We have sent a Notice of Internet Availability of Hasbro’s Proxy Materials (the “Notice”) to our shareholders who have not requested to receive a full set of the printed proxy materials. Because of certain legal requirements, shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan were still mailed a full set of proxy materials this year. Our other shareholders may access our proxy materials over the Internet using the directions set forth in the Notice. In addition, by following the instructions in the Notice, a shareholder may request that a full set of printed proxy materials be sent to them.

We have chosen to send the Notice to shareholders, instead of automatically sending a full set of printed copies to all shareholders, to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

Q:	How do I access Hasbro’s proxy materials online?

A:	The Notice provides instructions for accessing the proxy materials for the Meeting over the Internet, and includes the Internet address where those materials are available. Hasbro’s proxy statement for the Meeting and 2011 Annual Report to Shareholders can be viewed on Hasbro’s website at http://investor.hasbro.com/annual-proxy.cfm.

Q:	How do I request a paper copy of the proxy materials?

A:	Paper copies of Hasbro’s proxy materials will be made available at no cost to you, but they will only be sent to you if you request them. To request a paper copy of the proxy materials follow the instructions on the Notice that you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

Q:	What shares owned by me can be voted?

A:	All shares of the Company’s common stock, par value $.50 per share (“Common Stock”) owned by you as of the close of business on March 23, 2012, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Hasbro’s Dividend Reinvestment and Cash Stock Purchase Program and (2) held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Hasbro shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the shareholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Hasbro’s Transfer Agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to Hasbro or to vote in person at the Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Meeting and vote in person, please contact your broker or nominee so that you can receive a legal proxy to present at the Meeting.

Effect of Not Casting Your Vote

If you hold your shares in street name in a brokerage account, it is critical that you cast your vote if you want it to count in the election of Directors (Proposal No. 1 in this proxy statement) and in the shareholder advisory vote on compensation of the Company’s named executive officers (Proposal No. 2). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your broker was allowed to vote those shares on your behalf in the election of Directors as they felt appropriate. Recent changes in regulations take away the ability of your broker to vote your uninstructed shares in the election of Directors on a discretionary basis, and brokers do not have any discretionary ability to vote shares on the advisory vote with respect to the compensation of the Company’s named executive officers. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of Directors or on the advisory vote on the compensation of the Company’s named executive officers, no votes will be cast on your behalf on those matters. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 3 of this proxy statement).

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Meeting.

Q:	How can I attend the Meeting?

A:	You may attend the Meeting if you are listed as a shareholder of record as of the close of business on March 23, 2012 and bring proof of your identification. If you hold your shares through a broker or other nominee, you will need to provide proof of your share ownership by bringing either a copy of a brokerage statement showing your share ownership as of March 23, 2012, or a legal proxy if you wish to vote your shares in person at the Meeting. In addition to the items mentioned above, you should bring proof of your identification.

Q:	How can I vote my shares in person at the Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of your identification to the meeting. Shares beneficially owned may be voted by you if you receive and present at the Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Meeting, we recommend that you also vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Meeting or are otherwise unable to attend.

Q:	How can I vote my shares without attending the Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the Notice you received or by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that for Hasbro shareholders, other than those shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan who are all being mailed a printed set of proxy materials, you will only be mailed a printed set of the proxy materials, including a printed proxy card or printed voting instruction card, if you request that such printed materials be sent to you. You may request a printed set of proxy materials by following the instructions in the Notice.

Please note that you cannot vote by marking up the Notice of Internet Availability of the Proxy Materials and mailing that Notice back. Any votes returned in that manner will not be counted.

Q:	How are votes counted?

A:	Each share of Common Stock entitles its holder to one vote on all matters to come before the Meeting, including the election of directors. In the election of directors, for each of the nominees you may vote “FOR” such nominee or your vote may be “WITHHELD” with respect to such nominee. For the proposals two and three, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST” the proposal.

If you properly sign and return your proxy card or complete your proxy via the Internet or telephone, your shares will be voted as you direct. If you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

If you are a shareholder of record and do not either vote via the Internet, via telephone, return a signed proxy card or vote in person at the Meeting, your shares will not be voted.

If you are a beneficial shareholder and do not vote via the Internet, telephone, or by returning a signed voting instruction card, your shares may only be voted in situations where brokers have discretionary voting authority over the shares. Discretionary voting authority is only permitted on the proposal for the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for 2012.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your proxy instructions at any time prior to the vote at the Meeting. For shares held directly in your name, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to the Secretary of the Company or by attending the Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one Notice or more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all Notices or proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting. We will publish final voting results in a Current Report on Form 8-K within a few days following the Meeting.

Q:	What is the quorum for the Meeting?

A:	Holders of record of the Common Stock at the close of business on March 23, 2012 are entitled to vote at the Meeting or any adjournments thereof. As of that date there were 129,710,016 shares of Common Stock outstanding and entitled to vote and a majority of the outstanding shares will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are counted as present at the Meeting for purposes of determining whether there is a quorum at the Meeting. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

Q:	What happens if I have previously consented to electronic delivery of the proxy statement and other annual meeting materials?

A:	If you have previously consented to electronic delivery of the annual meeting materials you will receive an email notice with instructions on how to access the proxy statement, notice of meeting and annual report on the Company’s website, and the proxy card for registered shareholders and voting instruction card for beneficial or “street name” shareholders, on the voting website. The notice will also inform you how to vote your proxy over the Internet. You will receive this email notice at approximately the same time paper copies of the Notice, or annual meeting materials are mailed to shareholders who have not consented to receive materials electronically. Your consent to receive the annual meeting materials electronically will remain in effect until you specify otherwise.

Q:	If I am a shareholder of record how do I consent to receive my annual meeting materials electronically?

A:	Shareholders of record who choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Submit” and then respond as to whether you would like to receive current proxy material via electronic delivery. If you would like to receive future proxy materials electronically click the applicable button, enter and verify your current email address and then click “Continue”. During the year, shareholders of record may sign up to receive their annual meeting materials electronically over the Internet. To sign up, registered shareholders can go to the website www.computershare.com/investor. Shareholders of record with multiple Hasbro accounts will need to consent to electronic delivery for each account separately.

ELECTION OF DIRECTORS

(Proposal No. 1)

Thirteen directors are to be elected at the Meeting. All of the directors elected at the Meeting will serve until the 2013 Annual Meeting of Shareholders (the “2013 Meeting”), and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Board has recommended as nominees for election as directors, to serve until the 2013 Meeting, the persons named below. All of the nominees are currently directors of the Company. The proxies cannot be voted for more than thirteen directors at the Meeting.

Unless otherwise specified in your voting instructions, the shares voted pursuant thereto will be cast for the persons named below as nominees for election as directors. If, for any reason, any of the nominees named below should be unable to serve as a director, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by the Board. The Board, however, has no reason to believe that any nominee named below will be unable to serve as a director.

In considering candidates for election to the Board, the Board, the Nominating, Governance and Social Responsibility Committee of the Board, and the Company consider a number of factors, including employment and other experience, qualifications, attributes, skills, expertise and involvement in areas that are of importance to the Company’s business, business ethics and professional reputation, other Board service, business, financial and strategic judgment, and the desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. Each of the nominees for election to the Board at the meeting has served in senior positions at complex organizations and has demonstrated a successful track record of strategic, business and financial planning and operating skills in these positions. In addition, each of the nominees for election to the Board has proven experience in management and leadership development and an understanding of operating and corporate governance issues for a large multinational public company.

Set forth below is the following information as to each director nominee: (i) his or her age; (ii) all positions and offices with the Company; (iii) principal occupation or employment during the past five years; (iv) current directorships of publicly-held companies or investment companies; (v) other previous directorships of publicly-held companies or investment companies during the past five years; (vi) period of service as a director of the Company and (vii) particular experience, qualifications, attributes or skills, beyond those described above, which led the Company’s Board to conclude that the nominee should serve as a director of the Company. Except as otherwise indicated, each person has had the same principal occupation or employment during the past five years.

Nominees for Election As Directors

Basil L. Anderson, 66, served as Vice Chairman of Staples, Inc. (office supply company) from September 2001 until March 2006. Prior thereto, he was Executive Vice President — Finance and Chief Financial Officer of Campbell Soup Company (consumer products company) since 1996. Mr. Anderson also previously served as Chief Financial Officer of Scott Paper Company from 1993 to 1996. Mr. Anderson is a director of Becton, Dickinson and Company, Moody’s Corporation and Staples, Inc. He previously served on the Board of CRA International, Inc. from 2004 until January 2010. Mr. Anderson has been a director of the Company since 2002.

The Board has nominated Mr. Anderson for election as a director because of his more than 30 years of business experience, including years of experience as an operating executive, a chief financial officer and as a board member of major multinational public companies. In the Board’s view Mr. Anderson possesses particular knowledge, expertise and perspective regarding financial reporting and accounting issues for multinational public companies; strategic, business, financial planning and operations expertise; corporate finance expertise; experience from service on four public company audit committees; knowledge of board and audit committee best practices; and international business experience. The Board has determined that Mr. Anderson qualifies as an Audit Committee Financial Expert due to his prior experience, including as the Chief Financial Officer of both Campbell Soup Company and Scott Paper Company, and as the person responsible for supervising the Chief Financial Officer while Vice Chairman of Staples.

Alan R. Batkin, 67, is the Vice Chairman of Eton Park Capital Management, L.P. (global, multi-disciplinary investment firm), serving in this role since 2007. Prior thereto, he was the Vice Chairman, Kissinger Associates, Inc. (strategic consulting firm) from 1990 until 2006. He is a director of Cantel Medical Corp., Omnicom Group, Inc. and Overseas Shipholding Group, Inc. From 1999 until 2008, Mr. Batkin served on the Board of Diamond Offshore Drilling, Inc., and from 2004 until 2007, Mr. Batkin served on the boards of various funds within the Merrill Lynch IQ Investment Advisors Fund Family. Mr. Batkin has been a director of the Company since 1992.

The Board has nominated Mr. Batkin for election as a director because of his more than 40 years of business experience and financial expertise spanning his work in public accounting as a CPA, investment banking and international strategic consulting. Mr. Batkin has extensive experience advising multinational companies on global business and political issues, and he has served as a director for numerous public companies. The Board believes Mr. Batkin possesses particular knowledge, expertise and perspective regarding financial reporting and accounting matters of multinational public companies; expertise in corporate finance and asset management; expertise in strategic planning and international business operations; and knowledge of board and committee best practices.

Frank J. Biondi, Jr., 67, is Senior Managing Director of WaterView Advisors LLC (private equity fund specializing in media), serving in this role since 1999. Mr. Biondi is a director of Amgen, Inc., Cablevision Systems Corporation, Seagate Technology and RealD Inc. Mr. Biondi previously served on the boards of directors of The Bank of New York Mellon from 1995 until 2008, Harrah’s Entertainment, Inc. (now Caesars Entertainment Corp.) from 2002 until 2007 and Yahoo! Inc. from 2008 until 2010. Mr. Biondi has been a director of the Company since 2002.

The Board has nominated Mr. Biondi for election as a director because of his more than 40 years of business experience, including years of experience as an operating executive and as a chief executive officer of a number of television, film, media and other diversified entertainment companies, including Universal Studios, Viacom Inc., Coca-Cola Television and Home Box Office. Most recently, Mr. Biondi has spent twelve years serving as the senior managing director of an investment advisory firm specializing in television, entertainment and media. Mr. Biondi has also served on the boards of over 15 public companies during his career. The Board believes Mr. Biondi possesses particular knowledge, expertise and perspective regarding the television, entertainment and media industries; corporate finance and strategic planning expertise; as well as expertise in board and committee best practices.

Kenneth A. Bronfin, 52, is President of Hearst Interactive Media (the interactive media division of diversified media company Hearst Corporation), serving in this role since 2002. Prior thereto, he was Deputy Group Head of Hearst Interactive Media since 1996. From 2002 until 2006, Mr. Bronfin served on the Board of iVillage Inc. Mr. Bronfin has been a director of the Company since 2008.

The Board has nominated Mr. Bronfin for election as a director because of his extensive experience in operational and executive roles in the media and digital services sectors. Mr. Bronfin’s experience includes serving in a number of executive positions where he was in charge of leading interactive media and digital businesses and where he oversaw new business ventures, strategic investments and acquisitions in the digital content and media sectors. Mr. Bronfin also has experience serving on a number of private and public company boards of directors. The Board believes Mr. Bronfin possesses particular knowledge, expertise and perspectives in the media and digital services businesses, including international media; advertising and marketing, and consumer trends in media and digital technology; as well as expertise in strategic planning and corporate finance.

John M. Connors Jr., 69, was a founding partner of Hill Holliday Connors Cosmopulos Inc., a full service marketing, advertising and communications company based in Boston, Massachusetts. He served as Chairman, CEO and President for many years before selling the company in 1998 to the Interpublic Group (IPG). He continued to serve as Chairman, CEO and President of the company following the sale until 2003 and as Chairman until 2006, and he currently serves as Chairman Emeritus. Mr. Connors is also a director of Covidien PLC. He has been a director of the Company since 2004.

The Board has nominated Mr. Connors for election as a director because of his more than 40 years of business experience, which includes co-founding and developing one of the top advertising and marketing communications firms in the United States and advising many of the top branded companies in the world. Mr. Connors has also served on the boards of dozens of entities, including public companies, private companies, hospitals and colleges. The Board believes that Mr. Connors possesses particular knowledge, expertise and perspectives regarding the marketing, advertising and communications fields; brand management, research and development; and expertise in board and committee best practices.

Michael W.O. Garrett, 69, served in a number of positions with Nestlé S.A. (international food and beverage company), most recently as Executive Vice President of Nestlé S.A. responsible for Asia, Africa, the Middle East and Oceania until 2005. He serves as a board member of the Nestlé Company in India and non-executive director on the boards of Gottex Fund Management Holdings Ltd., Prudential PLC, UK and the Bobst Group in Switzerland. Mr. Garrett has been a director of the Company since 2005.

The Board has nominated Mr. Garrett for election as a director because of his more than 40 years of experience with Nestlé S.A., which involved service in operating and executive positions of increasing responsibility, including management of large international operations and responsibility for developing and managing businesses in new and emerging markets in many global regions, including Asia Pacific, Africa and the Middle East. Mr. Garrett also has extensive experience serving on the boards of large multinational companies. The Board believes Mr. Garrett possesses particular knowledge, expertise and perspectives regarding international business operations and expansion, including operations in new and emerging markets; corporate finance and international operating and tax matters; organizational issues involving large, multinational consumer-focused companies; strategic planning expertise; and expertise in board and committee best practices.

Lisa Gersh, 53, is President and Chief Operating Officer of Martha Stewart Living Omnimedia, Inc. (integrated media and merchandising company), serving in this role since 2011. Prior threreto, she served as President, Strategic Initiatives at NBC News, an operating subsidiary of NBC Universal (media company) from 2007 until January 2011. Ms. Gersh also served as General Managing Director of the Weather Channel companies for NBC Universal from 2007 until 2009. Prior thereto, she was a co-founder and the President and Chief Operating Officer of Oxygen Media (media company) from 1998 until 2007, when it was acquired by NBC News. Ms. Gersh is a director of Martha Stewart Living Omnimedia, Inc. Ms. Gersh previously served on the board of directors of The Knot, Inc. (now XO Group Inc.) from 2005 until 2010. Ms. Gersh has been a director of the Company since 2010.

The Board has nominated Ms. Gersh for election as a director because of her extensive experience in the media and entertainment industries, which involve operating and executive positions with multiple leading media companies, including her current role as President and Chief Operating Officer of Martha Stewart Living Omnimedia and her role in leading NBC Universal’s acquisition of the Weather Channel companies as the executive in charge of the investment. The Board believes Ms. Gersh possesses particular knowledge, expertise and perspectives regarding the media and entertainment industries, including the cable television industry; marketing and branding expertise; and expertise in media trends and strategic planning.

Brian D. Goldner, 48, has served as the President and Chief Executive Officer of Hasbro, Inc. since 2008. Prior thereto, Mr. Goldner served as the Chief Operating Officer of Hasbro from 2006 to 2008 and as President, U.S. Toys Segment from 2003 to 2006. Prior to joining Hasbro in 2000, Mr. Goldner held a number of management positions in the family entertainment and advertising industries, including as Executive Vice

President and Chief Operating Officer of Bandai America, Worldwide Director in charge of the Los Angeles Office of J. Walter Thompson and as a Vice President and Account Director of Leo Burnett Advertising. Mr. Goldner serves on the Board of Molson Coors Brewing Company. Mr. Goldner has been a director of the Company since 2008.

The Board has nominated Mr. Goldner for election as a director because of his success in senior leadership roles at Hasbro, culminating in his appointment as the Company’s Chief Executive Officer in 2008, and his extensive experience and expertise in branded play entertainment industries and expertise in marketing and brand building. Mr. Goldner has led the Company’s transformation into a global branded play company and demonstrated the ability to drive our branded play strategy across an international organization. He was one of the key architects of the Company’s turnaround strategy in 2000, which focused on leveraging the Company’s core brands, reducing costs and lessening the Company’s reliance on its licensed business. During Mr. Goldner’s twelve years with Hasbro he has also been a key driver behind the Company’s use of immersive brand-driven entertainment experiences, including motion pictures and television based on the Company’s brands, to develop brand recognition and build the Company’s business. Mr. Goldner also led the Company’s significant expansion of its brands into digital gaming and lifestyle licensing. The Board believes Mr. Goldner possesses particular knowledge, expertise and perspectives regarding strategic and operational planning and execution in the global branded play entertainment industry, including building global brands and in delivering immersive branded play offerings; in global branded entertainment industry trends and challenges; and expertise in marketing and product and brand development and delivery in the entertainment and consumer products spaces.

Jack M. Greenberg, 69, has served as the Chairman of The Western Union Company (funds transfer company) since 2006 and the Chairman of InnerWorkings, Inc. (global provider of managed print and promotional solutions) since 2010. Prior thereto, Mr. Greenberg served as Chief Executive Officer of McDonald’s Corporation (restaurant franchiser) from August 1998 until his retirement in December 2002. He served as Chairman of the Board of McDonald’s Corporation from May 1999 until December 2002. Mr. Greenberg is a director of Allstate Corporation, InnerWorkings, Inc., Manpower, Inc. and The Western Union Company. Mr. Greenberg previously served on the board of directors of Abbott Laboratories from 2001 until 2007 and First Data Corporation from 2002 until 2006. Mr. Greenberg has been a director of the Company since 2003.

The Board has nominated Mr. Greenberg for election as a director because of his more than 40 years of business experience, including service as a partner and director of tax for an accounting firm, and his years of operating and executive experience with McDonald’s Corporation involving roles of increasing responsibility and business and financial oversight. Mr. Greenberg’s career with McDonald’s culminated in his service as chief financial officer, and then ultimately as chairman and chief executive officer of McDonald’s. Mr. Greenberg has also served on the boards of numerous public companies and philanthropic organizations. The Board believes Mr. Greenberg possesses particular knowledge, expertise and perspectives regarding financial reporting and accounting issues for large multinational corporations; corporate finance and tax expertise; executive management of a multinational company; expertise in operating and international issues for multinational corporations; strategic planning expertise; and expertise in board and committee best practices.

Alan G. Hassenfeld, 63, served as Chairman of the Board of Hasbro, Inc. from 1989 to 2008. Prior to May 2003, Mr. Hassenfeld served as Chairman of the Board and Chief Executive Officer of Hasbro since 1999. Prior thereto, he was Chairman of the Board, President and Chief Executive Officer of Hasbro since 1989. Mr. Hassenfeld serves on the Board of salesforce.com, inc. and Global Cornerstone Holdings Ltd. Mr. Hassenfeld is also chairman of the Governing Body of the International Council of Toy Industries CARE Process. Mr. Hassenfeld has been a director of the Company since 1978.

The Board has nominated Mr. Hassenfeld for election as a director because of his more than 40 years of experience in the toy, game and family entertainment industry, including his extensive service in senior leadership roles at Hasbro, culminating in his service as the Company’s Chairman of the Board and Chief Executive Officer. Throughout his career at Hasbro, Mr. Hassenfeld held a number of positions of increasing responsibility in marketing and sales for the Company’s domestic and international operations, including responsibilities overseeing global markets. He became Vice President of International Operations in 1972 and later served as Vice President of Marketing and Sales and then as Executive Vice President, prior to being named President of the Company in 1984 and President and Chief Executive Officer in 1989. The Board believes Mr. Hassenfeld possesses particular knowledge, expertise and perspectives regarding strategic and operational planning and execution in the toy, game and family entertainment industries; expertise in industry trends and challenges, global markets, and international business operations; and experience in the competitive and financial positioning of the Company and its business.

Tracy A. Leinbach, 52, served as the Executive Vice President and Chief Financial Officer for Ryder System, Inc. (global logistics and transportation and supply chain solutions provider) from 2003 until 2006. Prior thereto, Ms. Leinbach served as Executive Vice President, Fleet Management Solutions for Ryder since 2001. She is a director of Forward Air Corporation. Ms. Leinbach has been a director of the Company since 2008.

The Board has nominated Ms. Leinbach for election as a director because of her extensive business experience in auditing, accounting, corporate finance and global operations. Ms. Leinbach held a number of positions involving increasing global operating and global financial management, responsibility and oversight, as well as global supply chain management, with Ryder, spanning a career with Ryder of over 21 years. Her time with Ryder included service as controller and chief financial officer at many of Ryder’s subsidiaries and divisions. Ms. Leinbach’s career with Ryder culminated in her service as Executive Vice President and Chief Financial Officer. Prior to her career with Ryder, Ms. Leinbach worked for Price Waterhouse in public accounting and was a CPA. The Board believes Ms. Leinbach possesses particular knowledge, expertise and perspectives regarding financial reporting and accounting issues for large public companies; expertise in corporate finance; operations, sales and logistics; and in strategic planning and risk management; as well as expertise in issues regarding the management of a multinational corporation. The Board has determined that Ms. Leinbach qualifies as an Audit Committee Financial Expert due to her prior experience, including as the Chief Financial Officer of a public company (Ryder System, Inc.).

Edward M. Philip, 46, is the Managing General Partner, Highland Consumer Fund (consumer oriented private equity fund), serving in this role since 2006. Prior thereto, Mr. Philip served as President and Chief Executive Officer of Decision Matrix Group, Inc. (research and consulting firm) from May 2004 to November 2005. Prior thereto, he was Senior Vice President of Terra Networks, S.A. (global Internet company) from October 2000 to January 2004. In 1995, Mr. Philip joined Lycos, Inc. (an Internet service provider and search company) as one of its founding members. During his time with Lycos, Mr. Philip held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. Prior to joining Lycos, Mr. Philip spent time as the Vice President of Finance for the Walt Disney Company, and prior thereto Mr. Philip spent a number of years in investment banking. Mr. Philip has been a director of the Company since 2002.

The Board has nominated Mr. Philip for election as a director because of his more than 15 years of business experience, including many years of experience as both an operating executive and chief financial officer of a multinational corporation, and his experience in strategic, business and financial planning in consumer-based industries and in overseeing management teams of such companies. The Board believes Mr. Philip possesses particular knowledge, expertise and perspectives regarding financial reporting and accounting matters for large multinational public companies; corporate finance; internet industries and the use of the internet for building businesses; expertise in consumer trends and in the family entertainment industry; as well as expertise in the operation and management of a multinational corporation.

Alfred J. Verrecchia, 69, is the Chairman of the Board of Hasbro, Inc., where he has served in this role since 2008. Mr. Verrecchia served as President and Chief Executive Officer of Hasbro from 2003 to 2008. Prior thereto, he was President and Chief Operating Officer of Hasbro from 2001 to 2003. Mr. Verrecchia is a director of Iron Mountain Incorporated. Mr. Verrecchia previously served on the board of directors of CVS Caremark Corporation from 2004 to 2007 and of FGX International Holdings Limited from 2009 until 2010. Mr. Verrecchia has been a director of the Company since 1992.

The Board has nominated Mr. Verrecchia for election as a director because of his more than 40 years of experience in the toy, game and family entertainment industries, including successful service in a broad range of senior leadership roles at Hasbro, culminating in his service as the Company’s Chief Executive Officer from 2003 until 2008. Mr. Verrecchia started his career at Hasbro in 1965 in the Company’s finance department. During his career with the Company he took on roles of increasing financial and operating responsibility, serving eventually as Senior Vice President of Finance, then Chief Financial Officer, then Chief Operating Officer and ultimately as President and Chief Executive Officer. Mr. Verrecchia was a key architect of the Company’s turnaround strategy in 2000, which focused on leveraging the Company’s core brands, reducing costs and lessening the Company’s reliance on its licensed business. He has extensive experience in the operation of our business and the industries in which we compete. The Board believes Mr. Verrecchia possesses particular knowledge, expertise and perspectives regarding strategic and operational planning and execution in the toy, game and family entertainment industries; expertise in executive management; expertise in financial reporting, accounting and corporate finance; and expertise in the competitive and financial positioning of the Company and its business.

Mr. Goldner also serves as an officer and/or director of a number of the Company’s subsidiaries at the request and convenience of the Company.

Vote Required.    The affirmative vote of a majority of those shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the election of directors is required to elect each director nominee. As such, a withhold vote is effectively a vote against a director. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE THIRTEEN DIRECTOR NOMINEES NAMED ABOVE.

GOVERNANCE OF THE COMPANY

Code of Conduct

Hasbro has a Code of Conduct which is applicable to all of the Company’s officers, other employees and directors, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The Code of Conduct addresses such issues as conflicts of interest, protection of confidential Company information, financial integrity, compliance with laws, rules and regulations, insider trading and proper public disclosure. Compliance with the Code of Conduct is mandatory for all Company officers, other employees and directors. Any violation of the Code of Conduct can subject the person at issue to a range of sanctions, including dismissal.

The Code of Conduct is available on Hasbro’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.” Although the Company generally does not intend to provide waivers of, or amendments to, the Code of Conduct for its Chief Executive Officer, Chief Financial Officer, Controller, or any other officers, directors or employees, information concerning any waiver of, or amendment to, the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller, or any other executive officer or director of the Company, will be promptly disclosed on the Company’s website in the location where the Code of Conduct is posted.

Corporate Governance Principles

Hasbro has adopted a set of Corporate Governance Principles which address qualifications for members of the Board of Directors, director responsibilities, director access to management and independent advisors, director compensation and many other matters related to the governance of the Company. The Corporate Governance Principles are available on Hasbro’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.”

Director Independence

Hasbro’s Board has adopted Standards for Director Independence (the “Independence Standards”) in accordance with The NASDAQ Stock Market’s corporate governance listing standards. The Independence Standards specify criteria used by the Board in making determinations with respect to the independence of its members and include strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent auditor. The Independence Standards are available on Hasbro’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.” A copy of the Independence Standards is also attached as Appendix A to this proxy statement.

The Independence Standards restrict commercial relationships between directors and the Company and include the consideration of other relationships with the Company, including charitable relationships, in making independence determinations. Using the Independence Standards, the Board has determined that each of the following directors are independent and have no relationships which impact an independence determination under the Company’s Independence Standards: Basil L. Anderson, Alan R. Batkin, Frank J. Biondi, Jr., Kenneth A. Bronfin, John M. Connors, Jr., Michael W.O. Garrett, Lisa Gersh, Jack M. Greenberg, Alan G. Hassenfeld, Tracy A. Leinbach, Edward M. Philip and Alfred J. Verrecchia. Of the Company’s directors who were determined to be independent, there were five directors who had relationships which were considered by the Board in making the independence determinations. These relationships are discussed below.

Hasbro has commercial relationships (the purchase of products or services) with companies at which some of our directors serve as either an officer (Hearst Interactive Media) or outside director (Staples, Gottex Funds Management Holdings Ltd, Iron Mountain). In each case, (i) the relevant products or services were provided on terms and conditions determined on an arm’s-length basis and consistent with those provided by or to similarly situated suppliers or service providers, (ii) the relevant director did not initiate or negotiate the relevant transactions, each of which was in the ordinary course of business for both companies, (iii) the relevant director has no oversight over or influence on the transaction and does not impact the relationship of the parties, and (iv) the aggregate payments that the Company associated with such transactions for any fiscal year are well below the threshold set in the Company’s Independence Standards of 5% of the other company’s consolidated gross revenues.

Alan G. Hassenfeld was formerly an employee and Chief Executive Officer of the Company. However, Mr. Hassenfeld’s officer and employee relationship with the Company ended in December of 2005. Although Mr. Hassenfeld has a greater than 5% shareholding in the Company, which is detailed in the stock ownership tables in this proxy statement, that interest is only a minority interest in the total share ownership of the Company. The Board does not believe that the former employment relationship or equity interest impact Mr. Hassenfeld’s independence. Finally, the Company’s wholly-owned subsidiary, Hasbro Canada Corporation (“Hasbro Canada”), leases an office and warehouse facility from Central Toy Manufacturing Inc. (“CTM”), a real estate corporation which is 25% owned by the estate of Merrill Hassenfeld, a former Chief Executive Officer and director of the Company. Mr. Hassenfeld does not have a management role in CTM, and he does not administer or have a beneficial interest in the estate of Merrill Hassenfeld. The lease term is through January 31, 2016, and total rent paid by Hasbro Canada to CTM under the lease in 2011 was CDN $550,000. In management’s opinion, this lease is on terms at least as favorable as would otherwise presently be obtainable from unrelated parties. The Board considers the relationship involving the estate of Merrill Hassenfeld with CTM to be too attenuated and of such a small dollar value as to not impact Mr. Hassenfeld’s independence and exercise of independent judgment on behalf of the Company.

Alfred J. Verrecchia was formerly an employee and Chief Executive Officer of the Company. However, Mr. Verrecchia’s officer and employee relationship with the Company ended in December of 2008. The Board does not believe that the former employment relationship impacts Mr. Verrecchia’s independence.

The only member of the Company’s Board who was determined not to be independent was Brian D. Goldner, the Company’s current President and Chief Executive Officer.

Board Meetings and Director Attendance at the Annual Meeting

During 2011, the Board held eight meetings. All directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2011 and (ii) the meetings of any committees held during their tenure as members of such committees during 2011. Although the Company does not have a formal policy requiring attendance of directors at the annual meeting of shareholders, the expectation of the Company and the Board is that all directors will attend the annual meeting of shareholders unless conflicts prevent them from attending. All members of the Board who were members as of the 2011 Annual Meeting of Shareholders attended the 2011 Annual Meeting of Shareholders.

Board Leadership Structure

The Chairman of the Company’s Board is elected by the Board on an annual basis. Currently, the positions of Chairman of the Board and Chief Executive Officer of the Company are held by separate individuals, with Mr. Goldner serving as Chief Executive Officer and Mr. Verrecchia, the Company’s former Chief Executive Officer, serving as Chairman of the Board. The Board believes that at the current time this structure is best for the Company, as it allows Mr. Goldner to focus on the Company’s strategy, business and operations, while enabling Mr. Verrecchia to assist with Board matters and serve as a liaison between the Board and the Company’s senior management, headed by Mr. Goldner. This structure can also enable Mr. Goldner, Mr. Verrecchia, and the other members of the Board to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters. However, the Board does not believe that a formal policy separating the two positions is necessary or desirable and the two positions might be held by the same individual in the future if circumstances were to make combining the two roles desirable.

The Chairman of the Board provides leadership to the Board by, among other things, working with the Chief Executive Officer, the Presiding Director and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the

Board and its Committees, help promote Board succession planning and the recruitment and orientation of new directors, address issues of director performance, assist in consideration and Board adoption of the Company’s strategic plan and annual operating plans, and help promote senior management succession planning. In addition, the Chairman assists the Company’s Chief Executive Officer by advising on Board-related issues.

Even though the role of Chairman and Chief Executive Officer for the Company is currently held by different individuals, the Company also has a Presiding Director who serves as the Company’s lead independent director. The Board believes that the role of Presiding Director is a useful one in promoting good Board governance. The Presiding Director’s principal duties include developing the agenda for, and moderating, executive sessions of the Board’s non-management directors, acting as the principal liaison between the non-management directors and the Chief Executive Officer and Chairman on issues that arise at the executive sessions or otherwise, serving as a conduit for third parties to contact the non-management directors as a group, and providing feedback with regard to proposed agendas for Board meetings.

Presiding Non-Management Director and Communicating with the Board

Executive sessions of the non-management members of the Company’s Board are presided over by the presiding director (the “Presiding Director”). Tracy Leinbach currently serves as the Presiding Director, a position which is typically rotated among the Chairs of the Audit, Compensation, Finance and Nominating, Governance and Social Responsibility Committees. It is currently planned that Ms. Leinbach will be re-appointed Presiding Director at the Board’s meeting on May 17, 2012. Interested parties may contact the Presiding Director with respect to governance matters by sending correspondence to c/o Presiding Director, Hasbro, Inc., P.O. Box 495, Pawtucket, Rhode Island 02862. Persons may also contact the Board as a whole with respect to governance matters through the Presiding Director in the manner set forth in the preceding sentence.

Board Committees

Audit Committee.    The Audit Committee of the Board, which currently consists of Tracy A. Leinbach (Chair), Basil L. Anderson, Alan R. Batkin and Michael W.O. Garret, held twelve meetings in 2011. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor and assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, the financial reports provided by the Company, the Company’s systems of internal accounting and financial controls, and the quarterly review and annual independent audit of the Company’s financial statements. The current Audit Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Committee Charters.”

The Board has determined that each member of the Audit Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards. The Board has determined that two of the four current Audit Committee members (Basil L. Anderson and Tracy A. Leinbach) qualify as Audit Committee Financial Experts, as such term is defined in the rules and regulations promulgated by the United States Securities and Exchange Commission.

The Board does not have a policy setting rigid limits on the number of audit committees on which a member of the Company’s Audit Committee can serve. Instead, in cases where an Audit Committee member serves on more than three public company audit committees, the Board evaluates whether such simultaneous service would impair the service of such member on the Company’s Audit Committee.

Compensation Committee.    The Compensation Committee of the Board, which currently consists of John M. Connors, Jr. (Chair), Frank J. Biondi, Jr., Kenneth A. Bronfin and Edward M. Philip, held five meetings in 2011. The Compensation Committee is responsible for establishing and overseeing the compensation and benefits for the Company’s senior management, including all of the Company’s executive officers, is authorized to make grants and awards under the Company’s employee stock equity plans and shares responsibility for evaluation of the Company’s Chief Executive Officer with the Nominating, Governance and Social Responsibility Committee.

The current Compensation Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Committee Charters.” The Board has determined that each member of the Compensation Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards. For a further description and discussion concerning the Compensation Committee, including its composition and its processes and procedures for determining the compensation of the Company’s executive officers, please see the Compensation Committee Report on page 21 of this proxy statement, and the Compensation Discussion and Analysis which begins immediately thereafter.

As is discussed in more detail beginning on page 28 of this proxy statement, in reviewing the proposed fiscal 2011 compensation and retention program for the Company’s executive officers at the beginning of 2011, the Compensation Committee received input and recommendations from Compensation Advisory Partners (“CAP”) who served as an outside compensation consultant for the Compensation Committee. For its work with respect to advising on the 2011 compensation program, CAP was retained by, and reported directly to, the members of the Committee. CAP advised the Committee with respect to the Committee’s review of the Company’s 2011 executive compensation programs and provided additional information as to whether the Company’s proposed 2011 executive compensation programs were competitive, fair to the Company and the executives, reflected appropriate pay for performance, provided appropriate retention to executives, and were effective in promoting the performance of the Company’s executives and achievement of the Company’s business and financial goals. CAP did not perform any other work for the Company in 2011 and in order to maintain CAP’s independence the Committee has established a policy that CAP will not provide any services directly to the Company and will only provide services directly to the Committee. CAP does not have any relationship with the Company which the Committee’s believes in any way adversely impacts CAP’s independence.

In addition to the work performed by CAP directly for the Committee with respect to the 2011 compensation program, Towers Watson & Co. (“Towers Watson”) was retained by the Company’s Human Resources and Corporate Compensation Departments to perform analysis on the Company’s proposed compensation and retention programs, including with respect to their fairness to the Company and the executives, retention value, effectiveness in promoting and rewarding performance and achievement of the Company’s goals and competitiveness with comparable companies. The services provided by Towers Watson to the Company are discussed in more detail beginning on page 29 of this proxy statement.

Executive Committee.    The Executive Committee of the Board, which currently consists of Alan G. Hassenfeld (Chair), Kenneth A. Bronfin, John M. Connors, Jr., Brian D. Goldner, Jack M. Greenberg, Tracy A. Leinbach and Alfred J. Verrecchia, did not meet in 2011. The Executive Committee acts on such matters as are specifically assigned to it from time to time by the Board and is vested with all of the powers that are held by the Board, except that by law the Executive Committee may not exercise any power of the Board relating to the adoption of amendments to the Company’s Articles of Incorporation or By-laws, adoption of a plan of merger or consolidation, the sale, lease or exchange of all or substantially all the property or assets of the Company or the voluntary dissolution of the Company. The current Executive Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Committee Charters.”

Finance Committee.    The Finance Committee of the Board, which currently consists of Kenneth A. Bronfin (Chair), Alan R. Batkin, Michael W.O. Garrett, Lisa Gersh, Jack M. Greenberg, Alan G. Hassenfeld and Tracy A. Leinbach, met three times in 2011. The Finance Committee assists the Board in overseeing the Company’s annual and long-term financial plans, capital structure, use of funds, investments, financial and risk management and proposed significant transactions. The current Finance Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Committee Charters.” The Board has determined that each member of the Finance Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards.

Nominating, Governance and Social Responsibility Committee.    The Nominating, Governance and Social Responsibility Committee of the Board (the “Nominating Committee”), which currently consists of Jack M. Greenberg (Chair), Basil L. Anderson, Frank J. Biondi, Jr., John M. Connors, Jr., Lisa Gersh and Edward M. Philip, met five times in 2011. The Nominating Committee identifies and evaluates individuals qualified to become Board members and makes recommendations to the full Board for possible additions to the Board and on the director nominees for election at the Company’s annual meeting. The Nominating Committee also oversees and makes recommendations regarding the governance of the Board and the committees thereof, including the Company’s governance principles, Board and Board committee evaluations and the Chair of the Nominating Committee shares with the Compensation Committee responsibility for evaluation of the Chief Executive Officer.

In addition, the Nominating Committee periodically reviews, and makes recommendations to the full Board with respect to, the compensation paid to non-employee directors for their service on the Company’s Board, including the structure and elements of non-employee director compensation. In structuring the Company’s director compensation, the Nominating Committee seeks to attract and retain talented directors who will contribute significantly to the Company, fairly compensate directors for their work on behalf of the Company and align the interests of directors with those of stockholders. As part of its review of director compensation, the Nominating Committee reviews external director compensation market studies to assure that director compensation is set at reasonable levels which are commensurate with those prevailing at other similar companies and that the structure of the Company’s non-employee director compensation programs is effective in attracting and retaining highly qualified directors. In 2006, the Company adopted director stock ownership guidelines which require that a director may not sell any shares of the Company’s Common Stock, including shares acquired as part of the yearly equity grant, until the director holds shares of common stock with a value equal to at least five times the current non-employee directors’ annual retainer (currently requiring holdings with a value of $425,000). Please see the Compensation of Directors section beginning on page 68 of this proxy statement for a full discussion of the Company’s compensation of its directors.

Further, the Nominating Committee oversees the Company’s codes of business conduct and ethics, and analyzes issues of social responsibility and related corporate conduct, including sustainability, philanthropy and transparency. The current Nominating, Governance and Social Responsibility Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Committee Charters.” The Board has determined that each member of the Nominating Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards.

In making its nominations for election to the Board the Nominating Committee seeks candidates who meet the current challenges and needs of the Board. As part of this process the Committee considers a number of factors, including, among others, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other board experience, and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. The Company does not have a formal policy for considering diversity in identifying and recommending nominees for election to the Board, but the Nominating Committee considers diversity of viewpoint, experience, education, skill, background and other qualities in its overall consideration of nominees qualified for election to the Board. The Nominating Committee will consider and evaluate nominees recommended by shareholders for election to the Board on the same basis as candidates from other sources if such nominations are made in accordance with the process set forth in the following pages under “Shareholder Proposals and Director Nominations.” The Nominating Committee uses multiple sources for identifying and evaluating nominees for director, including referrals from current directors, recommendations by shareholders and input from third-party executive search firms.

As of December 8, 2011 (the date that is 120 calendar days before the first anniversary of the release date of the proxy statement for the Company’s last Annual Meeting of Shareholders) the Nominating Committee had not received a recommended nominee for election to the Board in 2012 from an individual shareholder, or group of shareholders, who beneficially owned more than 5% of the Company’s Common Stock.

Role of the Board in Risk Oversight

The Board of Directors is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, the efforts of the various committees of the Board are instrumental in this process. Each committee, generally through its Chair, then regularly reports back to the full Board on the conduct of the committee’s functions. The Board, as well as the individual Board committees, also regularly speak directly with key officers and employees of the Company involved in risk assessment and risk management. Set forth below is a description of the role of the various Board committees, and the full Board, in risk oversight for the Company.

The Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’s compliance with legal and regulatory requirements.

The Finance Committee of the Board reviews and discusses with management the Company’s financial risk management activities and strategies, including with respect to foreign currency, credit risk, interest rate exposure, and the use of hedging and other techniques to manage these risks. As part of its review of the operating budget and strategic plan the Finance Committee also reviews major business risks to the Company and the Company’s efforts to manage those risks.

The Compensation Committee oversees the compensation programs for the Company’s executive officers. As part of that process the Compensation Committee ensures that the performance goals and metrics being used in the Company’s compensation plans and arrangements align the interests of executives with those of the Company and its shareholders and maximize executive and Company performance, while not creating incentives on the part of executives to take excessive or inappropriate risks.

The Nominating, Governance and Social Responsibility Committee has oversight over the Company’s governance policies and structures, management and director succession planning, corporate social responsibility, and issues related to health, safety and the environment, as well as risks and efforts to manage risks to the Company in those areas.

The full Board then regularly reviews the efforts of each of its committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks.

Additional Availability of Corporate Governance Materials

In addition to being accessible on the Company’s website, copies of the Company’s Code of Conduct, Corporate Governance Principles and the charters of the five committees of the Board of Directors are all available free of charge to any shareholder upon request to the Company’s Chief Legal Officer and Corporate Secretary, c/o Hasbro, Inc., 1011 Newport Avenue, P.O. Box 1059, Pawtucket, Rhode Island 02862.

Shareholder Proposals and Director Nominations

General Shareholder Proposals

Any proposal which a shareholder of the Company wishes to have considered for inclusion in the proxy statement and proxy relating to the Company’s 2013 Annual Meeting of Shareholders must be received by the Secretary of the Company at the Company’s executive offices no later than December 5, 2012 (the date that is

120 calendar days before the anniversary of the release date of the proxy statement relating to the 2012 Annual Meeting of Shareholders). The address of the Company’s executive offices is 1011 Newport Avenue, Pawtucket, Rhode Island 02862. Such proposals must also comply with the other requirements of the rules of the United States Securities and Exchange Commission relating to shareholder proposals.

With the exception of the submission of director nominations for consideration by the Nominating Committee, which must be submitted to the Company in the manner described below, any new business proposed by any shareholder to be taken up at the 2013 Annual Meeting, but not included in the proxy statement or proxy relating to that meeting, must be stated in writing and filed with the Secretary of the Company no later than 150 days prior to the date of the 2013 Annual Meeting. Except for shareholder proposals made pursuant to the preceding paragraph, the Company will retain discretion to vote proxies at the 2013 Annual Meeting with respect to proposals received prior to the date that is 150 days before the date of such meeting, provided (i) the Company includes in its 2013 Annual Meeting proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement.

Director Nominations

The Company’s By-laws provide that shareholders may themselves nominate directors for consideration at an annual meeting provided they give written notice to the Secretary of the Company, such notice must be received at the principal executive office of the Company not less than 60 days nor more than 90 days prior to the one-year anniversary date of the immediately preceding annual meeting of shareholders and provide specified information regarding the proposed nominee and each shareholder proposing such nomination. Nominations made by shareholders in this manner are eligible to be presented by the shareholder to the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company.

To be considered by the Nominating Committee, director nominations must be submitted to the Chief Legal Officer and Corporate Secretary of the Company at the Company’s executive offices, 1011 Newport Avenue, Pawtucket, Rhode Island 02862 at least 120 days prior to the one-year anniversary of the release to the Company’s shareholders of the proxy statement for the preceding year’s annual meeting. As such, director nominations to be considered for the Company’s 2013 Annual Meeting of Shareholders must be submitted no later than December 5, 2012. The Nominating Committee is only required to consider recommendations made by shareholders, or groups of shareholders, that have beneficially owned at least 1% of the Company’s Common Stock for at least one year prior to the date the shareholder(s) submit such candidate to the Nominating Committee and who undertake to continue to hold at least 1% of the Company’s Common Stock through the date of the next annual meeting. In addition, a nominating shareholder(s) may only submit one candidate to the Nominating Committee for consideration.

Submissions to the Nominating Committee should include (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) confirmation that the candidate is independent under the Company’s Independence Standards and the rules of The NASDAQ Stock Market, or if the candidate is not independent under all such criteria, a description of the reasons why the candidate is not independent; and (b) as to the shareholder(s) giving the notice (i) the name and record address of such shareholder(s) and each participant in any group of which such shareholder is a member, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder(s) and each participant in any group of which such shareholder is a member, (iii) if the nominating shareholder is not a record holder of the shares of capital stock of the Company, evidence of ownership as provided in Rule 14a-8(b)(2) under the Exchange Act, (iv) a description of all arrangements or understandings between such shareholder(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder(s), and (v) any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Nominating Committee may require that any proposed nominee for election to the Board furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The written notice from the nominating shareholder specifying a candidate to be considered as a nominee for election as a director must be accompanied by a written consent of each proposed nominee for director. In this written consent the nominee must consent to (i) being named as a nominee for director, (ii) serve as a director and represent all shareholders of the Company in accordance with applicable laws and the Company’s Articles of Incorporation, By-laws and other policies if such nominee is elected, (iii) comply with all rules, policies or requirements generally applicable to non-employee directors of the Company, and (iv) complete and sign customary information requests upon the request of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has a policy that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or nominee for election as a director, must be reviewed and approved or ratified by the Company’s full Board, excluding any director interested in such transaction. All other related person transactions which would require disclosure under Item 404(a), including, without limitation, those involving executive officers of the Company, must be reviewed and approved or ratified by either the Company’s full Board or a committee of the Board which has been delegated with such duty. Any such related person transactions will only be approved or ratified if the Board, or the applicable committee of the Board, determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest which would be detrimental to the Company. This policy is contained in Section 20, entitled “Code of Conduct; Conflicts of Interest” of the Company’s Corporate Governance Principles.

Michael Verrecchia, son of Alfred J. Verrecchia, is employed by the Company as a Director, Entertainment and Content Manager. For fiscal 2011, Michael Verrecchia was paid an aggregate salary and bonus of $145,477.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Compensation Committee” or the “Committee”) of the Company’s Board of Directors is responsible for establishing and overseeing the compensation programs for the Company’s senior management, including all of the Company’s executive officers, and is authorized to make grants and awards under the Company’s employee stock equity plans. The Committee operates under a written charter, which has been established by the Company’s Board. The current Committee charter is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.”

The Committee is composed solely of persons who are both “Non-Employee Directors,” as defined in Rule 16b-3 of the rules and regulations of the United States Securities and Exchange Commission, and “outside directors,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has determined that each member of the Committee is independent under the Company’s Independence Standards and the requirements of The NASDAQ Stock Market’s corporate governance listing standards. The exercise of independent judgment in furtherance of the interests of the Company and its shareholders is a cornerstone of the Committee’s actions.

The following section of this proxy statement, entitled “Compensation Discussion and Analysis”, contains detailed discussion regarding the philosophy, policies, processes and compensation structures utilized by the Committee in establishing the compensation programs for the Company’s executive officers and in assuring that the Company’s compensation programs attract and retain top executive talent, align the interests of the executive team with those of the Company’s shareholders, create a powerful alignment between pay and performance and maximize the business results of the Company.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report.

Based on its review and discussions with management, the Committee recommended to the Company’s full Board and the Board has approved the inclusion of the Compensation Discussion and Analysis in this proxy statement for the Meeting and, by incorporation by reference, in the Company’s Annual Report on Form 10-K for the year ended December 25, 2011.

Report issued by John M. Connors, Jr. (Chair), Frank J. Biondi, Jr., Kenneth A. Bronfin and Edward M. Philip as the members of the Compensation Committee as of the 2011 fiscal year end.

COMPENSATION DISCUSSION AND ANALYSIS

2011 Company Performance

In 2011 we continued our evolution into a global branded play company and we delivered strong performances against many of our strategic objectives. Included in the Company’s achievements in 2011 were:

•	We delivered the 11th consecutive year of growth in earnings per share, with our full-year 2011 earnings per diluted share increasing 3% to $2.82 per share;

•	We grew our full-year 2011 global net revenues by 7% to $4.29 billion, the highest global net revenues in our Company’s history;

•

We grew our full-year 2011 International Segment net revenues 19%, or 16% without the benefit of the positive foreign exchange impact, with continued strong revenue growth and improving profitability in both emerging and established international markets;

•	As part of our strong International growth in 2011 our European revenues increased 19%, Latin America & Mexico revenues increased 19%, and in our Asia Pacific business revenues increased 24%;

•	We returned $577 million to you, our shareholders, in the form of $154 million in dividends and the repurchase of 10.5 million shares of our stock at an aggregate cost of $423 million;

•

Our boys category net revenues increased 35%, driven by product sales related to the very successful launch of the third major TRANSFORMERS motion picture, TRANSFORMERS: DARK OF THE MOON, as well as the tremendous success of brands like BEYBLADE and NERF;

•	Our Preschool category net revenues grew 4%, driven by the first full year of our relationship with Sesame Workshop under which we offer SESAME STREET branded products;

•	Our Entertainment and Licensing segment net revenues grew 19%, to $162.2 million;

•	On October 10, 2011 we celebrated the one-year anniversary of our launch of The HUB, our joint venture U.S. children’s cable television network with Discovery Communications;

•	The HUB has posted ratings growth in the United States in each quarter since its launch; and

•	We established international distribution arrangements providing that television programming based on our brands and produced by Hasbro Studios will air in over 140 countries in 2012.

We believe that our ongoing efforts in 2011 to continue our international expansion and to drive all aspects of our brand blueprint, through the offering of innovative toys and games, immersive entertainment experiences, digital gaming and lifestyle licensing products, made significant progress in positioning our Company for long-term success.

However, when we look at our 2011 performance and the results we delivered to you, our shareholders, there were three significant areas where we underperformed against our financial plans and we did not meet our expectations.

First, our U.S. and Canada segment net revenues declined approximately 2%, from $2.3 billion in 2010 to $2.25 billion in 2011. Although this decline was consistent with our industry’s overall decline in the U.S. market in 2011, our performance in 2011 in the U.S. and Canada segment fell below our financial plan and our internal expectations. We have taken significant steps to improve the performance of this segment going forward, including by appointing new management and adopting a more consumer-focused strategy for going to market, one that is more consistent with the strategy we have been successfully applying in our international segment markets.

Second, our gaming business underperformed our expectations in 2011 as we experienced a 10% decline in worldwide Games & Puzzles category net revenues. We have taken significant steps to stabilize the performance of our gaming business in 2012 and position it for growth in 2013 and beyond. These steps include appointing a new management team and establishing a Gaming Center of Excellence in Providence, Rhode Island, as well as implementing a comprehensive plan to drive the gaming business, including through efforts to lead product innovation in this category, focus our marketing and development efforts on our key gaming megabrands, and drive our brands in digital gaming and in the successful marriage of digital and analog play.

Finally, after delivering tremendous growth in total shareholder return to you, our shareholders, through the end of 2010, in the form of both stock price appreciation and increasing quarterly dividends, in 2011 our stock price experienced a significant decline. However, even with the decline in our stock price in 2011, looking at the five-year period ending on the last day of our 2011 fiscal year, our total shareholder return over that period was 35%, as reflected in the stock performance graph included in our 2011 Annual Report. Over the same five-year period the total shareholder return for the Russell 1000 Consumer Discretionary Index was 14% and the S&P 500 Index declined 1%. We do not believe that our stock price performance in 2011 is indicative of the strength of our business, our successful steps in implementing our branded play strategy and our ongoing efforts to improve the long-term financial prospects for our Company. We remain committed to our long-term strategy and we believe strongly in the future prospects for our Company.

Consistent with our commitment to align compensation with Company performance and total shareholder return, the total cash compensation for our executive officers in 2011 was significantly lower than in 2010, and the current value of the equity awards held by our executive officers has declined significantly as a result of the stock price decline in 2010.

Key Actions in Fiscal 2011

At our May 2011 Annual Meeting the Company’s shareholders were presented with an advisory vote asking them to approve the Company’s 2010 compensation program for its Named Executive Officers. The 2010 compensation program was overwhelmingly approved by shareholders at the 2011 Annual Meeting, with 94.2% of the shares voted on the proposal voting in favor of approval. The results of this vote showed strong shareholder support for our executive compensation programs. The Committee carefully considers the outcome of shareholder votes on the Company’s executive compensation programs in reviewing and establishing future programs and in determining whether changes should be made to our compensation programs.

For 2011 the Compensation Committee and the Company took key steps to maintain the strong linkage between pay and performance in the Company’s compensation programs and to continue to use the compensation programs to drive the Company’s future performance.

First, early in the year the Compensation Committee set challenging net revenue, operating margin and free cash flow performance metrics for the year under the cash management incentive plans. Those metrics were based on the 2011 operating plan and budget approved by the Board of Directors at the beginning of 2011 and are discussed in detail beginning on page 34 of this proxy statement. As a result of the Company’s weighted achievement of only 68% of these corporate performance targets for 2011, the payouts under the cash management incentive plans for 2011 were significantly reduced from the payouts achieved for 2010.

Second, as part of its annual equity compensation programs the Committee granted contingent stock performance awards in February 2011 with challenging three-year net revenue and earnings per share targets which must be met for executives to earn shares under the awards, and the Committee granted stock options in February 2011 under which the executives will only realize value if the Company’s share price appreciates from the fair market value on the date of grant. The three-year performance targets for our contingent stock performance awards are based on the three-year strategic plan approved by our Board of Directors.

Third, in July of 2011 the Committee granted restricted stock unit awards, also designed to provide long-term retention, to a number of key executives, including Ms. Thomas, Mr. Billing and Mr. Frascotti. These restricted stock unit awards provide for five-year cliff vesting, such that the executive must remain employed with the Company through the fifth anniversary of the date of grant, to receive shares. Earlier pro-rata vesting is provided only in the case of death, disability, or retirement at age 65. The restricted stock unit awards do not pay dividends during the vesting period. The Committee granted the restricted stock unit awards to Ms. Thomas, Mr. Billing and Mr. Frascotti in recognition of the key role being played by these executives in the success of the Company and to help retain these executives in the employ of the Company during the five-year vesting periods.

Finally, on May 19, 2011 the Board of Directors adopted the Hasbro, Inc. Change in Control Severance Plan for Designated Senior Executives (the “Plan”). Participants in the Plan include Ms. Thomas, Mr. Billing and Mr. Frascotti. Mr. Goldner and Mr. Hargreaves do not participate in the Plan as they are subject to pre-existing agreements with Company which cover a change in control. Under the Plan, if a Change in Control (as defined in the Plan) occurs and the covered executive’s employment is terminated by the Company without Cause (as defined in the Plan) or the covered executive resigns from the Company with Good Reason (as defined in the Plan) in the 24 month period following the Change in Control, the covered executive will be entitled to the following payments and benefits:

•

two times (i) the sum of the covered executive’s annual base salary in effect on the date of termination (or, if higher, immediately preceding the Change in Control), and (ii) the percentage of earned salary which constitutes the target bonus for the covered executive assuming target Company performance under the applicable annual management incentive plan in place at the time of termination, plus

•

payment by the Company of the employer and employee premiums for continued health coverage for the covered executive and his/her covered dependents for the shorter of 12 months following cessation of employment and the period for which the individuals are eligible for and elect such coverage.

•	The Plan does not provide for any tax gross-ups and does not provide benefits to the executive unless their employment with the Company is terminated.

The annual base salary and target bonus payouts under the Plan will be reduced by an amount equal to the total of severance payments to which the covered executive is entitled to receive or will receive under any other severance plan, policy or individual agreement applicable to the covered executive’s employment termination. The severance payments and benefits above are subject to the covered executive complying with a non-competition covenant, which is effective while the covered executive is employed by the Company and for a period of 18 months after the covered executive’s employment ends, regardless of the reason for the termination of employment.

Prior to adoption of the Plan, Ms. Thomas, Mr. Billing and Mr. Frascotti were not covered by any arrangement designed to retain their critical services to the Company in the event of a Change in Control. The Committee and the Board moved to address this issue and protect the Company from a potential loss of the services of these executives in the event of a Change in Control, a time when significant challenge and disruption to the Company’s business would make those services even more important to the Company and its shareholders.

With the exception of the (i) fact that there were no supplemental equity retention grants made to Mr. Goldner in 2011, whereas the Company had made such grants in 2010, and (ii) adoption of the Plan, the Company’s compensation program for executive officers for fiscal 2011 was not changed significantly from the program in place for fiscal 2010.

Alignment Between Pay and Performance

The vast majority of the total compensation opportunity for our executive officers is performance based. The chart on page 32 of this discussion shows the exact portion of the total compensation package for each of our Named Executive Officers in 2011 which was variable and tied to our performance in achieving our financial objectives and/or to the total return experienced by you, our shareholders. Given the predominance of variable, performance-based compensation in the total executive compensation package, if we do not meet our financial objectives, and if we do not deliver share price appreciation to you, our shareholders, our executives’ realized and realizable compensation falls dramatically. This manifests itself through both reductions in the payouts under our cash management incentive awards and in a reduction in the realizable compensation from awards under our equity plans.

In 2011 we achieved a weighted payout of 68% of our corporate performance targets under our cash management incentive plans. This compared to a weighted payout of 92% of our corporate performance targets for 2010. As a result, the management incentive plan awards earned by each of our Named Executive Officers for 2011, which were paid in early 2012, declined significantly from those awards earned for fiscal 2010. The following table shows the management incentive awards earned by our Named Executive Officers for each of 2010 and 2011, as well as the percentage decline in the award earned from 2010 to 2011.

Name and Principal Position	2010 Management Incentive Award Earned	2011 Management Incentive Award Earned	Percentage Decline in Award from 2010 to 2011
Brian Goldner President and Chief Executive Officer	$2,600,000	$1,500,000	42%
David D.R. Hargreaves Chief Operating Officer	$1,600,000	$ 750,000	53%
Deborah Thomas Senior Vice President and Chief Financial Officer	$ 310,000	$ 245,000	21%
Duncan Billing Global Chief Development Officer	$ 335,000	$ 260,000	22%
John Frascotti Global Chief Marketing Officer	$ 335,000	$ 260,000	22%

In addition, under our equity compensation plans half of the target annual equity award opportunity for executive officers (which excludes restricted stock unit retention grants made to select officers) is granted in the form of contingent stock performance awards. These performance contingent awards provide the recipient with the ability to earn shares of our stock based upon the Company’s achievement of designated earnings per share and net revenues targets over the specified three-year performance periods tied to each award. The performance shares which were earned by executives in February 2012 had been granted in February 2009 and had a three-year performance period that ended in December 2011. Because the Company achieved such strong financial results in fiscal 2009 and 2010, the total performance over the three-year performance period ended December 2011 equated to a 105% payout against target for the February 2009 performance shares, notwithstanding that the Company’s performance was below target against certain of its financial metrics in 2011.

However, for the contingent stock performance awards granted in early 2010 and early 2011, the below target Company performance in fiscal 2011 means the recipients of those awards will not receive any shares under these awards unless the Company’s performance in the remaining portion of the respective performance periods can compensate enough for the below target performance in 2011 to achieve at least a threshold payout performance under the awards. The contingent stock performance awards for which future payout is at risk given the Company’s 2011 performance include the additional retention grants made to Mr. Goldner in 2010 in connection with extension of his employment agreement.

The other half of our target annual equity compensation grants to executive officers are made in the form of stock options, which are granted with exercise prices equal to the fair market value of our stock on the date of grant, vest in equal annual installments over three years, and have seven-year terms. The realization of value from such options depends entirely on increases in our stock price from the date of grant of such options to the date of exercise by an executive. As a result of our stock price decline in 2011, all of the options granted to our executive officers in 2011 (which are reflected at Black-Scholes grant date values in the Summary Compensation Table that follows this report) currently have exercise prices well in excess of our current share price. As a result, notwithstanding the theoretical grant date values for these awards, the executives will not realize any actual value from these awards unless the price of our stock appreciates significantly in the future.

Finally, certain executive officers are selected for special restricted stock unit retention awards based on their roles and performance. These restricted stock unit grants are in addition to the target annual equity awards discussed above. Each of Ms. Thomas, Mr. Billing and Mr. Frascotti received such an award in 2011, and these awards are reflected at a computed grant date value in the Summary Compensation Table and in the Grants of Plan Based Awards table which follow this report. The restricted stock units cliff vest on the fifth anniversary of the date of grant, subject to the recipient’s continued employment with the Company through that date. The value of any such awards actually realized by the recipients will be based on their employment through the vesting date and the value of our stock on the vesting date.

Difference Between Reported Compensation and Realized Compensation

As a result of the fact that we are required to reflect, in the compensation tables that follow this Compensation Discussion and Analysis, the value of equity awards and changes in pension values and nonqualified deferred compensation earnings for our Named Executive Officers at values which are impacted by accounting and actuarial assumptions, there can be a significant disconnect between what is reported for a given year in such tables as compensation to an executive officer, and the value of what the executive actually realizes as compensation in that year or over time. Realized compensation is not a substitute for reported compensation in evaluating our executive compensation programs, but we believe understanding realized compensation is important in understanding the impact of the performance components and stock price appreciation components of an award on the value of what an executive ultimately realizes and the value of what an executive ultimately receives.

The following table shows the total realized compensation for the Named Executive Officers for each of 2011, 2010 and 2009. The amounts shown as total realized compensation in the table for each year reflect the following:

The “Total” compensation amount for that year, as that Total is reported in the Summary Compensation Table appearing on page 43 of this proxy statement, with the following adjustments,

subtract the grant date values of stock awards and options awards during the year, as such amounts are reflected in the Stock Awards and Option Awards columns in the Summary Compensation Table for the applicable year, add the value realized on the date of exercise from any actual option exercises by the executive in such year, as such amounts are reflected in the Option Exercises and Stock Vested table for the proxy statement covering that year, add the value of any stock awards which were earned by the executive in such year or which vested in such year, at the value such stock had on the date of vesting or the date it was earned, as such amounts are reflected in the Option Exercises and Stock Vested table for the proxy statement covering that year, and subtract the year over year change in pension value and nonqualified deferred compensation earnings, as such amounts are reflected in the Summary Compensation Table for that year under the heading Change in Pension Value and NQDC Earnings.

Name and Principal Position	Year	Total Reported Compensation in Summary Compensation Table	Total Realized Compensation		Total Realized Compensation as a Percentage of Total Reported Compensation
Brian Goldner President and Chief Executive Officer	2011 2010 2009	$ 7,552,582 23,153,471 7,887,902	4,694,232 9,016,895 5,738,591	(1)	62% 39% 73%
David D.R. Hargreaves Chief Operating Officer	2011 2010 2009	4,700,615 5,847,233 4,823,029	2,750,350 6,592,940 3,078,675		59% 113% 64%
Deborah Thomas Senior Vice President and Chief Financial Officer	2011 2010 2009	1,769,212 1,872,447 1,221,433	1,139,211 2,279,588 1,044,720		64% 122% 86%
Duncan Billing Global Chief Development Officer	2011 2010 2009	1,877,969 2,020,593 1,664,500	1,464,041 2,890,560 1,255,352		78% 143% 75%
John Frascotti Global Chief Marketing Officer	2011 2010 2009	1,761,904 1,889,915 1,578,315	1,458,290 1,804,318 988,120		83% 95% 63%

(1)	An equity award, such as the restricted stock unit award which vested for Mr. Goldner in May 2011, but which has a forced deferral feature such that Mr. Goldner will not receive any actual shares under the award until he leaves the employment of the company, is not included in total realized compensation until the year in which the executive actually receives shares under the award.

2011 Compensation Philosophy and Objectives

The Company is a worldwide leader in children’s and family leisure time products and services, with a broad portfolio of brands and entertainment properties. As a branded play, consumer-focused global company, Hasbro applies its brand blueprint to all of its operations. The brand blueprint revolves around the objective of continuously re-imagining, re-inventing and re-igniting our existing brands, and imagining, inventing and igniting new brands, through a wide range of innovative toys and games, immersive entertainment offerings, including television programming and motion pictures, and lifestyle licensed products, ranging from traditional to high-tech and digital.

In the last several years the Company has also expanded awareness and enjoyment of its brands by offering an increasing array of immersive entertainment experiences, including television programming and motion pictures. As part of this strategy, in 2009 the Company purchased a 50% interest in a joint venture with Discovery Communications, Inc. (“Discovery”). This joint venture operates The HUB, a rebranded U.S. children’s cable television network which was launched on October 10th, 2010, and which offers high-quality children’s and family entertainment and educational programming. In conjunction with its investment in this joint venture, the Company developed a wholly-owned television production studio, Hasbro Studios, which oversees the development of television programming based on the Company’s brands. This programming is intended to appear on The HUB in the United States, as well as on other networks internationally. In 2012, television programming based on the Company’s brands and produced by Hasbro Studios will be airing in over 140 countries globally.

As the Company has developed into a global branded play company, as opposed to a traditional toy and game company, the companies with which Hasbro competes for executive talent have broadened considerably and the skills and expertise required of Hasbro’s executives have greatly increased. As a result, the Company now competes with a broad range of consumer products, entertainment and general industry companies in the hiring and retention of employees and executives. In the branded family entertainment and consumer products markets where the Company competes for talent, base compensation, variable incentive cash compensation, equity compensation and employee benefits are all significant components of a competitive and effective overall executive compensation and retention package.

The Company utilizes two overarching principles in structuring its executive compensation and retention program.

First, pay for performance is critical, and a large majority of an executive’s overall compensation opportunity should be at risk and based upon the performance of the Company in meeting its financial objectives and upon total return to the Company’s shareholders. The Company believes that the primary responsibility of the executive team is to drive the financial and business performance of the Company and create value for the Company’s shareholders and other stakeholders. As a result, if the Company fails to achieve some of its business and financial goals, and/or if the Company’s share price does not rise, the value realized from the executive’s compensation packages is significantly reduced. The Company implements this principle by using variable compensation elements, such as cash management incentive plan awards and equity awards, for the vast majority of the total compensation package granted to its Named Executive Officers. The pay for performance linkage is evidenced by the significant reduction in the cash management incentive plan awards earned for 2011 due to the achievement of only 68% of the Company’s target corporate performance under those awards.

In aligning pay with performance the Company seeks predominately to reward overall performance by the Company, or its major business units, and to a lesser extent to reward individual executive performance. The Company believes this is appropriate to foster an environment of team work and maximizes the performance of the Company as a whole, as opposed to individuals within the Company. As a result, the two most significant variable components of the Company’s executive compensation program, namely management incentive plan awards and equity awards, are most heavily weighted to achievement of Company goals and Company performance. The incentive plan awards most significantly reward achievement of stated Company and business unit financial metrics, with individual performance and individual achievements playing a smaller role. Equity awards also reward achievement of long-term Company goals and Company stock price appreciation.

The second overarching principle the Company uses in structuring its executive compensation packages is that it is critical to the long-term success of the Company that it be able to attract and retain top management talent. To accomplish its goals and deliver on its vision of becoming a global branded entertainment company Hasbro must be able to attract and retain world class executives.

The Committee structures the Company’s compensation program in a way it believes appropriately aligns pay with performance and maximizes future performance, without encouraging excessive risk taking or other behavior on the part of executive officers that is not in the Company’s best interests.

In structuring the compensation of the Company’s executive officers, including the named executive officers who appear in the compensation tables following this Compensation Discussion and Analysis (the “Named Executive Officers”), the Company’s fundamental objectives are to:

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Attract and retain talented executives who can contribute significantly to the achievement of the Company’s goals and deliver results which are in keeping with a leading global branded play entertainment company;

•	Align the interests of the Company’s executives with the medium and long-term goals of the Company and the Company’s shareholders and other stakeholders;

•

Set the level of an executive’s compensation with consideration for the role of the executive and the executive’s contribution to the Company, as well as the external competition for the executive’s services;

•	Focus executives on achievement of the Company’s goals in a manner that fosters team performance and a team focus;

•	Reward superior performance by the Company and its business units as a whole, and to a lesser extent superior individual performance; and

•	Accomplish these objectives effectively while managing the total cost of the Company’s executive compensation program.

Designing the Executive Compensation Program at Hasbro

Hasbro’s executive compensation program is structured with input, analysis, review and/or oversight from a number of sources. Those sources include:

•	The Compensation Committee,

•	The Company’s Chief Executive Officer,

•	The Company’s Human Resources and Corporate Compensation Departments,

•	The Committee’s and Company’s outside compensation consultants, and

•	Market studies and other comparative compensation information.

All final decisions regarding the compensation and retention programs for the Company’s executive officers, including the Named Executive Officers, are made by the Committee. The compensation and retention package for the Company’s Chief Executive Officer is also reviewed and approved by the full Board of Directors without Mr. Goldner being present.

In reviewing and establishing the proposed fiscal 2011 compensation and retention program for the Company’s executive officers, the Committee received input and recommendations from Compensation Advisory Partners (“CAP”), who served as the Committee’s outside compensation consultant. For its work with respect to advising the Committee with respect to the 2011 compensation program, CAP was retained by, and reported directly to, the members of the Committee. CAP advised the Committee with respect to the Committee’s review of the Company’s 2011 executive compensation programs and provided additional information as to whether the Company’s proposed 2011 executive compensation programs were competitive, fair to the Company and the executives, reflected strong alignment between pay and performance, provided appropriate retention to executives, and were effective in promoting the performance of the Company’s executives and achievement of the Company’s business and financial goals. CAP did not perform any other work for the Company in 2011 and in order to maintain CAP’s independence the Committee has established a policy that CAP will not provide any services directly to the Company and will only provide services directly to the Committee. CAP does not have any relationship with the Company which the Committee’s believes in any way adversely impacts CAP’s independence.

In addition to the work performed by CAP directly for the Committee with respect to the 2011 compensation program, Towers Watson & Co. (“Towers Watson”) was retained by the Company’s Human Resources and Corporate Compensation Departments to perform analysis on the Company’s proposed compensation and retention programs, including with respect to their fairness to the Company and the executives, retention value, effectiveness in promoting and rewarding performance and achievement of the Company’s goals and competitiveness with comparable companies. As part of this work, Towers Watson assisted the Company with the preparation of compensation information presented to the Committee at various times during 2011, including tally sheets showing each executive officer’s forward-looking target, and backward looking actual compensation, as well as certain of the compensation tables and other information included in the Company’s proxy statement. In addition to this work, in 2011 Towers Watson also performed (i) consulting and benefits administration services for the Company, including administration services for the Company’s health and group benefits programs and retirement plans, (ii) work in connection with employee communications and implementation of the Company’s online total reward statements for employees and (iii) work providing compensation surveys and other compensation and benefits information.

The Company’s Chief Executive Officer, Senior Vice President of Human Resources, Vice President, Total Rewards and Chief Legal Officer each attend portions of the meetings of the Committee. However, the Committee also considers and discusses issues and the Company’s compensation programs without the presence of any officers or employees of the Company.

For the Named Executive Officers other than the Chief Executive Officer, as well as for the Company’s other executive officers, the Company’s Chief Executive Officer makes recommendations for each individual’s compensation package to the Committee. In making these recommendations the Chief Executive Officer considers the individual’s performance and past contributions to the Company, the potential future contribution of the individual to the Company and achievement of the Company’s business and financial goals, including the potential for the individual to make even greater contributions to the Company in the future than he or she has in the past, the risk that the individual may be lured away by a competitor, input from the Company’s Human Resources and Corporate Compensation Departments and market compensation data. The Committee then discusses these recommendations with the Chief Executive Officer, both with and without the presence of the Company’s Senior Vice President of Human Resources, the Company’s Vice President, Total Rewards and outside compensation consultants. The Committee further reviews and discusses these recommendations in executive sessions, and as part of these discussions the Committee discusses the proposed compensation and retention programs with representatives of its outside compensation advisor.

For the Chief Executive Officer, the Committee directly determines the compensation and retention package, receiving input, recommendations and market data as it deems appropriate from the Company’s Human Resources and Corporate Compensation Departments, the Committee’s outside compensation consultant, and the Company’s compensation consultant. The Committee also receives input from the Company’s Senior Vice President of Human Resources and Vice President, Total Rewards in structuring the compensation for the Company’s Chief Executive Officer. Other than the Company’s Senior Vice President of Human Resources and

Vice President, Total Rewards, the Committee does not receive a recommendation as to the Chief Executive Officer’s compensation from any member of Company’s management or any other employees of the Company. In addition to being reviewed and approved by the Committee, the compensation package for the Company’s Chief Executive Officer is reviewed and approved by the full Board of Directors in executive session. The Committee does not delegate, to management or any other parties, its duties to review and approve the Company’s executive compensation programs, including the compensation programs for all of the Named Executive Officers.

Although the Company considers the tax treatment, including the requirements of Code Section 162(m), and the accounting treatment of various forms of compensation in determining the elements of its executive compensation program and, to the extent it is consistent with meeting the objectives of the Company’s executive compensation program, structures such compensation to maximize the ability of the Company to receive a tax deduction for such compensation, the Company feels strongly that maximizing the performance of the Company and its executives is more important than assuring that every element of compensation complies with the requirements for tax deductibility under Section 162(m). The Company selects performance goals under its variable compensation programs that are intended to be objective within the meaning of the Code, such as achieving certain net revenues, operating margin, free cash flow or earnings per share goals. However, in certain situations, such as with our targeted retention grants of restricted stock units, the Company may feel a particular goal, such as retaining a key talented individual, is very important to the Company, even though the form of compensation being used is not considered objective within the meaning of the Code or the associated compensation is otherwise not deductible under the requirements of Section 162(m). The Company reserves the right to compensate executives for achievement of such objectives, or to reflect other individual performance measures in an executive’s compensation, even if they do not comply with the requirements of Section 162(m).

The Company does not currently have a formal policy requiring executives to forfeit compensation, either cash or non-cash, to the Company in the event that there is a financial restatement or some other negative occurrence after such compensation is paid (i.e., a clawback policy). However, there are legal provisions under the Sarbanes-Oxley Act of 2002 which require forfeiture of some elements of compensation in certain situations, and the Board and the Committee are committed to taking all steps they determine to be appropriate if there is a situation in which executives have not fulfilled their duties to the Company. Furthermore, once the rulemaking under the provisions of the Dodd-Frank Act, requiring implementation of a clawback policy, is complete, such that the Company knows what will be required by the applicable rules, the Company will be implementing a conforming clawback policy. The full Board, the Committee and the Company’s senior management are committed to an environment in which all of the Company’s officers and employees act in accordance with the highest ethical standards and in accordance with all legal and accounting requirements. Any failure to do so will be dealt with by management, the Committee and the Board, in the manner they deem appropriate.

Market Compensation Checks

In designing the fiscal 2011 executive compensation program, the Committee and the Company also reviewed certain market studies as a market check for the proposed executive officer: (i) base salaries, (ii) total target cash compensation (comprised of base salaries and target management incentive awards together) and (iii) total target direct compensation (comprised of base salaries, target management incentive awards and target equity awards, combined). Such market information is one element reviewed by the Committee, but the Committee does not simply set compensation levels at a certain benchmark level or within a certain benchmark range with respect to other companies. The Committee and its advisors consider the appropriate structure and levels of the compensation packages for the executive officers and use market check data only as one element of evaluating the reasonableness of those proposed packages.

For purposes of establishing a market check for base salaries, total target cash compensation and total target direct compensation for its Named Executive Officers in 2011 the Company and the Committee reviewed the 2011 US Mercer Benchmark Database — Executive, as well as Towers Watson’s 2011 Executive Compensation Databank. Both the Mercer and Towers Watson surveys are employed by the Company as a market check against other companies of similar size, in terms of their consolidated net revenues. Within these surveys the Committee and the Company focused on companies in the general industry category. The total sample of companies in the general industry category in each data set is then size adjusted using revenue regression analysis to indicate pay levels for a company with approximately $4.5 billion in annual revenues, which was the annual revenue level targeted for the Company in 2011. There are hundreds of companies included in the Mercer and Towers Watson data sets. Appendix B to this proxy statement contains a listing of all of the companies included in the 2011 US Mercer Benchmark Database – Executive, and Appendix C contains a listing of all of the companies included in the Towers Watson 2011 Executive Compensation Databank.

For Messrs. Goldner and Hargreaves, the Committee also reviews market information for the following group of companies, which it considers to be particularly relevant in performing a market check for its Chief Executive Officer and Chief Operating Officer, based on the skill sets required and challenges faced by the chief executive and operating officers at such companies, and their similarity to Hasbro: Activision Blizzard, Inc., Campbell Soup Co., Coach Inc., Clorox Co., Discovery Communications, Inc., Electronic Arts Inc., Energizer Holdings Inc., Fortune Brands Inc., Harley Davidson Inc., Hershey Co., Lions Gate Entertainment Corp., Mattel Inc., Newell Rubbermaid Inc., Polo Ralph Lauren Corp., Sirius XM Radio Inc., Tiffany & Co., VF Corp. and Warner Music Group Corp.

The Committee reviews the market data as part of assessing the appropriateness and reasonableness of the compensation levels and mix of compensation elements to ensure that the compensation program: (i) is appropriate and effective in furthering the goals of the Company, (ii) provides adequate retention incentive for top performing executives, (iii) strongly aligns pay with performance and (iv) fairly rewards executives for their performance and contribution to the achievement of the Company’s goals, rather than in having compensation packages align to a certain range of market data of the Company’s peers. The Committee believes that this approach to the Company’s compensation program allows the Company to effectively hire, retain and motivate talented executives and maximizes the performance of the Company.

In performing market checks for Mr. Goldner’s compensation, in recognition of the Company’s increasing presence and development in immersive entertainment media and the importance of media to the branded play strategy, the Committee also considers a secondary peer group of companies in the entertainment industry including CBS Corp., Cablevision Systems Corp., Comcast Corp., Direct TV, Dish Network, News Corp., Time Warner, Inc., Time Warner Cable Inc., Viacom and Walt Disney. Due to the relative size of these companies as compared to Hasbro, the Committee also considers the pay levels and mix of the number two and three executives of these companies in considering Mr. Goldner’s compensation package.

When determining overall compensation specific to Mr. Goldner, the Committee looks not just to the types of comparable companies or their size, but also evaluates how Hasbro has performed as compared to such companies along multiple metrics, including both one-year and three-year earnings per share, and one-year and three-year total shareholder return (defined as stock price appreciation plus dividends). The Committee uses this component of the market check to help evaluate whether the Company is maintaining the appropriate link between relative performance of the Company, compared to other companies, and realized compensation for the Company’s Chief Executive Officer, as compared to Chief Executive Officers at such other companies.

According to market data reviewed by the Company the total target direct compensation (target management incentive award opportunities, base salary and target equity award value) for the Named Executive Officers for 2011, ranged between the 52nd and the 75th percentiles of total target direct compensation at companies in the market surveys reviewed by the Company and the Committee, as such market data was adjusted to reflect the Company’s revenue size.

Primary Elements of 2011 Executive Compensation

The executive compensation and retention program for fiscal year 2011 was composed of four primary elements:

•	base salary,

•	cash management incentive awards,

•	equity awards, and

•	employee benefits.

The Company uses these four elements in the combination it believes (i) maximizes performance and business results, (ii) establishes a solid pay for performance compensation structure and (iii) appropriately divides the compensation of its executives among fixed and variable components. Some variable compensation is tied to achievement of yearly financial objectives. Other compensation, such as option grants vesting over multiple years and performance share awards with multi-year performance periods, are tied to the achievement of longer-term business and financial goals and the creation of longer-term shareholder value. The Company seeks to have the large majority of its overall executive compensation program comprised of variable performance-based elements, reflecting a commitment to pay for performance. As an illustration of this approach, of Mr. Goldner’s total compensation for fiscal 2011, as reported in the Summary Compensation Table appearing on page 43 of this proxy statement, approximately 77.8% of the value of the total compensation was comprised of equity awards and performance based non-equity incentive plan compensation. The following table shows the distribution of the 2011 compensation for the Named Executive Officers (as reported in the Summary Compensation Table) over fixed compensation, variable performance based elements, and all other compensation.

Name	Fixed Compensation (Salary)	Variable Compensation (Equity Compensation and Non-Equity Incentive Compensation)	Change in Pension Value and NQDC Earnings and All Other Compensation
Brian Goldner	$1,200,000	$5,868,168	$484,414
David D.R. Hargreaves	$800,000	$2,206,056	$1,694,559
Deborah Thomas	$511,154	$1,149,238	$108,820
Duncan Billing	$485,000	$1,202,138	$190,831
John Frascotti	$485,000	$1,202,138	$74,766

The following table shows the same breakdown but in terms of the percentage of total 2011 reported compensation represented by each group of compensation elements.

Name	Fixed Compensation (Salary)	Variable Compensation (Equity Compensation and Non-Equity Incentive Compensation)	Change in Pension Value and NQDC Earnings and All Other Compensation
Brian Goldner	15.9%	77.7%	6.4%
David D.R. Hargreaves	17.0%	47.0%	36.0%
Deborah Thomas	28.9%	65.0%	6.1%
Duncan Billing	25.8%	64.0%	10.2%
John Frascotti	27.5%	68.3%	4.2%

The Company believes that having the majority of compensation tied to variable performance elements fosters a performance-driven mentality and best serves the interests of the Company and its stakeholders, since the compensation of the Company’s executives is significantly dependent upon achievement of the Company’s financial goals and the creation of shareholder value. Each of these compensation elements is described in detail below. In structuring these elements the Company and the Committee review each element on an individual basis, as well as review them in totality as part of an overall target compensation package. This process includes reviewing tally sheets for each of the executive officers which set forth total target compensation for the officer, and within that total summarize the target level for each element and the portion of total target compensation comprised of the various compensation elements.

Base Salary

The salaries for all five of the Company’s Named Executive Officers in fiscal 2011 are included in the Summary Compensation Table that follows this report. The Company’s philosophy is to only increase executive base salaries in the event of: (i) changes in responsibility, (ii) particular achievements or noteworthy contributions to the performance of the Company, (iii) concerns over executive retention or (iv) perceived lack of competitiveness with market compensation offered to executives with similar responsibilities, expertise and experience in other companies the Company considers to be comparable to and/or competitive with the Company.

Base salaries for new executive officers are initially set at a level the Company determines represents a competitive fixed reward to the executive. By “competitive”, the Company means the reward is sufficient to (i) hire the executive in question, rather than lose that person to a competitive employment opportunity, (ii) retain the executive, and (iii) fairly compensate the executive for his or her responsibilities, skills and contributions to the Company. This is done by evaluating the responsibilities of the position being filled, the experience of the individual being hired and the competitive marketplace for comparable executive talent.

Following a review at the end of 2010, the Committee determined that Ms. Thomas’ base salary was below market for a Chief Financial Officer of a company similar in size and complexity to Hasbro. As a result, effective on February 1, 2011, Ms. Thomas’ annual base salary was increased to $515,000. No other Named Executive Officer received an increase in base salary during 2011.

According to the last set of market data which the Committee and the Company considered as part of its annual market check at the end of fiscal 2011, the base salaries for the Named Executive Officers in fiscal 2011 were deemed competitive and no further salary increases for 2011 were approved.

Management Incentive Awards

Summary of 2011 Management Incentive Awards

Approximately 32% of the Company’s employees, including all of the Named Executive Officers, received management incentive awards with respect to fiscal 2011. The management incentive award is performance based, with payout of these awards tied to the achievement of specific yearly performance objectives by the Company, as well as individual performance for the year to the extent discussed below.

Management incentive awards for the Company’s executive officers for fiscal 2011 were determined under two programs, the 2009 Senior Management Annual Performance Plan (the “Annual Performance Plan”) and the 2011 Management Incentive Plan (“MIP”). The Annual Performance Plan has been approved by the Company’s shareholders and is intended to allow for the deduction by the Company of the bonuses paid to “covered employees” as defined in Code Section 162(m). The MIP is not a shareholder approved plan. Despite certain differences in the two plans, both the Annual Performance Plan and the MIP use the same corporate performance criteria and targets. Under the Annual Performance Plan, awards are structured to provide a range of maximum permissible payouts corresponding to a range of Company performances against the performance targets, with the Committee reserving negative discretion to reduce any such award to any level below the achieved maximum payout as it deems appropriate. The targeted corporate performance is then one of the factors used by the Committee in exercising this negative discretion under the Annual Performance Plan.

The Committee established the fiscal 2011 corporate and business unit performance goals for the Company under these two plans in the first quarter of fiscal 2011. These performance goals were based on the 2011 operating plan and budget approved by the Company’s Board. Setting performance goals involves both selecting the performance metrics that will be used to evaluate bonus eligibility and establishing the performance targets for each of those metrics. The Committee used three performance metrics to measure corporate performance in 2011. The three corporate performance criteria, and their respective weights under the plans, were as follows: (i) total net revenues (40%), (ii) operating margin (40%) and (iii) free cash flow (20%). Free cash flow is defined as the Company’s cash flow from operations, minus capital expenditures. The Committee selected these three performance metrics to capture the most important aspects of the top and bottom line performance of the Company, in the form of sales, profitability and cash generation. The Committee sets the relative weighting among the performance metrics in accordance with the relative importance of those metrics, in the Committee’s view, to the Company’s performance and the strength of the Company’s business.

The table set forth below provides the 2011 corporate total net revenues, operating margin and free cash flow performance targets established by the Committee at the beginning of the year, as well as the Company’s actual performance against those targets in 2011. The Company’s actual weighted performance in fiscal 2011 under the MIP and the Annual Performance Plan corresponded to a 68% weighted payout against achievement of the target corporate performance goals. When the performance goals were set at the beginning of 2011, the Committee provided that certain events which might occur during the performance period after the goals were set would not be taken into account in determining the Company’s performance against these targets. Such exclusions included events such as the impact of any acquisitions or dispositions consummated by the Company during the year which had a total acquisition or sale price, as applicable, of $100 million or more. Similarly, the Committee provided that in assessing the Company’s performance, actual results would not be impacted by any major discrete restructuring activities undertaken by the Company after the goals were set which resulted in costs or charges to the Company of $10 million or more.

Performance Measure	Weighting under Incentive Award Opportunity	2011 Performance Target	2011 Actual Performance	2011 Performance as a Percentage of Target	2011 Payout Percentage	2011 Weighted Payout
Total Net Revenues	40%	$4.504 billion	$4.286 billion	95%	90%	36%
Operating Margin	40%	15.41%	13.9%	90%	80%	32%
Free Cash Flow	20%	$508.7 million	$269.7 million	53%	0%	0%
					Total 2011 Weighted Payout	68%

The total weighted payout percentage of 68% against target (based on performance against the three corporate performance metrics ranging from 53% to 95%) reflects that performance under the plans is leveraged, both in a positive and negative direction. As a result, when performance against a target is surpassed, the plan recognizes incremental gains over target performance to an increasingly greater extent the more the target is exceeded. Similarly, leverage is applied to reduce awards to an increasingly disproportionate extent as performance falls further below target. If the Company achieves less than a threshold performance of 80% of target against a given metric, the payout for that metric is 0% under the management incentive plan.

The Committee sets the corporate and business unit performance goals under the management incentive plan awards at levels it believes require strong performance for a target payout and superior performance for a greater than target payout. The corporate performance targets for fiscal 2011 represented the following changes over the Company’s actual corporate performance in fiscal 2010 in order to achieve 100% of target performance, (i) an increase of $502 million in total net revenues over the reported 2010 net revenues of $4.002 billion, (ii) an operating margin increase of 0.72% compared to a reported 2010 operating margin of 14.69%, and (iii) an increase of $248.7 million in free cash flow over 2010’s free cash flow of $260 million.

For Mr. Goldner, Mr. Hargreaves, Mr. Billing and Mr. Frascotti who participated in the Annual Performance Plan in 2011, fiscal 2011 management incentive award opportunities were structured in terms of maximum permissible payouts corresponding with various levels of Company performance. In every case these awards could then be reduced, but not increased, at the sole discretion of the Committee. To the extent that the Committee determined it was appropriate to reward Mr. Goldner, Mr. Hargreaves, Mr. Billing or Mr. Frascotti

for achievement of subjective goals or individual performance beyond the payouts allowed under the Annual Performance Plan, the Committee would need to award discretionary bonuses outside of the Annual Performance Plan. None of those executives received discretionary bonuses for 2011.

To assist in making decisions as to when, and to what extent, to exercise negative discretion to reduce the bonuses which are otherwise payable under the Annual Performance Plan, the Committee looks to the Company’s performance against it corporate objectives, the Company’s relative performance as compared to its peers, and also sets personal objectives for each of the Named Executive Officers participating in the Annual Performance Plan for fiscal 2011. These personal objectives include strategic or transformational goals for the Company which do not directly correspond with a financial metric but are considered critical to the success of the Company. The executive’s achievement of these personal objectives was then used as one of the factors considered by the Committee in its determination whether to apply any negative discretion to the amount of the bonus which could otherwise be paid based upon the Company’s achievement of its corporate performance metrics under the Annual Performance Plan. In no event may performance against these individual objectives increase in any way the bonus which may be otherwise paid to an executive under the Annual Performance Plan.

Based upon the Company’s 68% overall weighted payout against achievement of its corporate performance objectives in 2011, and the weighting of the individual objectives within that total, the Annual Performance Plan allowed for payment of 86% of the maximum management incentive award to each of Mr. Goldner, Mr. Hargreaves Mr. Billing and Mr. Frascotti for 2011. In each case, the maximum incentive award for 2011 for the executives participating in the Annual Performance Plan was set at three times the executive’s base salary if 100% of target or higher performance is achieved.

Among the business performance factors and personal objectives considered by the Committee in determining the level of negative discretion it applied in lowering Mr. Goldner’s and Mr. Hargreaves’ actual bonuses for 2011 from their potential bonuses (the actual bonus paid to Mr. Goldner represented 48%, and the actual bonus paid to Mr. Hargreaves represented 36%, of the bonuses which could have been paid to each of them under the terms of the Annual Performance Plan for 2011) were, in the negative, the underperformance of the Company’s U.S. and Canada business and the gaming business as compared to the Company’s budget and operating plan for 2011. Those two factors were the drivers behind the lowered management incentive award payouts for Mr. Goldner and Mr. Hargreaves. In only partial mitigation of those negative factors were that the Company: (i) continued its transformation into a global branded play company, (ii) delivered 19% growth in its International segment revenues and record global net revenues of $4.29 billion, (iii) delivered its 11th consecutive year of growth in earnings per share, (iv) drove 35% growth in its Boys business and growth in its Preschool business, and (v) made significant steps in beginning implementation of a plan for the reinvention of its gaming business. In making the bonus determination for Mr. Hargreaves, the Committee also considered the recommendations of Mr. Goldner and his assessment of Mr. Hargreaves’ contributions to the Company’s performance and achievements in 2011.

As with the other executive officers, for each of Mr. Billing and Mr. Frascotti, the Committee considered the recommendations of Mr. Goldner as one of the factors in making the management incentive bonus determinations. Mr. Goldner in his recommendations to the Committee, and the Committee in their determination, put significant weight on the underperformance of the U.S. and Canada and gaming businesses, and the appropriateness of having Mr. Billing’s and Mr. Frascotti’s management incentive awards be negatively impacted by those two factors in a manner similar to the impact on management incentive awards for other members of the Company’s senior management team. In partial mitigation of this underperformance, a positive adjustment for Mr. Billing was based on factors including: (i) his and his organization’s instrumental role in bringing ongoing innovation to all of the Company’s product offerings across all of the Company’s brands, (ii) Mr. Billing’s success in further developing the Company’s global product development resources and organization, (iii) the contribution of both of these factors to the Company’s tremendous international growth and record net revenues and (iv) Mr. Billing’s role in contributing to the Company’s development into a global branded play company. A positive adjustment for Mr. Frascotti was based on factors including: (i) his and his organization’s instrumental role in bringing ongoing innovation to all of the Company’s product offerings across all of the Company’s brands, (ii) further development of the Company’s global marketing resources and capability, (iii) the contribution of both of these factors to the Company’s tremendous international growth and record net revenues and (iv) Mr. Frascotti’s role in contributing to the Company’s development into a global branded play company.

In the case of each of Messrs. Goldner, Hargreaves, Billing and Frascotti the executive was paid a management incentive bonus the Committee believed appropriately balanced the underperformance of the Company against its plan for the U.S. and Canada segment and gaming business with the executive’s respective significant contributions to achieving other key objectives for the Company’s in 2011, including the 19% International revenue growth, record net revenues, and successful achievement in executing elements of the brand blue print strategy.

For Ms. Thomas, who participated in the MIP in 2011, her fiscal 2011 management incentive award opportunity, rather than being structured as a range of maximum awards corresponding to various levels of performance against target, were instead set to provide for a payout of 60% of earned salary for target performance. A range of payouts as a percentage of target then corresponded to a range of performances against target both above and below 100%. Threshold performance for each given financial metric under the MIP is set at 80% of target performance for purposes of the achievement of that goal contributing to payout of the management incentive award. An 80% achievement of a performance goal under the MIP equates to a 60% payout against that goal. In addition to taking into account Company performance, the MIP, unlike the Annual Performance Plan, also allows for a multiplier of up to 150% of the formula award in recognition of superior performance against individual performance objectives. Taking into account the Company’s performance in 2011 and the personal performance multiplier, the maximum incentive award which could have been paid to Ms. Thomas for fiscal 2011 was 61.2% of her earned salary, or $312,826.

The 68% weighted payout against the corporate performance goals in 2011 would have corresponded with approximately 68% of the target payout for Ms. Thomas under the management incentive award for 2011, absent personal performance multipliers and adjustments. The corporate formula award under the MIP, prior to personal performance adjustments or discretionary awards, for Ms. Thomas, would have been $208,551. In determining the actual bonus for Ms. Thomas, as with the other executive officers, the Committee also considered the recommendations of Mr. Goldner. Ms. Thomas was paid a bonus of $245,000 for fiscal 2011 in recognition of: (i) her support of Mr. Goldner in the formation and implementation of corporate objectives, (ii) ongoing efforts and results in instilling stronger financial discipline and an improved financial architecture across the Company, (iii) strong management of the Company’s expenses and (iv) contributions to the Company’s eleventh year of earnings per share growth and ongoing return of significant cash to shareholders, through both the quarterly dividend and share repurchase programs.

In all cases, the bonuses for performance under the Annual Performance Plan and the MIP for executive officers, including all of the Named Executive Officers, were reviewed and approved by the Committee. The bonuses for the Company’s Chief Executive Officer and Chief Operating Officer were also reviewed and approved by the full Board.

The maximum awards for each of the Named Executive Officers for 2011, as well as the threshold and target awards for Named Executive Officers participating in the MIP Plan, are included in the Grants of Plan-Based Awards table that follows this discussion on page 46.

Long-Term Equity Awards

In determining the 2011 annual equity award targets the Committee reviewed the overall competitiveness of the total target direct compensation levels for the Named Executive Officers and considered the appropriate mix of that total target direct compensation which should be made in the form of equity awards to align realized and realizable pay with performance and total shareholder return. To a lesser extent the Committee and its outside advisor, Compensation Advisory Partners, consider the retention value and award opportunity represented by outstanding prior equity grants made to the executive officers in reviewing and establishing equity grants. In conjunction with the Company’s stock ownership guidelines, which are described below, the Committee is also reviewing each executive officer’s progress in achieving their targeted stock ownership level as a criterion in establishing appropriate target equity grant levels.

For fiscal 2011, the Committee approved target annual equity award values for each of the Company’s executive officers and other equity eligible employees. These targets were expressed as a percentage of each individual’s base salary. For the Named Executive Officers the annual target equity award values in 2011, as a percentage of their base salaries, were as follows: Brian Goldner, 400%, David D.R. Hargreaves, 200%, Deborah Thomas, 150%, Duncan Billing, 150% and John Frascotti 150%. These targets were consistent with the annual award targets set in 2010. For the annual equity awards for 2012, which were made in February 2012, Mr. Goldner’s target was increased to 500% of his base salary.

In addition to its own analysis and the recommendations of Compensation Advisory Partners, the Committee considers the recommendations of Mr. Goldner when establishing the target equity award levels for each of the other Named Executive Officers. In all cases the final target equity award values were set at levels the Committee believed would compensate the individual for future achievement of the Company’s long-term financial goals and stock price appreciation in a manner commensurate with their duties and contributions to the performance of the Company and its stock performance. As is the case with management incentive plan awards, the performance metrics are designed to reward Company performance, as opposed to individual performance.

The overall target annual equity award pool value for the Company’s executive officers and other equity award eligible employees as established by the Committee is divided 50/50 between two award types, non-qualified stock options and performance share awards, such that 50% of the total target equity award value would be represented by each type of award in the pool. This even division of the targeted award value reflected the Committee’s belief that over the performance period the realization of equity award values should be divided between achievement of the Company’s longer-term internal financial targets and the Company’s stock price appreciation. The Committee exercises some discretion in adjusting the specific per share option and performance share award division for each Named Executive Officer, such that the ultimate awards may not be exactly even, in terms of the value of the portion attributable to options and the value of the portion attributable to performance shares, but the division of value between the two award types is generally quite close to the overall targeted distribution of 50% of the value in options and 50% of the value in performance shares.

For the approximately 50% of the annual equity award value in 2011, which was made in the form of stock performance awards, these awards provide the recipient with the potential to earn shares of the Company’s common stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”) and cumulative net revenue (“Revenue”) targets over a three-year period beginning January 2011 and ending December 2013 (the “Performance Period”). The cumulative net revenue and diluted earnings per share targets were taken from the Company’s long-term strategic plan (for the years 2012 and 2013) and the Company’s budget and operating plan (for 2011) as those plans had been approved by the Company’s Board of Directors.

The Company considers the specific target EPS and Revenue levels for ongoing performance periods to be confidential information which would harm the Company if it were disclosed, as they are based on confidential internal plans and forward-looking expectations concerning the Company’s performance over a multi-year period. The financial targets reflected in the Company’s budget and operating plan, and in the Company’s strategic plan, as well as the performance targets set forth in the contingent stock performance awards and in the management incentive awards, both of which are based on the Board approved plan levels, were all set at levels which the Committee and the Board determined will challenge the Company and its executive team in working to met the objectives and will require solid performance from the Company, and in turn its executives, in order to achieve a threshold payout, and superior performance in managing the Company’s business to achieve a higher than target payout. The maximum payout under the contingent stock performance awards granted in 2011 for overachievement of the financial objectives is equal to 200% of the target number of shares. Threshold performance for both metrics must be achieved to earn a threshold payout of 50% of the target number of shares under those awards.

The following table shows the target share payouts, as a percentage of the target number of shares covered by a stock performance award, corresponding with various combined levels of achievement against the EPS and Revenue targets for the contingent stock performance awards made in 2011.

Revenues Measure

EPS Measure	Revenues 25% or more over Target	Revenues of at least 10% over, but not 25% or more over, Target	Revenues of at least Target but not 10% or more over Target	Revenues of at least 95% of Target but less than Target	Revenues of at least 90% of Target but less than 95% of Target	Revenues of under 90% of Target
EPS of 25% or more over Target	200%	163%	150%	138%	125%	0%
EPS at least 10% over, but not 25% or more over, Target	163%	125%	113%	100%	88%	0%
EPS of at least Target but not 10% or more over Target	150%	113%	100%	88%	75%	0%
EPS of at least 95% of Target but less than Target	138%	100%	88%	75%	63%	0%
EPS of at least 90% of Target but less than 95% of Target	125%	88%	75%	63%	50%	0%
EPS under 90% of Target	0%	0%	0%	0%	0%	0%

Ninety-percent (90%) achievement of each target under the contingent stock performance awards was established as a threshold to that metric contributing to the ultimate award payout under the contingent stock performance awards granted in 2011, which will be earned, to the extent applicable, at the end of 2013. Each stock performance award has a target number of shares of common stock, a portion of which may be earned by the recipient if the Company achieves at least 90% of the stated EPS and/or Revenue targets over the Performance Period. For example, 90% achievement of both of the performance metrics corresponds with a planned payout of 50% of the target number of shares. The actual number of shares to be received at the end of the Performance Period can be below or above the target number based on the actual levels of the target performance achieved against the two metrics. In all cases the Committee retains the right to reduce the number of actual shares received pursuant to any award to any level, including 0%, to the extent it believes the actual payout should be below the number called for by the award agreements.

For the grant of contingent stock performance awards made in early 2009, the three-year performance period ended in December 2011. The performance grid for the 2009 performance shares was a bit different from the table above used in the 2011 grants, most notably in that the maximum award was set at 125% of target in the 2009 awards and the performance table was not graduated as finely. Following the Committee’s review and approval of the Company’s performance under those awards, actual shares of stock were paid out under the 2009 stock awards in February 2012. The table below gives the performance grid for the contingent stock awards granted in 2009.

Revenues Measure

EPS Measure	Revenues 10% or more over Target	Revenues of at least Target but not 10% or more over Target	Revenues of at least 90% of Target but less than Target	Revenues of under 90% of Target
EPS 10% or more over Target	125%	115%	105%	62%
EPS of at least Target but not 10% or more over Target	115%	100%	95%	50%
EPS of at least 90% of Target but less than Target	105%	95%	85%	0%
EPS under 90% of Target	62%	50%	0%	0%

The table set forth below shows how the Company performed against the net revenues and EPS performance metrics set forth in the 2009 contingent stock performance awards. Although the Company underperformed in 2011 with respect to its revenues and earnings per share targets, the Company had very strong performances in 2009 and 2010, which contributed to the collective performance over the three-year performance period for these awards. The revenue performance of 93.2% of target, and the EPS performance of 110.5% of target, together resulted in a payout under these contingent stock performance awards of 105% of target, as is shown in the performance grid directly above.

Actual Performance Under the 2009 Contingent Stock Performance Awards

	Target Performance	Actual Performance	% of Target
Cumulative Revenues	$12,739,781,000	$11,873,482,000	93.2%
Cumulative EPS	$7.53	$8.32	110.5%

For the 50% of the target equity award value made in the form of stock options, the options vest in three equal cumulative annual installments on the first three anniversaries of the date of grant, subject to the optionee’s continued employment with the Company through such dates, and have seven year terms.

The Company does not manage the timing of equity grants to attempt to give participants the benefit of material non-public information. Further, all option grants are made with an exercise price at or above the average of the high and low sales prices of the Company’s common stock on the date of grant.

Prior to 2010, the Company has only infrequently used restricted stock and restricted stock units as a reward and retention mechanism. For example, Mr. Goldner was granted 57,787 restricted stock units in connection with his promotion to President and Chief Executive Officer in May 2008. However, in 2010 and 2011 the Company did grant restricted stock units to a number of executive officers and other employees considered to be of significant value to the Company and its success to provide an additional retention mechanism. These awards were made above and beyond the targeted annual equity awards.

The restricted stock units granted in 2010 and 2011 cliff vest on the fifth anniversary of the date of grant provided the recipient stays employed with the Company during the five-year vesting period. Pro-rata vesting is provided earlier only in the event of the death, disability, or retirement at age 65, of the recipients. All other terminations of employment result in termination of the awards. Each of Ms. Thomas, Mr. Billing and Mr. Frascotti received a grant of 4,000 restricted stock units in 2011.

The Committee believes the equity compensation awards to the Company’s executive officers are appropriate to properly incentivize these officers to achieve maximum performance, to align their interests with those of the Company’s shareholders, and to promote retention of executives, while not incentivizing the executive officers to take undue risks or otherwise take actions which are contrary to the best interests of the Company.

The stock option, performance share awards and restricted stock unit grants to the Company’s Named Executive Officers in 2011 are reflected in the Grants of Plan-Based Awards table that follows this report. The grant date for the Company’s yearly stock performance awards and options in fiscal 2011 was February 9, 2011, and the grant date for restricted stock units awards was July 28, 2011.

The Company has share ownership guidelines which apply to all employees at or above the Senior Vice President level. The share ownership guidelines establish target share ownership levels which executives are expected to achieve over a five-year period and then maintain, absent extenuating circumstances which are approved by the Company’s Human Resources Department, for as long as they remain with the Company. The target ownership levels are expressed as a percentage of the executives’ base salary and range from 50% of yearly base salary for certain Senior Vice Presidents to 500% of base salary for the Company’s Chief Executive

Officer. The table below shows the stock ownership levels, as a percentage of base salary, which each of the Named Executive Officers are required to achieve and maintain under the stock ownership guidelines. Each of the Named Executive Officers has achieved their share ownership requirements.

Name	Share Ownership Requirement
Brian Goldner	5 x Base Salary
David D.R. Hargreaves	3 x Base Salary
Deborah Thomas	2 x Base Salary
Duncan Billing	2 x Base Salary
John Frascotti	2 x Base Salary

In making the yearly equity grants the Committee specifically approves the grants for every member of the Company’s senior management team, which includes every executive officer. Other than the annual equity grants, off-cycle equity grants are made during the year generally only in the case of new hires or in connection with significant promotions or in the case of significant actions taken to increase the retention value of an equity compensation package. All of these off-cycle grants are also reviewed and approved by the Committee.

Executive Benefits

In addition to receipt of salary, management incentive awards and equity compensation, the Company’s U.S. based officers also participate in certain employee benefit programs provided by the Company.

Beginning in 2008, the Company provides retirement benefits to its employees primarily through the 401(k) Retirement Savings Plan (the “401(k) Plan”) and the Supplemental Benefit Retirement Plan (the “Supplemental Plan”). The Company’s Pension Plan (the “Pension Plan”) and the pension portion of the Supplemental Plan were frozen effective December 31, 2007. The enhanced 401(k) Plan and the Supplemental Plan, provide for Company matching contributions, an annual Company contribution of 3% of aggregate salary and bonus and a transition contribution ranging from 1% to 9% for the years 2008 through 2012 for participants meeting certain age and service requirements. In lieu of the annual Company and transition contributions, Mr. Hargreaves receives certain retirement benefits discussed below. Other executive officers are eligible to participate in the 401(k) Plan and the Supplemental Plan on the same basis as all other U.S. Hasbro employees.

Executive officers hired prior to December 31, 2007, continue to participate in the Pension Plan and the pension portion of the Supplemental Plan, which are described starting on page 52 of this proxy statement, but, except as is discussed below for Mr. Hargreaves, will not accrue additional benefits thereunder after December 31, 2007.

The Supplemental Plan is intended to provide a competitive benefit for employees whose employer-provided pension benefits and retirement contributions would otherwise be limited. However, the Supplemental Plan is designed only to provide the benefit which the executive would have accrued under the Company’s Pension Plan and 401(k) Plan if the Code limits had not applied. It does not further enhance those benefits.

The amount of the Company’s contributions to the Named Executive Officers under both the 401(k) Plan and the Supplemental Plan (401(k)), are included in the “All Other Compensation” column of the Summary Compensation Table that follows this report.

In light of the significant reduction in projected retirement income resulting from the retirement program redesign, the Company elected to provide Mr. Hargreaves, who has been with the Company for 29 years, with a retirement benefit which effectively grandfathered for Mr. Hargreaves the Company’s retirement program as it was in effect prior to January 1, 2008. Mr. Hargreaves retirement benefit is described on page 53 of this proxy statement.

The executive officers of the Company are eligible for life insurance benefits on the terms applicable to the Company’s other employees. The Company’s executive officers participate in the same medical and dental benefit plans as are provided to the Company’s other employees.

Executive officers are also eligible to participate in the Company’s Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which is available to all of the Company’s employees who are in band 40 (director level) or above and whose annual compensation is equal to or greater than $110,000. The Deferred Compensation Plan allows participants to defer compensation into various investment vehicles, the performance of which determines the return on compensation deferred under the plan. Potential investment choices include a fixed rate option, a choice that tracks the performance of the Company’s Common Stock, and other equity indices. Earnings on compensation deferred by the executive officers do not exceed the returns on the relevant investments earned by other non-executive officer employees deferring compensation into the applicable investment vehicles.

The Company reimburses designated executive officers for the cost of certain tax, legal and financial planning services they obtain from third parties provided that such costs are within the limits established by the Company. The annual limit on these costs for the Chief Executive Officer is $25,000, for the Chief Operating Officer is $7,500, and for the Chief Financial Officer is $5,000. In 2010 Mr. Goldner’s reimbursement slightly exceeded the above limit due to reimbursement of certain costs associated the negotiation of his amended and restated employment agreement. The cost to the Company for this reimbursement to the Named Executive Officers is included in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control and Employment Agreements and Plans

Mr. Goldner and Mr. Hargreaves are party to Change in Control Agreements with the Company. In addition, Mr. Goldner is party to an additional agreement with the Company governing his employment and providing certain post-termination benefits and payments. Mr. Hargreaves is party to an arrangement grandfathering certain aspects of the Company’s pension plans for him. All of these agreements and arrangements, and the payments which the executive can receive in certain situations, are described in detail under the caption “Agreements and Arrangements Providing Post-Employment and Change in Control Benefits” that follows this report. The Committee authorizes the Company to enter into Change of Control or other employment related agreements or arrangements with executives only in those situations where the Committee feels doing so is necessary to recruit and/or retain the most talented executives and to provide optimal incentive to the executive in question to work to maximize the performance of the Company and the creation of long-term value for the Company’s shareholders. The change in control provisions in these agreements are generally double-trigger provisions in that the executive officer receives the majority of benefits under the agreements only if, following a change in control, the individual executive officer is either terminated by the Company without cause, or leaves on account of events which qualify under the definition of good reason in the agreement. The Company believes that double-trigger change in control agreements are generally most appropriate as an executive would only be compensated thereunder in the event that the executive was no longer employed with the Company following the change in control.

However, the Company’s equity compensation plans generally provide that equity awards (including performance share awards) for all participants, including the Named Executive Officers, fully vest in the event of a change in control of the Company. The participant is entitled to receive the value of such awards either in cash or shares of the Company’s stock, determined in the Committee’s discretion, following such change in control.

In 2011 the Company adopted the Hasbro, Inc. Change in Control Severance Plan for Designated Senior Executives (the “Plan”). Participants in the Plan include Ms. Thomas, Mr. Billing and Mr. Frascotti. Mr. Goldner and Mr. Hargreaves do not participate in the Plan as they were subject to pre-existing Change in Control Agreements. Under the Plan, if a Change in Control (as defined in the Plan) occurs and the covered executive’s employment is terminated by the Company without Cause (as defined in the Plan) or the covered executive resigns from the Company with Good Reason (as defined in the Plan) in the 24 month period following the

Change in Control, the covered executive will be entitled to the following payments and benefits: (A) two times (i) the sum of the covered executive’s annual base salary in effect on the date of termination (or, if higher, immediately preceding the Change in Control), and (ii) the percentage of earned salary which constitutes the target bonus for the covered executive assuming target Company performance under the annual incentive plan in place at the time of termination, and (B) payment by the Company of the employer and employee premiums for continued health coverage for the covered executive and his/her covered dependents for the shorter of 12 months following cessation of employment and the period for which the individuals are eligible for and elect such coverage.

The annual base salary and target bonus payouts will be reduced by an amount equal to the total of severance payments to which the covered executive is entitled to receive or will receive under any other severance plan, policy or individual agreement applicable to the covered executive’s employment termination. The severance payments and benefits above are subject to the covered executive complying with a non-competition covenant, which is effective while the covered executive is employed by the Company and for a period of 18 months after the covered executive’s employment ends, regardless of the reason for the termination of employment. The Plan does not provide for any tax gross-ups and does not provide benefits to the executive unless their employment with the Company is terminated.

Risk Assessment

As part of structuring the Company’s executive compensation programs, the Committee (A) evaluates the connection between such programs and the risk taking incentives they engender, to ensure that the Company is incenting its executives to take an appropriate level of business risk, but not excessive risk, and (B) considers any changes in the Company’s risk profile and whether those changes should impact the compensation structure. To achieve this appropriate level of risk taking, and avoid excessive risk, the Committee structures the compensation program to (i) link the performance objectives under all incentive-based compensation to the strategic and operating plans of the Company which are approved by the full Board of Directors, with the Board ensuring that the goals set forth in such plans require significant performance to achieve, but are not so out of reach that they require excessively aggressive behavior to be met, (ii) provide for a balance of shorter term objectives (such as the annual cash incentive plan objectives) and longer-term objectives (such as the three-year performance period under the contingent stock performance awards and seven-year option terms) to mitigate the risk that short-term performance would be driven at the expense of longer-term performance and shareholder value creation, and (iii) include stock ownership guidelines which require executives to maintain significant equity ownership during their entire career with the Company, thus linking personal financial results for the executives with the investment performance experienced by the Company’s shareholders. In addition to the analysis performed by the Committee, the Committee also had Compensation Advisory Partners perform a risk assessment of the Company’s executive compensation programs for 2011 and advise on the appropriateness of the levels of risk presented by those programs and the effectiveness of their design to mitigate risk. As a result of its analysis and the work performed by Compensation Advisory Partners, the Committee believes the Company’s compensation programs promote appropriate, but not excessive, risk taking and are designed to best further the interests of the Company while mitigating risk.

EXECUTIVE COMPENSATION

The following table summarizes compensation paid by the Company for services rendered during fiscal 2011, fiscal 2010 and fiscal 2009 by any person serving as the Company’s Chief Executive Officer during any part of fiscal 2011, by any person serving as the Company’s Chief Financial Officer during any part of fiscal 2011, and by the three other most highly compensated executive officers of the Company in fiscal 2011 (to the extent that such person was an executive officer during the year in question).

Summary Compensation Table

Name and Principal Position	Year	Salary(a)	Bonus	Stock Awards(b)	Option Awards(b)	Non-Equity Incentive Plan Compensation (a)(c)	Change in Pension Value and NQDC Earnings(d)	All Other Compensation (e)	Total
Brian Goldner(f)	2011	$1,200,000	$0	$2,233,459	$2,134,709	$1,500,000	$95,144	$389,270	$7,552,582
President and Chief	2010	1,180,769	0	9,688,837	9,132,035	2,600,000	131,168	420,662	23,153,471
Executive Officer	2009	1,000,000	0	1,536,512	2,166,996	2,700,000	132,074	352,320	7,887,902

David D.R. Hargreaves(g)	2011	800,000	0	744,486	711,570	750,000	1,547,459	147,100	4,700,615
Chief Operating Officer	2010	790,385	0	786,451	697,014	1,600,000	1,818,960	154,423	5,847,233
	2009	700,000	0	537,783	758,449	1,700,000	991,297	135,500	4,823,029

Deborah Thomas(h)	2011	511,154	0	519,161	385,077	245,000	26,705	82,115	1,769,212
Senior Vice President and	2010	472,596	0	662,928	310,391	310,000	29,672	86,860	1,872,447
Chief Financial Officer	2009	423,077	0	134,440	189,611	385,000	26,497	62,808	1,221,433

Duncan Billing	2011	485,000	0	566,693	375,445	260,000	92,431	98,400	1,877,969
Global Chief	2010	478,029	0	670,328	316,923	335,000	102,950	117,363	2,020,593
Development Officer	2009	412,501	0	237,668	335,208	500,000	94,823	84,300	1,664,500

John Frascotti	2011	485,000	0	566,693	375,445	260,000	966	73,800	1,761,904
Global Chief Marketing	2010	479,231	0	670,328	316,923	335,000	302	88,131	1,889,915
Officer	2009	425,000	0	244,875	345,367	500,000	73	63,000	1,578,315

(a)	Includes amounts deferred pursuant to the Company’s 401(k) Plan and Non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

(b)	Reflects the grant date fair value for stock and option awards to the Named Executive Officers. Please see note 13 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 25, 2011, for a detailed discussion of assumptions used in valuing options and stock awards generally, and see footnote (e) to the following Grants of Plan-Based Awards table for a discussion of certain assumptions used in valuing equity awards made to the Named Executive Officers.

In each of the years shown, these executives were granted non-qualified stock options and contingent stock performance awards. Each of Ms. Thomas, Mr. Billing and Mr. Frascotti were granted restricted stock units in 2010 and 2011.

The grant date fair values included in the table for the contingent stock awards have been calculated based on the probable outcomes under such awards (assumed to be the target values of such awards). If it were assumed that the maximum amount payable under each of these awards were ultimately paid, which maximum is 200% of the target value for contingent stock performance awards granted in 2011, then the grant date fair values included under the stock award column for each of the Named Executive Officers in 2011, inclusive of $159,680 for the restricted stock units granted to each of Ms. Thomas, Mr. Billing and Mr. Frascotti, would have been as follows: Mr. Goldner $4,466,918, Mr. Hargreaves $1,488,972, Ms. Thomas $878,642, Mr. Billing $973,706 and Mr. Frascotti $973,706.

(c)

For Mr. Goldner and Mr. Hargreaves these amounts consist entirely of the management incentive awards earned by such executives under the Company’s 2009 Senior Management Annual Performance Plan for fiscal 2011 and 2010, and the Company’s 2004 Senior Management Annual Performance Plan for their performances during fiscal 2009. For Ms. Thomas these amounts consist entirely of the management incentive awards earned by her under the Company’s Management Incentive Plan for the applicable year. For Mr. Billing and Mr. Frascotti these amounts consist of the management incentive awards earned by such executives under the Company’s 2009 Senior Management Annual Performance Plan for fiscal 2011, and of the management incentive awards earned by such executives under the Company’s Management Incentive Plan for the applicable year for fiscal 2010 and 2009.

(d)	The amounts reflected in this table primarily consist of the change in pension value during fiscal 2011, fiscal 2010 and fiscal 2009 for each Named Executive Officer. The significant increase in Mr. Hargreaves’ Change in Pension Value in 2011 and 2010 resulted largely from the fact that the pension benefit is computed as a function of a rolling five-year compensation average and Mr. Hargreaves’ eligible compensation has increased in recent years due to higher incentive compensation earnings resulting from the strong performances of the Company, as well as the fact that Mr. Hargreaves was promoted to Chief Operating Officer in 2008.

The amounts reflected in this table also include the following amounts which were earned on balances under the Supplemental Plan and are considered above market, as the Company paid interest on account balances at a rate of 5.60%, when 120% of the applicable long-term rate was 4.66%:

2011
Brian Goldner	$15,522
David D.R. Hargreaves	$7,595
Deborah Thomas	$1,797
Duncan Billing	$3,532
John Frascotti	$966

Does not include the following aggregate amounts, in fiscal 2011, fiscal 2010 and fiscal 2009 respectively, which were earned by the executives on the balance of (i) compensation previously deferred by them under the Deferred Compensation Plan and (ii) amounts previously contributed by the Company to the executive’s account under the Supplemental Plan (401(k)):

	2011	2010	2009
Brian Goldner	$97,396	$94,961	$101,963
David D.R. Hargreaves	$38,357	$429,619	$598,168
Deborah Thomas	$13,277	$30,467	$45,368
Duncan Billing	$4,202	$49,251	$61,545
John Frascotti	$5,702	$2,149	$238

Earnings on compensation previously deferred by the executive officers and on the Company’s prior contributions to the Supplemental Plan do not exceed the market returns on the relevant investments which are earned by other participants selecting the same investment options.

(e)	Includes the following amounts, for fiscal 2011, fiscal 2010 and fiscal 2009 respectively, paid by the Company for each Named Executive Officer in connection with a program whereby certain financial planning, legal and tax preparation services provided to the individual are paid for by the Company:

	2011	2010	2009
Brian Goldner	$4,270	$27,585	$2,320
David D.R. Hargreaves	$3,100	$5,000	$6,500
Deborah Thomas	$0	$1,100	$0
Duncan Billing	$0	$0	$0
John Frascotti	$0	$0	$0

Includes the Company’s matching contribution to each individual’s savings account, the annual company contribution, as well as the annual transition contribution, if applicable, for each individual under the 401(k) Plan and the Supplemental Plan, such amounts as follows:

	2011	2010	2009
Brian Goldner	$380,000	$388,077	$350,000
David D.R. Hargreaves	$144,000	$149,423	$129,000
Deborah Thomas	$82,115	$85,760	$62,808
Duncan Billing	$98,400	$117,363	$84,300
John Frascotti	$73,800	$88,131	$63,000

These amounts are in part contributed to the individual’s account in the 401(k) Plan and, to the extent in excess of certain Code maximums, deemed allocated to the individual’s account in the Supplemental Plan (401(k)).

Includes $5,000 matching charitable contribution made in the name of Mr. Goldner in fiscal 2010 and fiscal 2011.

(f)	Mr. Goldner became President and Chief Executive Officer of the Company on May 22, 2008. Prior thereto, Mr. Goldner served as Chief Operating Officer of the Company.

(g)	Mr. Hargreaves became Chief Operating Officer of the Company on May 22, 2008. Mr. Hargreaves also served as Chief Financial Officer of the Company until May of 2009. Prior to becoming Chief Operating Officer, Mr. Hargreaves served as Executive Vice President, Finance and Global Operations, and Chief Financial Officer.

(h)	Ms. Thomas became Senior Vice President and Chief Financial Officer on May 21, 2009. Prior thereto Ms. Thomas was Senior Vice President and Head of Corporate Finance.

* * *

The following table sets forth certain information regarding grants of plan-based awards for fiscal 2011 to the Named Executive Officers.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Shares Underlying Options	Exercise Price of Option Awards	Closing Market Price on the Date of Grant	Grant Date Fair Value of Stock and Option Awards(e)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
Brian Goldner	2/3/2011	(a)			$3,600,000
	2/9/2011	(b)				24,458	48,915	97,830					$2,233,459
	2/9/2011	(c)								205,656	$45.66	$45.51	2,134,709
David D.R. Hargreaves	2/3/2011	(a)			2,400,000
	2/9/2011	(b)				8,153	16,305	32,610					744,486
	2/9/2011	(c)								68,552	45.66	45.51	711,570
Deborah Thomas	2/3/2011	(a)	$184,015	306,692	920,077
	2/9/2011	(b)				3,937	7,873	15,746					359,481
	2/9/2011	(c)								37,098	45.66	45.51	385,077
	7/28/2011	(d)							4,000				159,680
Duncan Billing	2/3/2011	(a)			1,455,000
	2/9/2011	(b)				4,457	8,914	17,828					407,013
	2/9/2011	(c)								36,170	45.66	45.51	375,445
	7/28/2011	(d)							4,000				159,680
John Frascotti	2/3/2011	(a)			1,455,000
	2/9/2011	(b)				4,457	8,914	17,828					407,013
	2/9/2011	(c)								36,170	45.66	45.51	375,445
	7/28/2011	(d)							4,000				159,680

(a)	For Mr. Goldner, Mr. Hargreaves, Mr. Billing and Mr. Frascotti these management incentive awards were made pursuant to the Company’s 2009 Senior Management Annual Performance Plan. For Ms. Thomas these management incentive plan awards were made pursuant to the Company’s 2011 Management Incentive Plan.

(b)	All of these contingent stock performance awards were granted pursuant to the Company’s Restated 2003 Stock Incentive Performance Plan (the “2003 Plan”). These awards provide the recipients with the ability to earn shares of the Company’s Common Stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”) and cumulative net revenue (“Revenues”) targets over a three-year period beginning January 2011 and ending December 2013 (the “Performance Period”). Each Stock Performance Award has a target number of shares of Common Stock associated with such award which may be earned by the recipient if the Company achieves the stated EPS and Revenues targets set for the Performance Period. Upon a Change of Control, as defined in the 2003 Plan, all stock performance awards will be canceled in exchange for payment in the amount of the product of the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the target number of shares applicable to the award. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

(c)	All of these options were granted pursuant to the 2003 Plan. These options are non-qualified, were granted with an exercise price equal to the average of the high and low sales prices of the Company’s common stock on the date of grant, and vest in equal annual installments over the first three anniversaries of the date of grant. All options become fully vested in the event of death, disability or retirement at the optionee’s normal retirement date and are exercisable for a period of one year from the date of such disability or retirement, or in the case of death, from the appointment and qualification of the executor, administrator or trustee for the optionee’s estate. An optionee taking early retirement may, under certain circumstances, exercise all or a portion of the options unvested at his or her early retirement date and may exercise such options for three months or such longer period as the Compensation Committee may approve. Unless otherwise approved by the Compensation Committee in its discretion, upon termination of employment for any other reason, only options vested at the date of the termination may be exercised, and are exercisable for a period of three months following termination.

Upon a Change of Control, as defined in the 2003 Plan, all options become immediately exercisable and will be canceled in exchange for payment in the amount of the difference between the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the exercise price of such options. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee. Participants may exercise options and satisfy tax withholding liabilities by payments in cash or by delivery of Common Stock equal to the exercise price and the tax withholding liability. In addition, participants may instruct the Company to withhold shares issuable upon exercise in satisfaction of tax withholding liability.

(d)	All of these restricted stock unit awards were granted pursuant to the Company’s Restated 2003 Stock Incentive Performance Plan (the “2003 Plan”). The restricted stock units cliff vest in one tranche on the five-year anniversary of the grant date, provided the recipient remains employed with the Company through such date. Upon a Change of Control, as defined in the 2003 Plan, all of the restricted stock unit awards will be canceled in exchange for payment in the amount of the product of the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the target number of shares applicable to the award. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

(e)	The Grant Date Present Values for options for the Named Executive Officers were determined using the standard application of the Black-Scholes option pricing methodology using the following weighted average assumptions: volatility 29.25%, dividend yield 2.63% and a risk free interest rate of 2.33% based on the options being outstanding for approximately five and a half years. The Grant Date Present Values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing the Grant Date Present Values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on an option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, and the extent if any, by which such market value exceeds the exercise price on the date of exercise. The grant date fair values for the contingent stock performance awards were based on the average of the high and low trading prices on the date of grant of these awards, which was $45.66 per share on February 9, 2011. The grant date fair values for the restricted stock unit awards were based on the average of the high and low trading prices on the date of grant of these awards, which was $39.92 per share on July 28, 2011.

Please see note 13 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 25, 2011, for a detailed discussion of the assumptions used in valuing these options and stock awards.

* * *

The following table sets forth information for equity awards held by the named individuals as of the end of the Company’s 2011 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

							Stock Awards
	Option Awards						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(l)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(l)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Brian Goldner							0		$0	72,315(c)	$2,345,175
										37,302(d)	$1,209,704
										62,500(e)	$2,026,875
										30,750(f)	$ 997,223
										24,458(g)	$ 793,173
	100,000	—		—	$17.9685	4/24/2012
	75,000	—		—	$18.5750	5/19/2014
	90,000	—		—	$20.5700	5/18/2012
	181,406	—		—	$18.8150	7/26/2013
	122,888	—		—	$32.4250	5/23/2014
	164,609	—		—	$27.0950	2/12/2015
	265,076	132,538	(h)	—	$22.7300	5/20/2016
	104,032	208,062	(i)	—	$31.625	2/3/2017
	137,400	549,600	(j)	—	$38.395	3/25/2017
	18,700	74,800	(j)	—	$41.14	6/30/2017
	—	205,656	(k)	—	$45.66	2/8/2018
David D.R. Hargreaves							0		$0	25,311(c)	$ 820,836
										12,434(d)	$ 403,235
										8,153(g)	$ 264,402
	40,000	—		—	$18.5750	5/19/2014
	45,000	—		—	$20.5700	5/18/2012
	85,034	—		—	$18.8150	7/26/2013
	80,645	—		—	$32.4250	5/23/2014
	108,025	—		—	$27.0950	2/12/2015
	92,777	46,388	(h)	—	$22.7300	5/20/2016
	34,678	69,354	(i)	—	$31.625	2/3/2017
	—	68,552	(k)	—	$45.66	2/8/2018
Deborah Thomas							7,500	(a)	$243,225
							4,000	(b)	$129,720	6,328(c)	$ 205,217
										5,537(d)	$ 179,565
										3,937(g)	$ 127,677
	30,864	—		—	$27.0950	2/12/2015
	23,194	11,597	(h)	—	$22.7300	5/20/2016
	15,443	30,884	(i)	—	$31.625	2/3/2017
	—	37,098	(k)	—	$45.66	2/8/2018
Duncan Billing							7,500	(a)	$243,225
							4,000	(b)	$129,720	11,186(c)	$ 362,762
										5,654(d)	$ 183,359
										4,457(g)	$ 144,541
	21,219	—		—	$27.0950	2/12/2015
	20,502	20,502	(h)	—	$22.7300	5/20/2016
	15,768	31,534	(i)	—	$31.625	2/3/2017
	—	36,170	(k)	—	$45.66	2/8/2018
John Frascotti							7,500	(a)	$243,225
							4,000	(b)	$129,720	11,525(c)	$ 373,756
										5,654(d)	$ 183,359
										4,457(g)	$ 144,541
	21,862	—		—	$27.0950	2/12/2015
	42,247	21,123	(h)	—	$22.7300	5/20/2016
	15,768	31,534	(i)	—	$31.625	2/3/2017
	—	36,170	(k)	—	$45.66	2/8/2018

(a)	Comprised of restricted stock units granted on July 29, 2010 which cliff vest on the five-year anniversary of the date of grant, provided the recipient continued employment with the Company through that date.

(b)	Comprised of restricted stock units granted on July 28, 2011 which cliff vest on the five-year anniversary of the date of grant, provided the recipient continued employment with the Company through that date.

(c)	These contingent stock performance awards, granted in fiscal 2009, are reflected at 105% of the target number of shares for such awards. The performance period for those awards ended at the end of December 2011, but the awards were not actually earned by the recipients until February 2012, following certification of the Company’s financial performance under those awards at a level which yielded a payout of 105% of target.

(d)	These contingent stock performance awards granted in February 2010, are reflected at the threshold number of shares for such awards (which is 50% of the target number), even though the performance period will not end until December 2012 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(e)	These contingent stock performance awards granted in March 2010 to Mr. Goldner, are reflected at the threshold number of shares for such awards (which is 50% of the target number), even though the performance period will not end until December 2012 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(f)	These contingent stock performance awards granted in July 2010 to Mr. Goldner, are reflected at the threshold number of shares for such awards (which is 50% of the target number), even though the performance period will not end until December 2012 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(g)	These contingent stock performance awards granted in February 2011, are reflected at the threshold number of shares for such awards (which is 50% of the target number), even though the performance period will not end until December 2013 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(h)	The remainder of these options will vest on May 21, 2012, subject to the optionee’s continued employment with the Company through that date.

(i)	One half of these options will vest on each of February 4, 2012 and February 4, 2013, subject to the optionee’s continued employment with the Company through those dates.

(j)	One fourth of these options will vest on each of March 26, 2012, March 26, 2013, March 26, 2014 and December 31, 2014, subject to the optionee’s continued employment with the Company through those dates.

(k)	One third of these options will vest on each of February 9, 2012, February 9, 2013 and February 9, 2014, subject to the optionee’s continued employment with the Company through those dates.

(l)	These amounts were computed by multiplying the number of shares by the closing share price of $32.43 on December 23, 2011, the last trading day of the Company’s 2011 fiscal year.

***

The following table sets forth information concerning aggregate option exercises, vesting of restricted stock and earning of stock pursuant to contingent stock performance awards during the 2011 fiscal year for the Named Executive Officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)
			Shares Acquired on Vesting (#)(1)		Value Realized On Vesting ($)
Brian Goldner	0	$0	35,508	(2)	$1,604,962
David D.R. Hargreaves	0	$0	23,302		$1,053,250
Deborah Thomas	0	$0	6,658		$300,942
Duncan Billing	0	$0	13,731		$620,641
John Frascotti	0	$0	14,148		$639,490

(1)	All of these shares were earned in February 2011 pursuant to the contingent stock performance awards granted in February 2008 and the value reflected in the value realized column was computed by multiplying the number of shares by $45.20, which was the average of the high and low trading prices on February 22, 2011, the day the shares were earned.

(2)	Does not include 57,787 shares which were subject to a restricted stock unit grant that vested on May 22, 2011. Although this restricted stock unit grant vested on May 22, 2011, Mr. Goldner will not receive any shares of stock pursuant to the grant until the end of his employment with the Company.

***

The following table sets forth information regarding each of the Named Executive Officers’ years of credited service and accrued pension benefits with the Company under plans providing specified retirement payments and benefits, including tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and non-qualified defined contribution plans. Information is provided as of the plans’ measurement dates used for financial reporting purposes for the Company’s 2011 fiscal year.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service	Present Value of Accrued Benefit Payable at Normal Retirement ($)(a)	Payments During The Last Fiscal Year($)
Brian Goldner	Pension Plan	8.0	$ 125,908	$ 0
	Supplemental Plan	8.0	$ 974,443	$ 0
David D.R. Hargreaves	Pension Plan	15.0	$ 387,917	$ 0
	Supplemental Plan	15.0	$1,314,081	$ 0
	Retirement Agreement	29.0	$6,078,809	$ 0
Deborah Thomas	Pension Plan	9.0	$ 132,737	$ 0
	Supplemental Plan	9.0	$ 75,221	$ 0
Duncan Billing	Pension Plan	16.0	$ 305,056	$ 0
	Supplemental Plan	16.0	$ 510,268	$ 0
John Frascotti(b)	Pension Plan	N/A	N/A	N/A

(a)

The “Present Value of Accrued Benefit” is the lump-sum value as of December 25, 2011 of the annual pension benefit earned as of December 25, 2011 payable under a plan for the executive’s life beginning on the date in which the Named Executive Officer may commence an unreduced pension under the respective plan, reflecting credited service and five-year average compensation as of the plan freeze date of December 31, 2007, and current statutory benefit and pay limits as applicable. Certain assumptions were used to determine the lump-sum values and are outlined below. These assumptions are consistent with those used for financial statement purposes, except that the Named Executive Officer is assumed to continue to be employed until the assumed retirement age (i.e., there will be no assumed termination for any reason, including death or disability). The assumptions are as follows: (i) measurement date is December 25, 2011, (ii) it is assumed that 65% of participants will elect a lump sum payment and 35% will elect an annuity under the Pension Plan and the Supplemental Plan, and that Mr. Hargreaves will elect an annuity for any benefits provided under the Retirement Agreement, (iii) the discount rate is assumed to be 4.96% for the Pension Plan, 4.75% for the Supplemental Plan and 4.81% for the Retirement Agreement, (iv) for the Pension Plan and the Supplemental Plan, the lump sum interest rate is assumed to be 4.96%, (v) for mortality (post-commencement) the RP-2000 mortality tables projected to the measurement date are used with separate rates for males and females for benefits paid as annuities and the IRS table promulgated in Revenue Ruling 2007-67 for benefits paid as lump sums, (vi) the earliest unreduced retirement age is age 65 for the plans prior to the January 1, 2000 amendment, and age 55 for the plans following such amendment and (vii) all values are estimates only; actual benefits will be based on data, pay and service at the time of retirement. Mr. Hargreaves is currently eligible for an unreduced retirement benefit.

(b)	The Pension Plan was frozen prior to Mr. Frascotti joining the Company.

Description of Pension Plans

The Company sponsors the Hasbro, Inc. Pension Plan (the “Pension Plan”) and the Supplemental Benefit Plan (the “Supplemental Plan”) for substantially all of its U.S. employees. The Pension Plan provides funded, tax-qualified benefits subject to the limits on compensation and benefits applicable under the Internal Revenue Code. Except for John Frascotti, who joined the Company on January 21, 2008, after the Pension Plan benefits had been frozen, all of the Named Executive Officers participate in the Pension and Supplemental Plans. As a result of his service while in the U.K., Mr. Hargreaves accrued a benefit under the Company’s former U.K. Employee Benefits Plan (the “U.K. Plan”) and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). As is discussed in the “Executive Benefits” section of the Compensation Discussion and Analysis, the Company entered into a Retirement Agreement with Mr. Hargreaves. The Retirement Agreement effectively replaces the benefit accrued under the Expatriate Plan while providing for continued pension accruals until Mr. Hargreaves’ retirement. The U.K. Plan was closed in 1994 and the accrued benefits under the U.K. Plan were transferred to Legal and General. The Company no longer has any obligation to pay those benefits. Mr. Hargreaves is, however, entitled to an annuity benefit from Legal and General relating back to the closed U.K. Plan. The Pension Plan, Supplemental Plan, Post-Employment Agreement, former U.K. Plan annuity benefit and Retirement Agreement are described in more detail below.

The Company does not have a policy of granting any additional years of benefit service beyond the definition of benefit service within the plans identified above. A year of benefit service is earned for each year in which an employee completes at least 1,000 hours of service for the Company.

Benefits earned under the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan were frozen effective December 31, 2007. Effective January 1, 2008, the Company amended its 401(k) Plan to include an additional annual Company contribution targeted at 3% of an employee’s base salary and bonus, which is in addition to the pre-existing Company matching formula. In addition, for eligible employees meeting certain age and service requirements, there will be an additional annual transition contribution ranging from 1% to 9% of the employees’ base salary and bonus during the years 2008 through 2012. Annual contributions in excess of IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)). Mr. Hargreaves waived his right to participate in either of these new 401(k) Plan features.

Pension Plan

Effective January 1, 2000, the Company amended the Pension Plan as part of an overall redesign of its retirement programs. The January 1, 2000 amendments to the Pension Plan implemented a number of changes. Among the significant changes, the amendments to the Pension Plan provided for a lump sum benefit or an annual benefit, both determined primarily on the basis of average compensation and actual years of service (previously years of service in excess of 30 years were excluded). Another aspect of the amendments made the benefits under the Pension Plan portable after five years of service with the Company.

Until January 1, 2007, employees working for the Company at the time of the January 1, 2000 amendments received the greater of the benefit provided by the unamended plan and the benefit provided by the amended plan. For such employees retiring on or after January 1, 2007, to compute their benefits the Company determines what the employee’s benefits would have been under the Pension Plan, prior to the amendment, as of December 31, 2006. If the benefits under the Pension Plan, prior to the amendment, are higher than the benefits provided for such employee under the Pension Plan following the amendment, the employee’s pension benefits are computed by adding the benefits accrued under the unamended plan, as of December 31, 2006, to the benefits accrued under the plan, as amended, for periods of service after January 1, 2007. For employees joining the Company after January 1, 2000, benefits will only be computed with respect to the Pension Plan as amended. Mr. Goldner was hired after January 1, 2000 and, therefore, is covered only by the amended Pension Plan.

Prior to the January 1, 2000 amendment the annual annuity under the Pension Plan was computed as follows: (I) (A) 50% of the person’s five-year average compensation was reduced by (B) X% of the lesser of (i) the person’s three-year average compensation and (ii) the person’s social security covered compensation, and (II) the resulting amount was then multiplied by the ratio of years of benefit service (not to exceed 30) over 30. For purposes of computing benefits in this formula X equals: (i) 22.5 if the social security retirement age is 65, (ii) 21.0 if the social security retirement age is 66 and (iii) 19.5 if the social security retirement age is 67.

If benefits commenced prior to age 65, (A) and (B) above were adjusted separately for early commencement as follows: (A) is reduced by 4% per year until age 50 and on an actuarially equivalent basis thereafter and (B) is reduced 5/9th of 1% for the first 60 months commencement precedes social security retirement age and 5/18th of 1% for the next 60 months. Thereafter, (B) is reduced on a actuarially equivalent basis. In all cases, X above equals 22.5% for early commencement of benefits.

Following the January 1, 2000 amendment annual annuity benefits under the Pension Plan are computed as follows: (I) (A) 2/3 of 1% of the person’s five-year average compensation is added to (B) 1/3 of 1% of the person’s five-year average compensation in excess of the social security taxable wage base and the resulting amount is multiplied by (II) the person’s years of benefit service. Under the amended plan, benefits commencing prior to age 55 are reduced 1/4th of 1% for each month commencement precedes age 55, with a maximum reduction of 75%.

For purposes of the computations set forth above under the Pension Plan, “five-year average compensation” equals the highest consecutive five years of compensation during the last ten years, while “three-year average compensation” equals the three most recent years during the same five-year period. Compensation includes salary, non-equity incentive plan payments and any additional cash bonus (in the year paid) as well as tax-qualified elective deferrals and excludes equity based compensation, sign-on or retention bonuses and other forms of non-cash compensation that may be taxable to the executive. Compensation is subject to the maximum limits imposed under the Code (which were $225,000 for 2007, the last year that compensation was considered under the plan).

Participants may elect to receive benefits as a lump sum payment or one of the annuity forms of payment available under the Pension Plan. Because the plan provides for a lump sum payment, benefits may commence at any age after termination, once vested (generally after five years of benefit service). For early commencement, the comparison of benefits under the amended and unamended formulae is determined based on the reduced benefit under each formula at the commencement age.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

Supplemental Plan (Pension)

The Supplemental Plan provides benefits determined under the same benefit formula as the Pension Plan, but without regard to the compensation and benefit limits imposed by the Code. For determination of Supplemental Plan benefits, compensation deferred into the Non-qualified Deferred Compensation Plan is included in the year of deferral. Benefits under the Supplemental Plan are reduced by benefits payable under the Pension Plan. The Supplemental Plan benefits are not tax-qualified and are unfunded.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

U.K. Employee Benefits Plan

As a result of his service while in the U.K., Mr. Hargreaves accrued a benefit under the Company’s former U.K. Employee Benefits Plan (the “U.K. Plan”) and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). The U.K. Plan was closed in 1994 and an annuity was purchased from Legal and General to provide the accrued benefits under the U.K. Plan. The Company no longer has any obligation to pay those benefits. Mr. Hargreaves is, however, entitled to the annuity benefit from Legal and General relating back to the closed U.K. Plan. The annual single straight-life annuity benefit earned by Mr. Hargreaves under the U.K. Plan as of the date his participation in the U.K. Plan ceased was 9,617 British pounds. This annuity amount is adjusted each year for inflation.

Retirement Agreement With Mr. Hargreaves

Mr. Hargreaves is entitled to a defined benefit from a Retirement Agreement that replaces the benefits previously accrued under the Expatriate Plan and considers all of his services with Hasbro, including periods in the U.K. The single straight-life annuity benefit under the Retirement Agreement is determined as follows: (I) (A) 1% of five-year average compensation multiplied by (B) years of benefit service (for this purpose Mr. Hargreaves is continuing to accrue years of benefit service), with such benefits then being reduced by (II) the benefits payable from the (i) former U.K. Plan sponsored by Hasbro (which benefits are now being provided by Legal and General as a result of the buyout of deferred pensioners), (ii) Pension Plan and (iii) Supplemental Plan (pension benefits). Due to Mr. Hargreaves age and service, benefits under this plan are payable on an unreduced basis.

The following table provides information with respect to fiscal 2011 for each of the Named Executive Officers regarding defined contribution plans and other plans which provide for the deferral of compensation on a basis that is not tax-qualified.

	Non-qualified Deferred Compensation
Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)(a)	Aggregate Earnings in Last Fiscal Year($)(b)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(c)
Brian Goldner	Nonqualified Deferred Compensation Plan	$164,169	$ —	$6,948	$—	$ 450,043
	Supplemental Savings Plan	—	355,500	90,448	—	2,124,822
David D.R. Hargreaves	Nonqualified Deferred Compensation Plan	—	—	(5,830)	—	2,971,435
	Supplemental Savings Plan	—	129,300	44,187	—	985,030
Deborah Thomas	Nonqualified Deferred Compensation Plan	—	—	2,772	—	322,422
	Supplemental Savings Plan	—	57,615	10,505	—	266,944
Duncan Billing	Nonqualified Deferred Compensation Plan	—	—	(16,391)	—	207,652
	Supplemental Savings Plan	—	69,000	20,593	—	472,882
John Frascotti	Nonqualified Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	51,750	5,702	—	171,984

(a)	Both the executive and registrant contributions above are also disclosed in the preceding Summary Compensation Table as either salary, non-equity incentive plan compensation or under all other compensation, as applicable. Registrant contributions earned during 2011 and credited to the account during 2011 as well as executive contributions on amounts earned during 2011 but paid in 2012 are included in the table above.

(b)	The aggregate earnings in the last fiscal year include earnings on amounts deferred by the individual in years prior to fiscal 2011.

(c)	Includes registrant and executive contributions on amounts earned during 2011 but credited during 2012. In addition to the amounts contributed for 2011, the amounts below were reported as compensation in prior Summary Compensation Tables (Mr. Goldner and Mr. Hargreaves have had their compensation for fiscal 2000 forward reported as named executive officers in the Company’s previous proxy statements, Ms. Thomas had her compensation for fiscal 2009 forward reported as a Named Executive Officer, and Mr. Billing and Mr. Frascotti have had their compensation for fiscal 2008 forward reported in the Company’s proxy statements).

Brian Goldner	$2,061,884
David D.R. Hargreaves	$2,695,589
Deborah Thomas	$101,063
Duncan Billing	$208,376
John Frascotti	$112,218

Amounts included in the “Non-qualified Deferred Compensation” table above consist of executive deferrals and registrant contributions under the Supplemental Plan and the Non-qualified Deferred Compensation Plan, each of which are described below.

Supplemental Plan (401(k))

Each of the Named Executive Officers participated in the Supplemental Plan. All registrant contributions reflected in the preceding table were allocated to the Supplemental Plan. Elective deferrals are not permitted under the Supplemental Plan. Account balances received interest at the rate of 5.60% per year for 2011. This rate reflects the 2011 return, less an allowance for certain expenses, paid by the insurance companies providing this corporate owned life insurance product to Hasbro. Matching contributions are fully vested at all times while the annual Company and transition contributions are subject to a 3-year vesting requirement, however remaining benefits are subject to forfeiture for violations of non-competition or confidentiality obligations or for termination due to certain criminal acts involving Company property. Benefits under the Supplemental Plan are payable as a lump sum upon termination of employment (including retirement and death), subject to a six-month waiting period under Code Section 409A, as applicable.

As is noted in the description of Pension Plans set forth in the preceding pages, effective January 1, 2008, this plan was expanded to include new program employer contributions in excess of IRS limits.

Non-qualified Deferred Compensation Plan

The Company’s Non-qualified Deferred Compensation Program is available to all of the Company’s employees who are in band 40 (director level) or above and whose compensation is equal to or greater than $110,000 for 2011, including the Named Executive Officers. Participants may defer up to 75% of their base salary and 85% of the awards they are paid under the Company’s non-equity incentive plans. Participant account balances are credited with earnings based on the participant’s selection from the list of investments below. The fixed rate option was added to the plan effective July 21, 2009. The allocation of investments may be changed as often as daily, with the exception of the Hasbro Stock Fund and the fixed rate option. Selection of the Company Stock Fund and the fixed rate option is made once per year and becomes effective the following January. Rates of return earned (lost) by the Named Executive Officers are the same as the rates of return earned (lost) by other participants selecting the same investment choices and are set forth in the table below for fiscal 2011. As such, the Company does not consider these rates of return to be “above-market” within the meaning of the rules of the United States Securities and Exchange Commission.

Investment	Rate of Return for 2011	Investment	Rate of Return for 2011
Money Market	0.11%	Large Cap Growth	0.20%
Intermediate Bond	3.61%	Mid-Cap Core Index	(2.04)%
Balanced	3.70%	Small-Cap Core Index	(4.30)%
Large Cap Value	3.92%	International Equity	(13.54)%
S&P 500 Index	2.04%	Real Return	11.66%
Large Cap Core	(2.53)%	Hasbro Stock Fund	Approximates the
Fixed Rate Option	5.60%		rate of return on the Company’s common stock

Generally, account balances under the plan may be paid as a lump sum or in installments over a five, ten or fifteen-year period following the termination of employment, except amounts designated as short-term payouts which are payable at a pre-selected date in the future. Account balances may be distributed prior to retirement in the event of a financial hardship, but not in excess of the amount needed to meet the hardship.

Potential Payments Upon Termination or Change in Control; Employment Agreements

The following tables provide information as to the value of incremental payments and other benefits that would have been received by the Named Executive Officers upon a termination of their employment with the Company due to various types of situations, including upon a change in control of the Company, assuming such termination and change in control had taken place on December 23, 2011 (the last business day of the Company’s 2011 fiscal year). The benefits reflect the closing price of the Company’s Common Stock of $32.43 on December 23, 2011, where appropriate, except that in the case of a Change in Control, the benefits reflect a price of $39.20 per share (which was the highest price during the sixty days prior to December 23, 2011, as computed in accordance with the Company’s equity compensation plans). Following these tables is a narrative description of the plans and agreements pursuant to which these payments and benefits are payable.

In addition to the benefits detailed in the following tables, the Named Executive Officers are eligible to receive vested benefits under the Company’s pension plans and deferred compensation plans, to the extent applicable, which are quantified in the preceding tables in this proxy statement, as well as benefits under stock options held by such executive officers which are vested and exercisable as of the date of their termination. In addition, the Named Executive Officers are eligible to participate in the Company’s post-retirement medical program, which is available to all salaried employees and provides post-retirement life insurance and access to health coverage funded by the retiree at the same rates as an active employee.

Brian Goldner

	Voluntary Resignation	Involuntary for Cause		Involuntary w/out Cause / Voluntary for Good Reason		Involuntary Without Cause or for Good Reason (w/ Change in Control)(a)	Disability	Death Pre- Retirement	Retirement
Cash Severance
Base Salary	$0	$0		$2,400,000		$3,060,924	$0	$0	N/A
Bonus	$0	$0		$3,000,000		$7,320,000	$0	$0	N/A
Bonus for 2011	$0	$0		$1,500,000		$1,500,000	$1,500,000	$1,500,000	N/A

Total Cash Severance	$0	$0		$6,900,000		$11,880,924	$1,500,000	$1,500,000	N/A
Benefits & Perquisites
Pension	$0	$0	(b)	$0		$123,946	$0	$0	N/A
Health and Welfare Benefits	$0	$0		$36,794		$55,191	$0	$0	N/A
Outplacement	$0	$0		$17,000		$17,000	N/A	N/A	N/A

Total Benefits & Perquisites	$0	$0		$53,794		$196,137	$0	$0	N/A
280G Tax Gross-Up	N/A	N/A		N/A		$9,977,634	N/A	N/A	N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$1,453,109		$4,201,399	$1,453,109	$1,453,109	N/A
Value of Accelerated Performance Shares	$0	$0		$8,168,955	(c)	$12,152,745	$10,053,916	$10,053,916	N/A

Total Value of Accelerated Equity Grants	$0	$0		$9,622,064		$16,354,144	$11,507,025	$11,507,025	N/A
Total Value: Incremental Benefits	$0	$0		$16,575,858		$38,408,839	$13,007,025	$13,007,025	N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Goldner’s employment agreement as it was in effect at the end of fiscal 2011, including both pension and deferred compensation, were subject to forfeiture.

(c)	For purposes of this calculation the target number of shares is pro-rated for certain of the awards for the portion of the performance period completed as of December 23, 2011.

David D.R. Hargreaves

	Voluntary Resignation	Involuntary for Cause		Involuntary Without Cause	Involuntary Without Cause or for Good Reason (w/Change in Control)(a)	Disability		Death Pre- Retirement		Retirement
Cash Severance
Base Salary	$0	$0		$892,308	$2,130,462	$0		$0		N/A
Bonus	$0	$0		$0	$4,170,000	$0		$0		N/A
Target Bonus for 2011	$0	$0		$0	$640,000	$0		$0		N/A

Total Cash Severance	$0	$0		$892,308	$6,940,462	$0		$0		N/A
Benefits & Perquisites
Pension	$0	$0	(b)	$0	$922,890	$0		$0		$0
Health and Welfare Benefits	$0	$0		$19,604	$52,728	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$0	$0		$36,604	$992,618	$0		$0		$0
280G Tax Gross-Up	N/A	N/A		N/A	$0	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$0	$1,289,367	$505,794		$505,794		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$1,613,982	$706,942	(c)	$706,942	(c)	$706,942	(c)

Total Value of Accelerated Equity Grants	$0	$0		$0	$2,903,349	$1,212,736		$1,212,736		$706,942
Total Value: Incremental Benefits	$0	$0		$928,912	$10,836,429	$1,212,736		$1,212,736		$706,942

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Hargreaves’ change in control agreement, including both pension and deferred compensation, are subject to forfeiture.

(c)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 23, 2011.

Deborah Thomas

	Voluntary Resignation	Involuntary for Cause		Involuntary Without Cause	Involuntary Without Cause or for Good Reason (w/Change in Control)(a)	Disability		Death Pre- Retirement		Retirement
Cash Severance
Base Salary	$0	$0		$515,000	$1,030,000	$0		$0		N/A
Bonus	$0	$0		$0	$613,385	$0		$0		N/A
Target Bonus for 2011	$0	$0		$0	$0	$0		$0		N/A

Total Cash Severance	$0	$0		$515,000	$1,643,385	$0		$0		N/A
Benefits & Perquisites
Pension(b)	$30,196	$0	(c)	$30,196	$0	$30,196		$0		N/A
Health and Welfare Benefits	$0	$0		$13,744	$13,744	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$30,196	$0		$60,940	$30,744	$30,196		$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A	N/A	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$0	$424,949	$137,353		$137,353		N/A
Value of Accelerated Restricted Stock	$0	$0		$0	$450,800	$78,707		$78,707		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$742,723	$321,316	(d)	$321,316	(d)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$0	$1,618,472	$537,376		$537,376		N/A
Total Value: Incremental Benefits	$30,196	$0		$575,940	$3,292,601	$567,572		$537,376		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 23, 2011.

Duncan Billing

	Voluntary Resignation	Involuntary for Cause		Involuntary Without Cause	Involuntary Without Cause or for Good Reason (w/Change in Control)(a)	Disability		Death Pre- Retirement		Retirement
Cash Severance
Base Salary	$0	$0		$485,000	$970,000	$0		$0		N/A
Bonus	$0	$0		$0	$582,000	$0		$0		N/A
Target Bonus for 2011	$0	$0		$0	$0	$0		$0		N/A

Total Cash Severance	$0	$0		$485,000	$1,552,000	$0		$0		N/A
Benefits & Perquisites
Pension	$0	$0	(b)	$0	$0	$0		$0		N/A
Health and Welfare Benefits	$0	$0		$17,983	$17,983	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	$0		$0		N/A

Total Benefits & Perquisites	$0	$0		$34,983	$34,983	$0		$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A	N/A	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$0	$576,538	$224,254		$224,254		N/A
Value of Accelerated Restricted Stock	$0	$0		$0	$450,800	$78,707		$78,707		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$792,703	$337,467	(c)	$337,467	(c)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$0	$1,820,041	$640,428		$640,428		N/A
Total Value: Incremental Benefits	$0	$0		$519,983	$3,407,024	$640,428		$640,428		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive.

(b)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan, including both pension and deferred compensation, are subject to forfeiture.

(c)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 23, 2011.

John Frascotti

	Voluntary Resignation	Involuntary for Cause	Involuntary Without Cause	Involuntary Without Cause or for Good Reason (w/Change in Control)(a)	Disability		Death		Retirement
Cash Severance
Base Salary	$0	$0	$485,000	$970,000	$0		$0		N/A
Bonus	$0	$0	$0	$582,000	$0		$0		N/A
Target Bonus for 2011	$0	$0	$0	$0	$0		$0		N/A

Total Cash Severance	$0	$0	$485,000	$1,552,000	$0		$0		N/A
Benefits & Perquisites
Pension	$0	$0	$0	$0	$0		$0		N/A
Health and Welfare Benefits	$0	$0	$18,347	$18,347	$0		$0		N/A
Outplacement	$0	$0	$17,000	$17,000	$0		$0		N/A

Total Benefits & Perquisites	$0	$0	$35,347	$35,347	$0		$0		N/A
280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0	$0	$586,766	$230,278		$230,278		N/A
Value of Accelerated Restricted Stock	$0	$0	$0	$450,800	$78,707		$78,707		N/A
Value of Accelerated Performance Shares	$0	$0	$0	$792,703	$337,467	(b)	$337,467	(b)	N/A

Total Value of Accelerated Equity Grants	$0	$0	$0	$1,830,269	$646,452		$646,452		N/A
Total Value: Incremental Benefits	$0	$0	$520,347	$3,417,616	$646,452		$646,452		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive.

(b)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 23, 2011.

Agreements and Arrangements Providing Post-Employment and Change in Control Benefits

The Company provides post-employment benefits through broad-based programs as well as individual agreements for certain executives. Benefits provided through each of the following programs are summarized below and the value of these benefits in various situations is included in the preceding tables.

•	Hasbro Equity Incentive Plans

•	Hasbro Severance Benefit Plan

•	Change of Control Agreements

•	Change in Control Severance Plan for Designated Senior Executives

•	Employment Agreement with Brian D. Goldner

•	Retirement Agreement with David D.R. Hargreaves

Benefits Under Hasbro Equity Incentive Plans

The executive officers of the Company and certain of the Company’s other employees have received outstanding equity awards, in the form of stock options, restricted stock units and/or contingent stock performance awards, under a number of equity incentive plans, including the Company’s 1995 Stock Incentive Performance Plan, 1997 Employee Non-qualified Stock Plan and Restated 2003 Stock Incentive Performance Plan.

Unless modified by the individual employment agreements or equity grant agreements entered into between the Company and an executive officer, all equity awards (including stock options, restricted stock grants, deferred restricted stock units and contingent stock performance awards) under all of the Company’s equity incentive plans are subject to the post-termination provisions which are summarized below, based on the type of termination or the occurrence of a change of control.

Effect of a Change of Control

Upon a change in control, whether or not an executive officer’s employment is terminated, all of such officer’s options become immediately exercisable and will be canceled in exchange for payment in the amount of the difference between the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the exercise price of such options. This payment will be made in a lump sum in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

Shares of restricted stock, restricted stock units and the target number of shares subject to contingent stock performance awards will become immediately vested upon a change in control and settled in a similar manner as stock options, as described above, except that there is no exercise price for restricted stock, restricted stock units or performance shares, so the value received will be the product of the number of shares multiplied by the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control.

For purposes of the Company’s equity incentive plans, “Change of Control” bears the same definition as described in the Change of Control Agreements, which are described below, except that for equity awards made on or after May 24, 2006, the threshold for a change in control is 35%, rather than 20%.

Disability Termination

If an executive officer’s employment with the Company is terminated due to a permanent disability of such officer, then, except to the extent this treatment is modified in an individual officer’s employment agreement, for such officer’s outstanding equity awards: (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of such disability, (ii) a pro-rata portion, reflecting the portion of the total vesting period which has elapsed, of restricted stock unit awards immediately vest and (iii) outstanding contingent stock performance awards remain outstanding for the remainder of the performance period and at the end of the performance period the number of shares which would have been earned under the award is pro-rated based on the portion of the performance period prior to the officer’s termination due to disability and such pro-rated number of shares is paid to the officer.

Termination due to Death of an Officer

If an executive officer’s employment with the Company terminates due to the officer’s death, then, except to the extent this treatment is modified in an individual officer’s employment agreement, for such officer’s outstanding equity awards (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of death or the appointment of the executor of such officer’s estate, (ii) a pro-rata portion, reflecting the portion of the total vesting period which has elapsed, of restricted stock unit awards immediately vest and (iii) outstanding contingent stock performance awards are paid out based on the pro-rated portion of the performance period completed prior to the officer’s death, with such pro-rated period applied to the target number of shares subject to such awards.

Retirement

Upon retirement of an executive officer, outstanding equity awards are treated in the following manner: (i) if the retirement qualifies as normal retirement, where the officer is 65 or older and has five or more years of service with the Company, all stock option awards vest and become exercisable for a period of one year following retirement and a pro-rata portion, reflecting the portion of the total vesting period which has elapsed, of restricted stock unit awards immediately vest, (ii) if the retirement qualifies as early retirement under the equity plans, the Compensation Committee has discretion whether or not to accelerate the vesting of unvested stock options, restricted stock and restricted stock units (the preceding tables assume the Compensation Committee does not exercise its discretion to vest additional shares) and (iii) if it qualifies as normal retirement or early retirement, unearned performance share awards remain outstanding for the remainder of the performance period and at the end of the period the number of shares which are actually earned are pro-rated for the portion of the performance period during which the officer was employed and such pro-rated portion is paid to the retired executive.

Other Voluntary or Involuntary Terminations

For all other terminations of employment of an executive officer, either voluntary or involuntary, except to the extent this treatment is modified in an individual officer’s employment agreement or by action of the Compensation Committee, no additional vesting of equity awards occurs as a result of termination but (i) stock options that were currently exercisable prior to termination remain exercisable for a period of from three (in the case of stock options granted with an exercise price equal to fair market value on the date of grant) to six (in the case of stock options granted with an exercise price in excess of the fair market value on the date of grant) months following the date of termination and (ii) all unvested restricted shares and stock units, and unearned contingent stock performance awards, are forfeited.

Hasbro Severance Benefit Plan

The Company’s Severance Benefits Plan provides for a basic level of severance benefits and a more substantial level of benefits, subject to the individual signing a severance agreement acceptable to the Company. These benefits are provided if the executive is terminated by the Company without cause. The benefits shown for Mr. Hargreaves, Ms. Thomas, Mr. Billing and Mr. Frascotti in the preceding tables assume that each officer signs an acceptable severance agreement and is thereby eligible for the following benefits under the Company’s Severance Benefits Plan: (i) continuation of base salary for a period equal to the greater of 2 weeks for each complete year of service with the Company or one year, (ii) continuation of Health & Welfare benefits for the same period including medical, dental, vision and life insurance, with the Company sharing the cost at the same rate as a similarly situated active employee and (iii) participation in an outplacement program. The amount shown in the tables above assumes one year of participation for each of these executives other than Mr. Hargreaves, for which the amount reflects 58 weeks. However, benefits under the Company’s Severance Benefits Plan cease upon re-employment of an executive, provided that if the individual notifies the Company of the new employment, the Company will provide a lump sum equal to 50% of the remaining severance pay as of the date of new employment.

Change of Control Agreements with Mr. Goldner and Mr. Hargreaves

Each of Brian Goldner and David D.R. Hargreaves is party to change in control agreements, as amended (the “Change of Control Agreements”) with the Company. The Change of Control Agreements come into effect only upon a “Change of Control,” as defined therein, and continue for three years after such date (the “Employment Period”).

If, during the Employment Period, an executive’s employment with the Company is involuntarily terminated other than for “Cause,” the executive is entitled to the executive’s (a) average annual salary for the five years preceding the Change of Control (or such lesser number of actual years employed) plus (b) the greater of (x) the target bonus during the year of termination and (y) the average annual bonus for the five completed years preceding the Change of Control (or such lesser number of actual years employed), in each case multiplied by three (or multiplied by two if the special bonus described in the following sentence has already been paid). In addition, if the executive remains employed through the first anniversary of the Change in Control the executive will receive a special bonus equal to one year’s salary and bonus, computed using the five-year look back period described in the prior sentence.

If the executive’s employment is involuntarily terminated other than for “Cause” during the Employment Period, the executive would also be entitled to an amount equal to the shortfall between the actuarial benefit payable to the executive under the Company’s retirement plans as a result of the early termination and the amount the executive would have received if the executive had continued in the employ of the Company for the remainder of the Employment Period. In addition, the executive and the executive’s family would be entitled to the continuation of medical, welfare, life insurance, disability and other benefits for at least the remainder of the Employment Period. If the executive is subject to the payment of excise tax under Section 4999 of the Code or any tax imposed by Section 409A of the Code, the Company will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such taxes not applied.

In addition, the Change of Control Agreements permit an executive to terminate the executive’s employment for “Good Reason” at any time or for any reason during a 30-day period immediately following the first anniversary of the Change of Control and receive the above-described severance benefits. “Good Reason” includes diminution of the executive’s responsibilities or compensation, relocation or purported termination otherwise than as expressly permitted by the Change of Control Agreements. Under certain circumstances, certain payments by the Company pursuant to the Change of Control Agreements may not be deductible for federal income tax purposes pursuant to Section 280G of the Code.

A “Change of Control” is defined as the occurrence of certain events, including acquisition by a third party of 20% or more of the Company’s outstanding voting securities, a change in the majority of the Board, consummation of a reorganization, merger, consolidation, substantial asset sale involving, or shareholder approval of a liquidation or dissolution of, the Company subject, in each case, to certain exceptions. “Cause” is defined, for purposes of the Agreements, as demonstrably willful or deliberate violations of the executive’s responsibilities which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company, which are unremedied after notice, or conviction of the executive of a felony involving moral turpitude.

Change in Control Severance Plan for Designated Senior Executives

In 2011 the Company adopted the Hasbro, Inc. Change in Control Severance Plan for Designated Senior Executives (the “Plan”). Participants in the Plan include Ms. Thomas, Mr. Billing and Mr. Frascotti. Under the Plan, if a Change in Control (as defined in the Plan) occurs and the covered executive’s employment is terminated by the Company without Cause (as defined in the Plan) or the covered executive resigns from the Company with Good Reason (as defined in the Plan) in the 24 month period following the Change in Control, the covered executive will be entitled to the following payments and benefits: (A) two times (i) the sum of the covered executive’s annual base salary in effect on the date of termination (or, if higher, immediately preceding the Change in Control) and (ii) the percentage of earned salary which constitutes the target bonus for the covered executive assuming target Company performance under the annual incentive plan in place at the time of termination, and (B) payment by the Company of the employer and employee premiums for continued health coverage for the covered executive and his/her covered dependents for the shorter of 12 months following cessation of employment and the period for which the individuals are eligible for and elect such coverage.

The annual base salary and target bonus payouts will be reduced by an amount equal to the total of severance payments to which the covered executive is entitled to receive or will receive under any other severance plan, policy or individual agreement applicable to the covered executive’s employment termination. The severance payments and benefits above are subject to the covered executive complying with a non-competition covenant, which is effective while the covered executive is employed by the Company and for a period of 18 months after the covered executive’s employment ends, regardless of the reason for the termination of employment. The Plan does not provide for any tax gross-ups and does not provide benefits to the executive unless their employment with the Company is terminated.

Employment Agreement with Mr. Goldner

The Company and Mr. Goldner entered into an Amended and Restated Employment Agreement (the “Agreement”), effective March 26, 2010.

Under the Agreement, Mr. Goldner agrees to serve as the Company’s President and Chief Executive Officer through December 31, 2014. Thereafter the Agreement is automatically extended for additional one-year terms unless either the Company or Mr. Goldner provide notice of the intent not to renew at least 180 days prior to the expiration of the then current term. During the term, the Company agrees to nominate Mr. Goldner for election to the Company’s Board of Directors.

The Agreement reflects Mr. Goldner’s current annualized base salary of $1,200,000 and provided that Mr. Goldner was eligible to receive a management incentive plan bonus based on a target of one hundred and twenty-five percent (125%) of his earned base salary for fiscal 2010. Beginning in 2011 and thereafter, Mr. Goldner’s base salary, management incentive bonus target and long-term incentive target will be reviewed in accordance with the Company’s compensation policies for senior executives and will be adjusted to the extent, if any, deemed appropriate by the Compensation Committee of the Company’s Board of Directors.

The Agreement provided for supplemental equity grants in 2010, beyond the annual equity grants Mr. Goldner received in February of 2010. Under the Agreement both a supplemental contingent stock performance award and a supplemental option award were granted to Mr. Goldner in March 2010 (together the “March 2010 Retention Grants”). The supplemental contingent stock performance award granted to Mr. Goldner has a three-year performance period ending at the end of 2012 and uses the same three-year performance metrics as the annual contingent stock performance awards which were made by the Company in February of 2010. This additional award covered 125,000 shares of the Company’s Common Stock at target performance. However, the supplemental contingent stock performance grant, unlike the Company’s previous annual contingent stock performance grants, provides for an extended two-year vesting period following the end of the performance period. Any shares earned under this supplemental contingent stock performance award following the December 2012 completion of the performance period will vest 50% the end of 2013, and the remaining 50% will vest at the end of 2014. The supplemental stock option award granted to Mr. Goldner in connection with the Agreement covers 687,000 shares and vests in cumulative annual installments of 20% over five years, with the final tranche scheduled to vest in December of 2014.

The Agreement provides that Mr. Goldner will participate in the Company’s other benefit programs under the terms which are extended to senior executives.

The Agreement contains certain post-employment restrictions on Mr. Goldner, including a two-year non-competition agreement which prohibits Mr. Goldner from engaging, in any geographical area in which Hasbro is doing business at the time of the termination of his employment, in any business which is competitive with the business of Hasbro as it exists at the time of termination of Mr. Goldner’s employment. The non-competition covenant in Mr. Goldner’s prior agreement with the Company only prohibited employment or participation in a toy or game business, as opposed to any business which is competitive with that of the Company.

In the event that Mr. Goldner’s employment is terminated: (A) by the Company for Cause, or at his election for other than Good Reason, the Company will pay Mr. Goldner the compensation and benefits otherwise payable to him through the last day of his actual employment; or (B) due to Mr. Goldner’s death or Disability (as defined in the Agreement) the Company will pay to Mr. Goldner or his estate (i) the compensation which would otherwise have been payable to him up to the end of the month in which the termination occurs, and (ii) an amount equal to the management incentive plan bonus that would otherwise have been payable to Mr. Goldner for the year in which the termination occurs based on the Company’s actual performance for that year, multiplied by a fraction, the numerator of which is the number of days elapsed in such fiscal year prior to termination of Mr. Goldner’s employment, and the denominator of which is 365 (the “Pro-Rata Bonus”), which amount will be payable at the time bonus payments were regularly scheduled to be made.

In addition, if Mr. Goldner’s employment is terminated due to his death or Disability, all of Mr. Goldner’s stock options, shares of restricted stock, restricted stock units and performance share awards shall vest in accordance with their terms, provided that for contingent stock performance awards for which the performance period is not completed, (i) in the case of Disability, Mr. Goldner will receive the actual number of shares which are earned based upon the Company’s performance under such awards over the full performance period, with such shares to be paid out promptly following completion of the applicable performance periods, and (ii) in the case of his death, shares would be paid out to Mr. Goldner’s estate following his death based upon (A) the target value of the contingent stock performance awards for the March 2010 Retention Grants and (B) the actual number of shares earned over the performance period for all other outstanding contingent stock performance awards. In both cases, the shares to be paid out under the contingent stock performance awards would not be pro-rated for the period of time in the performance period which had elapsed as of the date of Mr. Goldner’s death or Disability.

If Mr. Goldner’s employment is terminated by the Company without Cause, or by Mr. Goldner for Good Reason, and provided that Mr. Goldner provides a release to the Company, then (A) Mr. Goldner will be entitled to a severance amount equal to two (2) times Mr. Goldner’s target cash (salary plus bonus) compensation for the fiscal year immediately prior to the year in which the termination occurs, which severance amount shall be payable in eighteen (18) equal monthly installments beginning six months after the date of termination (the “Cash Severance Payments”), (B) Mr. Goldner will receive the Pro-Rata Bonus, (C) Mr. Goldner’s life insurance, medical and dental coverage will be continued for two years on the same terms such benefits were provided prior to termination, (D) all of Mr. Goldner’s unvested stock options, and time-based restricted stock and restricted stock units will fully vest and (E) to the extent Mr. Goldner then holds contingent stock performance awards for which the performance period has not been completed, Mr. Goldner will be entitled to the number of shares which would have been earned over the performance period based upon the Company’s actual performance, pro-rated for the portion of the applicable performance period completed as of the date of Mr. Goldner’s termination of employment, provided that only for the contingent stock performance awards included in the March 2010 Retention Grants, any shares earned under such awards will be payable without any pro-ration for the period of time remaining in the performance period following Mr. Goldner’s termination of employment. If Mr. Goldner begins permissible alternate employment during the severance period, then any remaining Cash Severance Payments due as severance under the Agreement will be reduced by 50%.

For purposes of the Agreement “Cause” shall be deemed to exist upon (a) Mr. Goldner’s refusal to perform: (i) his assigned duties for the Company; or (ii) his obligations under the Agreement; (b) conduct of Mr. Goldner involving fraud, gross negligence or willful misconduct or other action which damages the reputation of the Company; (c) Mr. Goldner’s indictment for or conviction of, or the entry of a pleading of guilty or nolo contendere by him to, any crime involving moral turpitude or any felony; (d) Mr. Goldner’s fraud, embezzlement or other intentional misappropriation from the Company; or (e) Mr. Goldner’s material breach of any material policies, rules or regulations of employment which may be adopted or amended from time to time by the Company. Good Reason means: (a) a material reduction in Mr. Goldner’s base salary, target bonus or target long-term incentive opportunity, without his consent, unless such reduction is due to a generally applicable reduction in the compensation of senior executives; (b) Mr. Goldner no longer serving as President and Chief Executive Officer; (c) a failure to keep Mr. Goldner’s change in control agreement in place, or if it terminates, to replace it with a substantially equivalent arrangement; or (d) a material breach by Hasbro of the terms of the Agreement.

The Agreement does not modify Mr. Goldner’s existing change in control agreement with the Company, dated March 18, 2000. In the event of a Change in Control (as defined in the change in control agreement) the benefits payable pursuant to the Agreement will be reduced by any severance benefits payable under the Change in Control Agreement.

The additional retention grants made to Mr. Goldner in July 2010, which were not provided for in the Amended and Restated Employment Agreement and were made subsequent to that Agreement, have the same treatment set forth above for the March 2010 Retention Grants.

Retirement Agreement With David D.R. Hargreaves

Mr. Hargreaves is entitled to a defined benefit from a Retirement Agreement that replaces the benefits previously accrued under the Expatriate Plan and considers all of his services with Hasbro, including periods in the U.K. The single straight-life annuity benefit under the Retirement Agreement is determined as follows: (I) (A) 1% of five-year average compensation multiplied by (B) years of benefit service (for this purpose Mr. Hargreaves is continuing to accrue years of benefit service), with such benefits then being reduced by (II) the benefits payable from the (i) former U.K. Plan sponsored by Hasbro (which benefits are now being provided by Legal and General as a result of the buyout of deferred pensioners), (ii) Pension Plan and (iii) Supplemental Plan (pension benefits). Due to Mr. Hargreaves age and service, benefits under this plan are payable on an unreduced basis.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board as of the 2011 fiscal year end were John M. Connors, Jr. (Chair), Frank J. Biondi, Jr., Kenneth A. Bronfin and Edward M. Philip. None of the members of the Compensation Committee during fiscal 2011 had at any time been an officer or employee of the Company or of any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board or Compensation Committee during fiscal 2011.

SHAREHOLDER ADVISORY VOTE ON COMPENSATION FOR NAMED EXECUTIVE OFFICERS

(Proposal No. 2)

Pursuant to Section 14A of the Exchange Act, we are seeking shareholder approval for the compensation of our Named Executive Officers, as such compensation is disclosed in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation”. This vote is advisory and is not binding on the Company. Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders of Hasbro, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed pursuant to the rules of the Securities and Exchange Commission in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation”.

As we discussed under the section of this proxy statement entitled “Compensation Discussion and Analysis”, we have designed our compensation programs for our Named Executive Officers in the way we believe enables the Company to attract and retain top executive talent, maximizes the performance of those executives in furthering the objectives of the Company, strongly aligns our realized executive compensation with the Company’s performance in meeting its financial and strategic objectives and with the delivery of total shareholder return, and promotes the creation of long-term shareholder value, all while containing the cost of the executive compensation program to a level the Compensation Committee believes is reasonable and appropriate. To further these objectives, the vast majority of the compensation opportunity for our Named Executive Officers is tied to achievement of Company performance targets which are based upon our Board approved operating and strategic plans and/or to increases in the value of our stock. We design our executive compensation program in the way we believe best promotes the interests of you, our shareholders.

Shareholders are urged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

At our 2011 Annual Meeting we recommended to our shareholders that we have an annual advisory vote on the compensation of our Named Executive Officers. The recommendation of having this vote annually was overwhelmingly supported by our shareholders. In keeping with the expressed interests of our shareholders, we plan to submit annual advisory votes to our shareholders in the future on the compensation of our Named Executive Officers.

Approval

Although the vote is non-binding, the Board of Directors and Compensation Committee of the Company will carefully consider the results of this vote in connection with their ongoing evaluation, and establishment, of the Company’s compensation arrangements and programs for the Company’s Named Executive Officers.

At our 2011 Annual Meeting the shareholders of the Company approved our compensation programs for our Named Executive Officers by a vast majority, with 94.2% of the shares which voted on the proposal having voted in favor of its approval.

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on this shareholder advisory vote is required for approval of the resolution. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADVISORY APPROVAL OF THE COMPANY’S COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS.

COMPENSATION OF DIRECTORS

The following table sets forth information concerning compensation of the Company’s directors for fiscal 2011. Mr. Goldner, the Company’s current President and Chief Executive Officer, served on the Board during fiscal 2011. However, Mr. Goldner did not receive any compensation for his Board service in fiscal 2011 beyond his compensation as Chief Executive Officer.

Name	Fees Earned or Paid in Cash(a)	Stock Awards (b)(c)	Option Awards (b)(c)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total
Basil L. Anderson	$116,162	$129,989	$0	N/A	$48,085	$294,236
Alan R. Batkin	$3,099	$251,099	$0	$32,427	$87,450	$374,075
Frank J. Biondi, Jr.	$104,009	$129,989	$0	N/A	$35,499	$269,497
Kenneth A. Bronfin	$124,087	$129,989	$0	N/A	$19,696	$273,772
John M. Connors, Jr.	$0	$264,200	$0	N/A	$58,108	$322,308
Michael W.O. Garrett	$0	$251,099	$0	N/A	$43,160	$294,259
Lisa Gersh	$0	$238,200	$0	N/A	$8,224	$246,424
Jack M. Greenberg	$110,873	$129,989	$0	N/A	$33,609	$274,471
Alan G. Hassenfeld	$191,480	$129,989	$0	N/A	$11,381	$332,850
Tracy A. Leinbach	$145,553	$129,989	$0	N/A	$13,734	$289,276
Edward M. Philip	$0	$257,050	$0	N/A	$66,528	$323,578
Alfred J. Verrecchia	$158,101	$129,989	$0	N/A	$13,903	$301,993

(a)	Includes amounts which are deferred by directors into the interest account under the Deferred Compensation Plan for Non-Employee Directors, as well as interest earned by directors on existing balances in the interest account. Does not include the amount of cash retainer payments deferred by the director into the stock unit account under the Deferred Compensation Plan for Non-Employee Directors, which amounts are reflected in the Stock Awards column.

(b)	Please see note 13 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 25, 2011, for a detailed discussion of the assumptions used in valuing stock and option awards.

In addition to reflecting the grant date fair value for stock awards made to the directors (this expense for the director stock award in 2011 was approximately $130,000 per director), the stock awards column also includes, to the extent applicable, the (i) amount of cash retainer payments deferred by the director into the stock unit account under the Deferred Compensation Plan for Non-Employee Directors and (ii) a 10% matching contribution which the Company makes to a director’s account under the Deferred Compensation Plan for Non-Employee Directors (the “Deferred Plan”) on all amounts deferred by such director into the Company’s stock unit account under the Deferred Plan.

No options were granted to any of the non-employee directors in 2011.

(c)	The non-employee directors held the following outstanding stock and option awards as of December 25, 2011.

Name	Outstanding Option Awards	Outstanding Stock Awards
Basil L. Anderson	6,000	20,916
Alan R. Batkin	0	20,916
Frank J. Biondi, Jr.	18,000	20,916
Kenneth A. Bronfin	0	13,372
Jack M. Connors, Jr.	18,000	20,916
Michael W.O. Garrett	0	20,916
Lisa Gersh	0	5,642
Jack M. Greenberg	6,000	15,196
Alan G. Hassenfeld	170,000	10,489
Tracy A. Leinbach	0	7,595
Edward M. Philip	29,250	20,916
Alfred J. Verrecchia	2,221,006	10,339

The outstanding stock awards consist of the non-employee director stock grants made in May of 2006 (4,769 shares), May of 2007 (2,775 shares), May of 2008 (3,033 shares), May of 2009 (4,619 shares) May of 2010 (2,994 shares), and May of 2011 (2,726 shares) to the extent that the director elected to defer the receipt of any such shares until his or her retirement from the Board. Each director was given the option, prior to the beginning of the year of grant, to receive the shares subject to the upcoming annual grant either at the time of grant, or to defer receipt of the shares until he or she retires from the Board. Mr. Verrecchia’s and Mr. Hassenfeld’s outstanding option awards include options granted to them while they were an officer and an employee of the Company.

(d)	The amounts reflected in this column consist entirely of the change in pension present value during fiscal 2011 for Mr. Batkin and are driven by a reduction in the discount rate used for computing benefits from 4.32% to 4.25%. The actual pension benefits to be provided to Mr. Batkin were not increased in 2011. As is discussed in more detail in the following pages, in 2003 the Company eliminated its director pension plan on a going-forward basis, such that directors joining the board after that time would not be eligible to participate in the pension plan. However, directors serving on the Board at the time that the pension plan was eliminated were given the ability to (i) either continue to accrue benefits under the director pension plan or instead to elect, effective as of specified dates ranging from May 1, 2003 through May 1, 2006, to start receiving stock options under the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Option Plan”) and (ii) to the extent that a director opted into participation in the 2003 Director Option Plan, to have their accumulated benefits under the pension plan converted into stock units under the Deferred Compensation Plan for Non-employee directors (the “Deferred Plan”). All of the Company’s other current directors who were directors at the time of this transition opted into the 2003 Director Option Plan in 2003 and elected to convert their balance in the director pension plan into deferred stock units under the Deferred Plan. As such, other than Mr. Batkin, no current directors will receive any pension benefits and none of these directors accrued any such benefits during 2011.

This column does not include interest earned on balances held in directors’ interest accounts under the Deferred Plan. Such interest accrues based on the five-year treasury bill rate.

(e)	Comprises (i) deemed dividends which are paid on outstanding balances in stock unit accounts under the Deferred Plan and (ii) deemed dividends paid on annual stock awards which have been deferred. Balances deferred by directors into the stock unit account track the performance of the Company’s common stock. Also includes the Company’s matching charitable contribution of up to $5,000 per director per fiscal year. An aggregate of $40,000 was paid by the Company in fiscal 2011 in director matching contributions.

Current Director Compensation Arrangements

All members of the Board who are not otherwise employed by the Company (“non-employee directors”) received a base retainer of $85,000 per year for their Board service in fiscal 2011. The Chair of the Audit Committee received an additional retainer of $40,000 for her service as Chair of this committee in fiscal 2011. The Chairs of the Compensation Committee and the Finance Committee received an additional retainer of $35,000 and $30,000, respectively, for service as Chair of their respective committee in fiscal 2011. The Chair of the Nominating, Governance and Social Responsibility Committee received an additional retainer of $20,000 for his service as Chair of such committee in fiscal 2011. The Chairman of the Board received an additional retainer of $75,000 per year for his service as Chairman, and the Company’s Presiding Director receives an additional retainer of $25,000 per year for serving in that role. Non-employee directors also received an annual committee membership retainer if they are not chair of the applicable committee of $20,000 for serving on the Audit Committee, $15,000 for serving on the Compensation Committee, and $7,500 for serving on either of the Finance Committee and/or the Nominating, Governance and Social Responsibility Committee. No meeting fees were paid for attendance at meetings of the full Board or committees.

Beginning in 2006, the Company shifted to stock awards, instead of stock options, to provide equity compensation to its non-employee directors. As part of the implementation of this policy, the Company terminated the 2003 Stock Option Plan for Non-Employee Directors (which is described below) effective as of December 31, 2005. Under its new program, the Company anticipates issuing to each non-employee director, in May of every year, that number of shares of Common Stock which have a set fair market value (based on the fair market value of the Common Stock on the date of grant). In fiscal 2011, the director stock grants had grant date fair market values of $130,000. These shares are immediately vested, but the Board has adopted stock ownership guidelines which mandate that Board members may not sell any shares of the Company’s Common Stock which they hold, including shares which are obtained as part of this yearly stock grant, until they own shares of Common Stock with an aggregate market value equal to at least $425,000 (which is equivalent to five times the annual Board retainer). Board members are permitted to sell shares of Common Stock they hold with a value in excess of $425,000, as long as they continue to hold at least $425,000 worth of Common Stock.

Pursuant to the Deferred Compensation Plan for non-employee directors (the “Deferred Plan”), which is unfunded, non-employee directors may defer some or all of the annual Board retainer and meeting fees into a stock unit account, the value of each unit initially being equal to the fair market value of one share of Common Stock as of the end of the quarter in which the compensation being deferred would otherwise be payable. Stock units increase or decrease in value based on the fair market value of the Common Stock. In addition, an amount equal to the dividends paid on an equivalent number of shares of Common Stock is credited to each non-employee director’s stock unit account as of the end of the quarter in which the dividend was paid. Non-employee directors may also defer any portion of their retainer and/or meeting fees into an interest account under the Deferred Plan, which bears interest at the five-year treasury rate.

The Company makes a deemed matching contribution to a director’s stock unit account under the Deferred Plan equal to 10% of the amount deferred by the director into the stock unit account, with one-half of such Company contribution vesting on December 31st of the calendar year in which the deferred compensation otherwise would have been paid and one-half on the next December 31st, provided that the participant remains a director on such vesting date. Unvested Company contributions will automatically vest on death, total disability or retirement by the director at or after age seventy-two. Compensation deferred under the Deferred Plan, whether in the stock unit account or the interest account, will be paid out in cash after termination of service as a director. Directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments, commencing either in the quarter following, or in the January following, the quarter in which service as a director terminates.

The Company also offers a matching gift program for its Board members pursuant to which the Company will match charitable contributions, up to a maximum yearly Company match of $5,000, made by Board members to qualifying non-profit organizations and academic institutions.

Post-Employment Agreement with Alfred J. Verrecchia

The Company and Mr. Verrecchia entered into a Post-Employment Agreement, effective as of March 10, 2004 (the “Post-Employment Agreement”). Mr. Verrecchia’s employment with the Company terminated effective on December 31, 2008. In accordance with the Post-Employment Agreement, Mr. Verrecchia received continuation of his monthly base salary and bonus for eighteen (18) months following the termination of his employment, subject to a six-month delay in certain payments to comply with the requirements of Section 409A of the Code.

For purposes of the Post-Employment Agreement, monthly base salary is equal to the annual base salary paid to Mr. Verrecchia for the fifty-two (52) weeks immediately preceding the week of his termination, divided by twelve (12). The monthly bonus equals the annual target bonus for Mr. Verrecchia for 2008, divided by twelve (12). Mr. Verrecchia was also entitled to continuation of medical, dental and certain other benefits during the period in which he received severance pay under the Post-Employment Agreement.

The Post-Employment Agreement also provides Mr. Verrecchia with certain enhanced retirement benefits. Under the Post-Employment Agreement, Mr. Verrecchia is entitled to receive an annuity benefit, computed based upon monthly installments, following the termination of his employment for the remainder of his life in an annual amount equal to 1.5% of his final average pay (as defined in the Post-Employment Agreement) multiplied by Mr. Verrecchia’s years of service with the Company, but not to exceed 60% of final average pay. Mr. Verrecchia elected to receive this enhanced retirement benefit as a lump sum. The enhanced retirement benefit is also reduced by the benefits provided to Mr. Verrecchia by the Pension Plan and Supplemental Benefit Plan.

As is described in the preceding pages, benefits earned under the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan were frozen effective December 31, 2007. Effective January 1, 2008, the Company amended its 401(k) Plan to include an additional annual Company contribution equal to 3% of an employee’s base salary and bonus, which is in addition to the pre-existing Company matching formula. In addition, for eligible employees meeting certain age and service requirements, there will be an additional annual transition contribution ranging from 1% to 9% of the employees’ base salary and bonus during the years 2008 through 2012. Annual contributions in excess of IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)). In light of the benefits to which he is entitled under the Post-Employment Agreement, Mr. Verrecchia waived his right to participate in either of these new 401(k) Plan features during 2008.

The Post-Employment Agreement contains certain post-employment restrictions on Mr. Verrecchia, including provisions protecting the Company’s confidential information.

Chairmanship Agreement with Alan G. Hassenfeld

Effective on August 30, 2005 the Company entered into a Chairmanship Agreement, which agreement was subsequently amended effective May 22, 2008 and October 2009 (as amended, the “Chairmanship Agreement”) with Alan G. Hassenfeld.

Pursuant to the Chairmanship Agreement, Mr. Hassenfeld serves as a non-employee member of the Board and as Chairman of the Executive Committee of the Board for an initial two-year term ended May 2010. Thereafter, Mr. Hassenfeld’s Chairmanship Agreement automatically renews for additional one-year periods unless he or the Board provide notice of the intent not to renew by December 31st of the year prior to the end of the then current term. Mr. Hassenfeld’s continued service as the non-employee Chairman of the Executive Committee will be contingent upon his annual reelection to the Board by the Company’s shareholders.

Under the Chairmanship Agreement, Mr. Hassenfeld received a retainer for the twelve-month period ending in May of 2010 of $300,000. Beginning in June of 2010, the annual cash stipend was adjusted to an amount computed pursuant to the following formula: $300,000 minus the current director cash retainer ($85,000 as of the date of this proxy statement), multiplied by 2/3. That amount is paid in addition to the amount of the current director cash retainer in equal monthly installments. Beginning in June of 2011, the cash stipend was further adjusted to an amount computed as follows: $300,000 minus the current director cash retainer, multiplied by 1/3, plus the current director retainer, with the total amount again paid in equal monthly installments. Beginning in June of 2012, the cash stipend will be further adjusted so that it is equal to, and paid in the same manner as, the cash retainer paid to other directors of the Company.

In addition, during his period of service as a director, Mr. Hassenfeld is eligible to receive Board fees, equity grants and such other benefits as may be provided from time to time to the other non-employee members of the Company’s Board.

During the Chairmanship Period, the Company shall (a) bear the reasonable cost of salary and benefits for one secretary for Mr. Hassenfeld; (b) reimburse Mr. Hassenfeld on a quarterly basis for the cost of mutually-acceptable office space for Mr. Hassenfeld and his support staff in Providence, Rhode Island (the “Providence office space”); (c) pay $6,250 per calendar quarter towards office expenses incurred in connection with the operation of the Providence office; and (d) pay a set amount per calendar quarter towards expenses incurred by Mr. Hassenfeld in connection with his activities as a director of Hasbro, his chairmanship of the ICTI “CARE” process, and as a public ambassador for the toy industry (including, without limitation, travel expenses and dues for membership in such organizations as the World Economic Forum). Until May of 2010, the agreed amount of expense reimbursement pursuant to section (d) of the preceding sentence was $50,000 per calendar quarter. Beginning in June of 2010, the $50,000 in per calendar quarter expense reimbursement was adjusted as follows. Beginning as of July 1, 2010, the payment was adjusted to $33,333 per quarter. It was then further adjusted to $16,667 per quarter as of July 1, 2011, and is being phased out entirely after the second quarter of 2012. Such payments are also contingent upon Mr. Hassenfeld remaining as a director of the Company.

By virtue of his ongoing service as a member of the Board, Mr. Hassenfeld’s outstanding stock options will remain vested, in accordance with their terms, during the time that Mr. Hassenfeld serves as a non-employee director.

In the event that Mr. Hassenfeld’s service as a non-employee Chairman of the Executive Committee of the Board ends due to his resignation, death, disability, or failure to be re-elected to the Board by the Company’s shareholders, or in the event that the Company terminates Mr. Hassenfeld’s service for Cause (as defined in the Chairmanship Agreement), Mr. Hassenfeld’s compensation as a non-employee Chairman of the Executive Committee, including the Chairmanship Retainer and any additional compensation provided to non-employee directors, would cease immediately. If Mr. Hassenfeld’s service is terminated by Hasbro without Cause during the Chairmanship Period, Mr. Hassenfeld would be entitled to receive the Chairmanship Retainer payable for the remaining time of the Chairmanship Period. In the case of termination resulting from disability, failure to be reelected, or without Cause by Hasbro, Mr. Hassenfeld would continue to receive his retirement benefits described above as well.

The Chairmanship Agreement contains certain post-Chairmanship restrictions on Mr. Hassenfeld, including a two-year non-competition agreement and provisions protecting Hasbro’s confidential information.

Former Director Compensation Arrangements In Which Certain Directors Participate or Under Which Directors Previously Received Awards

Under the Hasbro, Inc. Retirement Plan for Directors (the “Retirement Plan”), which is unfunded, each non-employee director who was serving on the Board prior to May 13, 2003 (and who was not otherwise eligible for benefits under the Company’s Pension Plan), has attained the age of sixty-five and completed five years of service on the Board was entitled to receive, beginning at age seventy-two, an annual benefit equal to the annual retainer payable to directors during the year in which the director retires (which does not include the fees paid to directors for attendance at meetings). If a director retires on or after the director’s seventy-second birthday, the annual benefit continues for the life of the director. If a director retires between the ages of sixty-five and seventy-two, the number of annual payments will not exceed the retired director’s years of service. Upon a Change of Control, as defined in the Retirement Plan, participating directors and retired directors are entitled to lump-sum payments equal to the present value of their benefits under the Retirement Plan.

Directors appointed to the Board on or after May 14, 2003, the date that the Company’s shareholders approved the Company’s former 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”), which is described below, were not eligible to participate in the Retirement Plan, and automatically participated in the 2003 Director Plan prior to its termination on December 31, 2005. The benefits of the 2003 Director Plan replaced the benefits of both the Retirement Plan and the Company’s previous 1994 Stock Option Plan for Non-Employee Directors (the “1994 Director Plan”). Non-employee directors who were serving on the Board prior to May 13, 2003, and thus were participating in the Retirement Plan, and who were not scheduled to retire at the end of their current term in office as of the time of approval by shareholders of the 2003 Director Plan, were given the opportunity to elect to participate in the 2003 Director Plan effective on either May 14, 2003, May 1, 2004, May 1, 2005 or May 1, 2006. Directors who were serving on the Board prior to May 13, 2003 and who did not elect to participate in 2003 Director Plan on one of these dates continued to participate in the Retirement Plan in accordance with its terms. Directors serving as of May 13, 2003 who elected to participate in the 2003 Director Plan stopped accruing further years of service under the Retirement Plan and did not have their benefits under the Retirement Plan adjusted for changes in the annual retainer following the effective date of their participation in the 2003 Director Plan.

The Company’s 2003 Director Plan, which was approved by the Company’s shareholders at the 2003 Annual Meeting of Shareholders (the “2003 Meeting”), replaced the benefits of the Retirement Plan and the 1994 Director Plan. The 2003 Director Plan was cancelled effective December 31, 2005 and no further grants are being made under the 2003 Director Plan, provided, however, that options previously granted under the 2003 Director Plan continue in effect in accordance with their terms. Under the 2003 Director Plan each non-employee director who was serving as a director immediately following the 2003 Meeting and whose effective date for participation in the 2003 Director Plan was May 14, 2003, received a one-time grant of a non-qualified, nontransferable ten-year option to purchase 6,000 shares of the Company’s Common Stock at the fair market value of the Common Stock on the date of grant (the “First Annual Options”). The First Annual Options became exercisable at a rate of 33 and 1/3% per year commencing on the May 1st next following the date of grant, except that exercisability will be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 2003 Director Plan. On each subsequent May 1st, all non-employee directors then serving on the Board, with certain exceptions, whose effective date for participation in the 2003 Director Plan was on or prior to such May 1st, received an additional option to purchase 6,000 shares of the Company’s Common Stock. These additional annual options otherwise have the same terms of the First Annual Options, except that the exercise price is based on the fair market value of the Common Stock on the date of grant of such additional annual options. Non-employee directors initially joining the Board after May 14, 2003 received, under the 2003 Director Plan, an initial option to purchase 12,000 shares of Common Stock upon their election to the Board (the “Initial Options”). The Initial Options had the same terms as annual options under the 2003 Director Plan except that they become exercisable at a rate of 20% per year commencing of the first anniversary of the date of grant.

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 25, 2011, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units, performance shares or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by shareholders(1)	12,996,875	$27.87	5,381,337(4)
Equity compensation plans not approved by shareholders(2)	90,133	$13.43	0(5)
Total	13,087,008	$27.75	5,381,337(4)

(1)	The only shareholder approved plan which was in effect as of December 25, 2011 was the Company’s Restated 2003 Stock Incentive Performance Plan, as amended (the “2003 Equity Plan”).

The 1995 Stock Incentive Performance Plan (the “1995 Plan”) expired on December 31, 2005 and the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) was terminated effective as of December 31, 2005. The Company’s 1994 Stock Option Plan for Non-Employee Directors (the “1994 Plan”) was terminated effective May 14, 2003. Although no further awards may be made under the 1995 Plan, 2003 Director Plan or the 1994 Plan, awards outstanding under those plans as of the dates of their termination continue in effect in accordance with the terms of the applicable plan.

Included in shares which may be issued pursuant to outstanding awards is the target number of shares subject to outstanding contingent stock performance awards under the 2003 Equity Plan. The actual number of shares, if any, which will be issued pursuant to these awards may be higher or lower than this target number based upon the Company’s achievement of the applicable performance goals over the performance periods specified in these awards. Also included in shares to be issued pursuant to outstanding awards are shares granted to outside directors in May of 2006 through 2011 (as part of the yearly equity grant to outside directors) to the extent that such directors deferred receipt of those shares until they retire from the Board.

(2)	The Company’s last non-shareholder approved plan, namely the 1997 Employee Non-Qualified Stock Plan (the “1997 Plan”), expired on December 31, 2002 and no further awards may be made pursuant to the 1997 Plan, provided, however, that all awards outstanding under the 1997 Plan as of the date of its termination continued in effect in accordance with the terms of the plan.

(3)	The weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units and performance-based stock awards, which do not have an exercise price.

(4)	Of these shares available for future grants, 4,055,795 shares could be issued as contingent stock performance awards, restricted stock or deferred restricted stock, or other full-value stock awards under the 2003 Plan.

(5)	The 1997 Plan expired on December 31, 2002 and no shares remain available for future grant under plans not approved by the shareholders. See note (2) above.

1997 Employee Non-Qualified Stock Plan

Number of Shares Subject to 1997 Plan.    The 1997 Plan, prior to its termination on December 31, 2002, provided for the issuance of up to 18,000,000 shares of Common Stock pursuant to awards granted under the 1997 Plan.

Eligibility for Participation.    Any “Employee” of the Company, as the term Employee is defined in General Instruction A to Form S-8 promulgated by the Securities and Exchange Commission, was eligible to participate in the 1997 Plan.

Awards.    The 1997 Plan provided for the grant of: (1) non-qualified stock options; (2) SARs; (3) stock awards, including restricted and unrestricted stock and deferred stock, and (4) cash awards that would constitute a “derivative security” for purposes of Rule 16b-6, as promulgated under the Exchange Act, if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3 under the Exchange Act.

Terms of Options.    The exercise price of stock options granted under the 1997 Plan could not be less than the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Plan were generally made exercisable in yearly installments over three years. The terms of options granted under the 1997 Plan were ten years.

Change in Control.    The 1997 Plan provided that immediately upon certain events constituting a Change in Control all awards become 100% vested and payable in cash as soon as practicable after the Change in Control.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 9, 2012 (except as noted), with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by certain persons known by the Company to be the beneficial owners of more than 5% of such stock. There were 129,728,844 shares of Common Stock outstanding on March 9, 2012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Alan G. Hassenfeld(1)	13,002,309	10.0%
Hassenfeld Family Initiatives LLC 101 Dyer Street Suite 401 Providence, RI 02903

FMR LLC(2)	12,032,549	9.3%
82 Devonshire Street Boston, Massachusetts 02109

Massachusetts Financial Services Company (“MFS”)(3)	11,730,705	9.0%
82 Devonshire Street Boston, Massachusetts 02109

(1)	Includes 6,670,921 shares held as sole trustee for the benefit of his mother, 5,643,064 shares held as sole trustee of trusts for Mr. Hassenfeld’s benefit, 10,489 shares the receipt of which is deferred until Mr. Hassenfeld retires from the Board, and currently exercisable options or options exercisable within 60 days of March 9, 2012 to purchase 100,000 shares. Mr. Hassenfeld has sole voting and investment authority with respect to all shares except those described in the following sentence, as to which he shares voting and investment authority. Also includes 419,000 shares owned by The Hassenfeld Foundation, of which Mr. Hassenfeld is an officer and director, and 154,216 shares held as one of the trustees of a trust for the benefit of his mother and her grandchildren. Mr. Hassenfeld disclaims beneficial ownership of all shares except to the extent of his proportionate pecuniary interest therein. Based upon information furnished by the shareholder or contained in filings made with the Securities and Exchange Commission.

(2)	Includes 1,084,146 shares over which FMR LLC has sole power to vote or to direct the vote, and 12,032,549 shares over which FMR LLC has sole power to dispose or direct the disposition. This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the Securities and Exchange Commission with respect to holdings of the Company’s Common Stock as of December 31, 2011.

(3)	MFS has sole power to vote or to direct the vote and sole power to dispose or direct the disposition of all 11,730,705 shares. This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the Securities and Exchange Commission with respect to holdings of the Company’s Common Stock as of December 31, 2011.

Security Ownership of Management

The following table sets forth information, as of March 9, 2012, with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by each current director of the Company or nominee for election to the Board, each Named Executive Officer and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Name of Director, Nominee or Executive Officer(1)	Amount and Nature of Beneficial Ownership(#)	Percent of Class (%)
Basil L. Anderson(2)	49,852	*
Alan R. Batkin(3)	77,187	*
Duncan Billing(4)	134,501	*
Frank J. Biondi, Jr.(5)	56,493	*
Kenneth A. Bronfin(6)	13,372	*
John M. Connors(7)	95,506	*
John A. Frascotti(8)	156,144	*
Michael W.O. Garrett(9)	62,528	*
Lisa Gersh(10)	9,696	*
Brian D. Goldner(11)	1,768,825	1.3
Jack M. Greenberg(12)	44,143	*
David D.R. Hargreaves(13)	723,347	*
Alan G. Hassenfeld(14)	13,002,309	10.0
Tracy A. Leinbach(15)	13,315	*
Edward M. Philip(16)	86,172	*
Deborah M. Thomas(17)	141,503	*
Alfred J. Verrecchia(18)	2,221,858	1.7
All Directors and Executive Officers as a Group (includes 19 persons)(19)	18,794,059	14.0

*	Less than one percent.

(1)	Information in this table is based upon information furnished by each director and executive officer. There were 129,728,844 shares of Common Stock outstanding on March 9, 2012.

(2)	Includes currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase an aggregate of 6,000 shares, 20,916 shares the receipt of which is deferred until Mr. Anderson retires from the Board, as well as 21,936 shares deemed to be held in Mr. Anderson’s stock unit account under the Deferred Plan.

(3)	Includes 20,916 shares the receipt of which is deferred until Mr. Batkin retires from the Board and 54,584 shares deemed to be held in Mr. Batkin’s stock unit account under the Deferred Plan.

(4)	Includes currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase an aggregate of 85,313 shares.

(5)	Consists of 11,250 shares held by The Biondi Family Trust, currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase an aggregate of 18,000 shares (10,216 of which are held by The Biondi Family Trust), 20,916 shares (3,760 of which are held by The Biondi Family Trust) the receipt of which is deferred until Mr. Biondi retires from the Board, as well as 6,327 shares deemed to be held in Mr. Biondi’s stock unit account under the Deferred Plan.

(6)	Consists of 13,372 shares the receipt of which is deferred until Mr. Bronfin retires from the Board.

(7)	Includes currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase an aggregate of 18,000 shares, 20,916 shares the receipt of which is deferred until Mr. Connors retires from the Board, as well as 28,790 shares deemed to be held in Mr. Connors’ account under the Deferred Plan.

(8)	Includes currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase an aggregate of 107,701 shares and 19,200 shares held jointly with his wife.

(9)	Includes 20,916 shares the receipt of which is deferred until Mr. Garrett retires from the Board and 19,712 shares deemed to be held in Mr. Garrett’s stock unit account under the Deferred Plan.

(10)	Represents 5,642 shares the receipt of which is deferred until Ms. Gersh retires from the Board and 4,054 shares deemed to be held in Ms. Gersh’s stock unit account under the Deferred Plan.

(11)	Includes currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase an aggregate of 1,487,794 shares, as well as 57,787 restricted stock units, which are payable in shares to Mr. Goldner upon Mr. Goldner leaving the Company and 223,226 shares held by the Brian D. Goldner Trust. Does not include 15,886 shares held by the Barbara S. Goldner Trust (Mr. Goldner’s wife’s trust), of which shares Mr. Goldner disclaims beneficial ownership.

(12)	Represents currently exercisable options and options exercisable within sixty day of March 9, 2012 to purchase 6,000 shares, 15,196 shares the receipt of which is deferred until Mr. Greenberg retires from the Board as well as 9,882 shares deemed to be held in Mr. Greenberg’s stock unit account under the Deferred Plan.

(13)	Includes currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase an aggregate of 543,687 shares. Includes 179,660 shares that are subject to a pledge in support of a line of credit.

(14)	See note (1) to the immediately preceding table.

(15)	Includes 7,595 shares the receipt of which is deferred until Ms. Leinbach retires from the Board.

(16)	Represents currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase an aggregate of 29,250 shares, 20,916 shares the receipt of which is deferred until Mr. Philip retires from the Board as well as 36,006 shares deemed to be held in Mr. Philip’s stock unit account under the Deferred Plan.

(17)	Includes currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase 97,309 shares.

(18)	Includes currently exercisable options and options exercisable within sixty days of March 9, 2012 to purchase an aggregate of 1,766,006 shares and 255,250 shares held in the Alfred J. Verrecchia GRAT. Also includes 10,339 shares the receipt of which is deferred until Mr. Verrecchia retires from the Board and 2,392 shares deemed to be held in Mr. Verrecchia’s stock unit account under the deferred plan. Does not include 127,500 shares held by Mr. Verrecchia’s wife’s GRAT and 24,375 shares owned by Mr. Verrecchia’s wife, as to which shares Mr. Verrecchia disclaims beneficial ownership.

(19)	Of these shares, all directors and executive officers as a group have sole voting and dispositive power with respect to 18,196,143 shares and have shared voting and/or dispositive power with respect to 597,916 shares. Includes 4,360,932 shares purchasable by directors and executive officers upon exercise of currently exercisable options, or options exercisable within sixty days of March 9, 2012; 183,683 shares deemed to be held in stock unit accounts under the Deferred Plan; and 100,487 restricted stock units held under the Restated 2003 Stock Incentive Performance Plan, 57,787 of which are vested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the United States Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulation promulgated by the United States Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the last fiscal year ended December 25, 2011, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2011.

PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR

(Proposal No. 3)

The Audit Committee has selected KPMG LLP (“KPMG”), independent registered public accounting firm, to perform the integrated audit of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company for the fiscal year ending December 30, 2012 (“Fiscal 2012”), and the Company’s Board has ratified this selection. A representative of KPMG is expected to be present at the Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

The Board is submitting the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2012 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting the Company’s independent registered public accounting firm and will make the selection it deems best for the Company and the Company’s shareholders. As such, the failure by the shareholders to ratify the selection of independent registered public accounting firm made by the Audit Committee will not require the Audit Committee to alter its decision. Similarly, ratification of the selection of KPMG as the independent registered public accounting firm does not limit the Committee’s ability to change this selection in the future if it deems appropriate.

Approval

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the ratification of the selection of KPMG is required for approval. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board (the “Audit Committee”) is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the Company’s Standards for Director Independence and the requirements of The NASDAQ Stock Market’s corporate governance listing standards.

The Audit Committee operates under a written charter, which is available on the Company’s website (www.hasbro.com) under “Corporate — Investor Relations — Corporate Governance — Committee Charters”. Under the charter, the Audit Committee’s primary purpose is to:

•	Appoint the independent registered public accounting firm (hereafter referred to as the independent auditors) and oversee the independent auditors’ work; and

•	Assist the Board in its oversight of the:

•	Integrity of the Company’s consolidated financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	Company’s significant financial and other risks and exposures;

•	Independent auditors’ qualifications and independence; and

•	Performance of the Company’s internal audit function and independent auditors.

In conducting its oversight function, the Audit Committee discusses with the Company’s internal auditor and independent auditors, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Company’s programs and key initiatives to implement and maintain effective internal controls over financial reporting and disclosure controls.

The Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors, internal compliance personnel and the independent auditors the Company’s significant financial and other risks and exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks.

The Audit Committee meets with the Company’s head of internal audit, and with the independent auditors, with and without management present, to discuss the results of their audits, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee discusses with management and the independent auditors all annual and quarterly consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to their filing with the United States Securities and Exchange Commission.

The independent auditors are responsible for performing an independent integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting and issuing an opinion as to whether the consolidated financial statements conform with accounting principles generally accepted in the United States of America and an opinion as to the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 25, 2011. The Audit Committee has also reviewed and discussed with the independent auditors the matters required to be discussed by The Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee discussed with the independent auditors their independence from management and the Audit Committee has received from the independent auditors the written disclosures and letters required by the applicable requirements of the Public Company Accounting Oversight Board.

Based on its review and discussions with management and the independent auditors referred to in the preceding paragraph, the Audit Committee recommended to the Board and the Board has approved the inclusion of the audited consolidated financial statements for the fiscal year ended December 25, 2011 in the Company’s Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission. The Audit Committee has also selected, and the Board has approved the selection of, KPMG LLP as the independent auditor for Fiscal 2012.

Report issued by Tracy A. Leinbach (Chair), Basil L. Anderson, Alan R. Batkin and Michael W.O. Garrett, as the members of the Audit Committee as of the 2011 fiscal year end.

ADDITIONAL INFORMATION REGARDING

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP (“KPMG”) for the integrated audits of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting for fiscal 2011 and 2010, as well as fees for other services rendered by KPMG to the Company during fiscal 2011 and 2010.

	2011	2010
Audit Fees(1)	$4,404,000	$4,238,000
Audit-Related Fees(2)	$330,000	$143,000
Tax Fees(3)	$918,000	$682,000
All Other Fees(4)	$—	$39,000

Total Fees	$5,652,000	$5,102,000

(1)	Audit Fees consist of services related to the integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting. Audit fees also include consultations on accounting and reporting matters, as well as services generally only the independent auditor can reasonably be expected to provide, such as statutory audits and services in connection with filings with the United States Securities and Exchange Commission.

(2)	Audit-Related Fees consist of fees for audits of financial statements of employee benefit plans, accounting and reporting consultations related to proposed transactions and agreed upon procedures reports.

(3)	Tax Fees consist primarily of fees for tax compliance services, such as assistance with the preparation of tax returns and in connection with tax examinations, as well as fees for other tax consultations rendered to the Company.

(4)	All Other Fees consist of advisory services provided to the Company in connection with the Company’s corporate and social responsibility initiatives.

The Audit Committee has considered whether the provision of the approved non-audit services by KPMG is compatible with maintaining KPMG’s independence and has concluded that the provision of such services is compatible with maintaining KPMG’s independence.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

Consistent with the rules and regulations of the United States Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, approving compensation for and overseeing the services of the independent registered public accounting firm (hereafter referred to as the independent auditors). In fulfilling this responsibility the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be provided by the independent auditors.

Prior to engagement of the independent auditor for the fiscal year, management of the Company submits to the Audit Committee for the Audit Committee’s pre-approval:

•	A description of, and estimated costs for, the proposed audit services to be provided by the independent auditors for that fiscal year.

•

A description of, and estimated costs for, the proposed non-audit services to be provided by the independent auditors for that fiscal year. These non-audit services are comprised of permissible audit-related, tax and other services, and descriptions and estimated costs are proposed for these permissible non-audit services.

Audit and permissible non-audit services which are pre-approved by the Audit Committee pursuant to this review may be performed by KPMG during the fiscal year. During the course of the year management periodically reports to the Audit Committee on the audit and non-audit services which are being provided to the Company pursuant to these pre-approvals.

In addition to pre-approving all audit and permissible non-audit services at the beginning of the fiscal year, the Audit Committee has also instituted a procedure for the consideration of additional services that arise during the course of the year for which the Company desires to retain KPMG. For individual projects with estimated fees of $75,000 or less which have not previously been pre-approved by the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services. The Chair of the Committee reports any services which are pre-approved in this manner to the full Audit Committee at its next meeting. Any proposed additional projects with an estimated cost of more than $75,000 must be pre-approved by the full Audit Committee prior to the engagement of KPMG.

OTHER BUSINESS

Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain street name shareholders of our Common Stock who share a single address, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials for the year ended December 25, 2011 is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Notice of Internet Availability of the Proxy Materials, the proxy statement or our Annual Report on Form 10-K for the year ended December 25, 2011, he or she may contact Debbie Hancock, Vice President of Investor Relations, Hasbro, Inc., 1027 Newport Avenue, Pawtucket, Rhode Island 02862, phone (401) 431-8697, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact our Investor Relations Department using the above contact information if he or she would like to receive separate Notices of the Internet Availability of Proxy Materials or proxy statements and annual reports in the future. If you are receiving multiple copies of our Notice of Internet Availability of the Proxy Materials, annual report or proxy statement, you may request householding in the future by contacting the Investor Relations Department using the above contact information.

COST AND MANNER OF SOLICITATION

The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for any reasonable expenses incurred in connection therewith. The Company has also retained Morrow & Co., LLC, 470 West Avenue, Stamford CT 06902 to aid in the solicitation of proxies at an estimated cost of $11,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to use of mail, proxies may be solicited by officers and employees of the Company or of Morrow & Co., LLC in person or by telephone.

It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to vote by Internet, by telephone or by marking, signing and dating a proxy and returning it in as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Barbara Finigan

Corporate Secretary

Dated: April 4, 2012

Pawtucket, Rhode Island

Appendix A

HASBRO, INC. STANDARDS FOR DIRECTOR INDEPENDENCE

FEBRUARY 2012

The following are the standards that will be employed by the Hasbro, Inc. (the “Company”) Board of Directors in determining issues of director independence pursuant to applicable legal requirements and the rules of The NASDAQ Stock Market. For purposes of these standards (i) the Company is meant to include not only Hasbro, Inc., but all of its subsidiaries and divisions, and (ii) a director’s immediate family is deemed to include the following relationships, whether by blood, marriage or adoption: the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law, or anyone else residing in such person’s home.

•

The Board of Directors (the “Board”) must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization which has a relationship with the Company). The Company will disclose this determination in compliance with all applicable rules and regulations.

•

No director who is an employee (or whose immediate family member is an executive officer) of the Company can be independent until at least three years after such employment or executive officer relationship has ended.

•

No director who is affiliated with or employed by (or whose immediate family member is affiliated or employed in a professional capacity by) a present or former internal or external auditor of the Company can be independent until at least three years after the end of either the affiliation or the employment or auditing relationship.

•

No director can be independent if he or she directly or indirectly receives from the Company any fees or compensation other than that which is related solely to his or her (i) service as a member of the Board or one of its committees, (ii) benefits under a tax-qualified retirement plan or (iii) non-discretionary compensation. A director who accepts any consulting, advisory or other compensatory fees from the Company other than in this connection will not be considered independent. The same prohibition applies with respect to members of a director’s immediate family, with the exclusion of compensation received by an immediate family member as an non-executive officer employee of the Company, which will be considered in making an independence determination, but which does not preclude a determination of independence.

•

No director who (or whose immediate family member) is employed as an executive officer of another entity where any of the Company’s present executives serve on that entity’s compensation committee can be independent until at least three years after the end of such service or employment relationship.

•

No director who is an executive officer, partner, controlling shareholder or an employee (or whose immediate family member is an executive officer, partner or controlling shareholder) of an entity (including a charitable entity) that makes payments to or receives payments from the Company in amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such entity’s consolidated gross revenues, can be independent until three years after falling below such threshold.

•

No director who is performing, or is a partner, member, officer, director or employee of any entity performing, paid consulting, legal, investment banking, commercial banking, accounting, financial advisory or other professional services work (“professional services”) for the Company can be independent until three years after such services have ended.

Additional Relationships to Consider in Determining Director Independence

The following are suggested parameters that the Board has agreed to consider in determining whether a director has a material relationship or affiliation with the Company that would impact a finding of independence.

A-1

If a director satisfies all of the criteria set forth below it would suggest that the director, absent other contrary considerations, does not have a material relationship with the Company and is independent. If a director fails to satisfy one or more of the criteria set forth below, further Board inquiry and discussion is needed to determine if the director has a material relationship with the Company or may be found independent.

Business and Professional Relationships of Directors and Their Family Members

•

The director is not currently providing personally, and has not provided personally within the past three years, property, goods or services (other than services as a member of the Board or any committees thereof) to the Company or any of its executive officers.

•

No member of the director’s immediate family is currently providing personally, or has provided personally within the past three years, property, goods or services (other than services as an unpaid intern of the Company) to the Company or any of its executive officers.

•

The director is not currently receiving personally, and has not received personally within the past three years, property, goods or services from the Company. The foregoing requirements do not apply to compensation, services or goods paid or provided to the director solely in connection with the director’s service on the Board or any committees thereof, including $1,000 or less a year in the Company’s products which may be given to the director or one or more of the director’s family members as a director benefit.

•

No member of the director’s immediate family is currently receiving personally, or has received personally within the past three years, property, goods or services from the Company, excluding the de minimus Company product benefit mentioned above. The foregoing requirements do not apply to unpaid internships provided to a member of the director’s immediate family.

•

The director is not an executive officer or employee of any entity to which the Company was indebted at any time within the past three years or which was indebted to the Company at any time within the past three years in an amount that exceeded at the end of any such year the greater of (i) 2% of such entity’s consolidated assets or (ii) $1,000,000.

Compensation

•

Notwithstanding the restriction described above with respect to direct or indirect receipt of consulting, advisory or other compensatory fees other than in connection with Board or committee service, arrangements between the Company and (i) entities affiliated with the director or (ii) immediate family members of the director, which may be deemed to provide a form of indirect compensation to the director, will not result in a loss of status as an independent director provided such relationships do not violate the requirements set forth above.

Charitable Relationships

•	The director is not an executive officer or an employee of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

•

No member of the director’s immediate family is an executive officer of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

Stock Ownership

•	The director’s stock ownership, as determined in accordance with the rules of the SEC as applied to preparation of proxy statements, does not exceed 5% of the Company’s outstanding stock.

Other Family Relationships

•	The director is not related to any other member of the Company’s board of directors or any officer of the Company.

A-2

Appendix B

2011 US Mercer Benchmark Database — Executive

2020 Technologies

7-Eleven, Inc.

AAA National Office

AAA Northern California, Nevada and Utah

ABB Concise Optical Group

Abbott Laboratories

Abt Associates Inc.

Access Community Health Network

ACCO Brands Corporation — Americas

ACE Limited — ACE USA

ACH Food Companies

ACIST Medical Systems, Inc.

ACUITY

Advocate Healthcare

AECOM Technology Corporation

AEGON USA — Commonwealth General

Aeronix, Inc.

AET Inc. Ltd.

Aetna, Inc.

AFLAC Incorporated

AgFirst

AGL Resources

Agnesian HealthCare

Agropur, Cooperative — Schroeder Milk

Ahlstrom USA

AIPSO

Akzo Nobel, Inc

Alegent Health

Alfa Laval, Inc.

Allegheny Technologies Inc.

Alliance Data Systems

Alliant Energy

Alliant Techsystems

Allianz Life Insurance Company of North America

Allied World Assurance Company Inc. US

Allina Health System

ALSAC/St. Jude Children’s Research Hospital

Alstom Power US

Altarum Institute

Altria

Ameren Corporation

American Cancer Society

American Century Investments

American College of Emergency Physicians

American Commercial Lines

American Dental Partners, Inc.

American Enterprise Group Inc.

American Family Insurance

American Greetings

American Heart Association

American Home Mortgage Servicing, Inc.

American Institute of Physics

American International Group, Inc.

American Medical Association

AMERIGROUP Corporation

AmeriPride Services Inc.

Ameriprise Financial

AmerisourceBergen Corporation

Ameristar Casinos, Inc.

Ameron International Corporation

Amherst H. Wilder Foundation

AMN Healthcare, Inc.

AMR Corporation

Amway

Andersen Corporation

Ann Taylor Stores Corporation

Anne Arundel Medical Center

Apartment Investment and Management Co.

Apex Systems, Inc.

APL Ltd.

Apple & Eve, LLC

Applied Signal Technology

ARAMARK Corporation

Arch Coal, Inc.

Archstone

Argo Group

Argonne National Laboratory

Arlington County Government

Armstrong World Industries, Inc.

Arnold and Porter, LLP

Arrow Electronics, Inc.

ARTEL, Inc.

Arthrex

Arvest Bank

Asahi Kasei Plastics N.A. Inc.

Ascom (Schweiz) AG

Associated Banc-Corp

Association of American Medical Colleges

Asurion

AT&T, Inc.

A-TEK, Inc.

AtlantiCare

Atria Senior Living Group

Aurora Health Care

Auto Club Group

Automatic Data Processing (ADP)

Automobile Club of Southern California

AutoNation

AutoZone, Inc.

AvalonBay Communities, Inc.

Avis Budget Group, Inc.

Aviva USA

Avnet, Inc.

Avon Products, Inc.

AXA Equitable

Axcess Financial

AZZ Inc.

B&H Photo

Babson College

BAE Systems, Inc. Land & Armaments

Baker Hughes, Inc.

Banco Popular North America

Bank of the West

Bare Escentuals

Barry Cellebaut USA LLC

Bart & Associates, Inc.

BASF Corporation

Batesville Casket Company

Battelle

Baxter International Inc.

Baylor College of Medicine

Baylor Health Care System

Baystate Health, Inc.

Bechtel Corporation

Betchtel Plant Machinery, Inc.

Belk, Inc.

Belo Corp

Bentley University

Berkadia Commercial Mortgage LLC

Berkshire Health Systems

Bible League International

Big Lots, Inc.

Bill & Melinda Gates Foundation

BI-LO, LLC

BJC HealthCare

BJ’s Wholesale Club, Inc.

Black & Veatch Corporation

BloodSource

BlueCross Blue Shield

BMW Manufacturing Co., LLC

BMW of North America, LLC

Boart Longyear

Boehringer Ingelheim Pharmaceuticals, Inc.

Boeing Employees Credit Union

Boise Cascade, LLC

Boise Inc.

BOK Financial, Inc.

Boston College

Boston Medical Center HealthNet Plan

Bovis Lend Lease

Boy Scouts of America

Brady Corporation

Branch Banking & Trust Company

Brandes Investment Partners, L.P.

Bridgepoint Education, Inc.

Brightstar Corporation

Bristow Group

Broadridge Financial Solutions, Inc.

Brookhaven National Laboratory

Brookstone, Inc.

Broward Health

Brown and Caldwell

Brown-Forman Corporation

BRP US, Inc.

Bryan Cave LLP

BSH Home Appliances Corporation

Buckeye Partners, L.P.

Buckingham Asset Management, LLC

Buffets, Inc.

Burger King Corporation

Burlington Coat Factory

C&S Wholesale Grocers

Cablevision Systems Corporation

CACI International, Inc.

California Casualty Management Company

California Dental Association

California Hospital Association

California ISO

California Pizza Kitchen

Calpine Corporation

Campbell Soup Company

Campus Crusade for Christ

Canadian Pacific US

Capella Education Company

Capital One Financial Corp.

Cardinal Health, Inc.

Career Education Corporation

CareFirst BlueCross BlueShield

CareFusion Corporation

Cargill, Inc.

Caribou Coffee Company

Carlson

Carmeuse North America

Carnegie Mellon University

Carpenter Technology Corporation

Cascade Engineering

Casey Family Programs

Catholic Charities Health and Human Services

Catholic Financial Life

Catholic Health Initiatives

Catholic Healthcare West

CB Richard Ellis Group, Inc.

CDI Corporation, Inc.

CDM, Inc.

CDS Global, Inc.

Celanese

Celestica

Cemex, Inc. US

Cengage Learning

CenterPoint Energy

Central Georgia Health System

Central Vermont Public Service

Centura Health

CGI Technologies and Solutions, Inc.

CH2M Hill

Checkpoint Systems Inc.

Chelan County Public Utility District

Chicago Transit Authority

Chickasaw Nation, Division of Commerce

Chico’s FAS, Inc.

Children’s Healthcare of Atlanta

Children’s Hospital and Health System

Children’s Hospital

Children’s Medical Center of Dallas

Children’s National Medical Center

Chipotle Mexican Grill

Chiquita Brands International, Inc.

Choctaw Nation of Oklahoma-Choctaw Defense

Choice Hotels International, Inc.

Christina Care Health System

CHRISTUS Health

Chrysler Financial Services Americas, LLC

CHS Inc.

CIGNA Corporation

Cimarex Energy Co.

Cincinnati Children’s Hospital Medical Center

Cinetic Automation

Cinetic Landis Corp.

Cinetic Sorting Corp.

Circle K Stores, Inc.

Cirque du Soleil, Las Vegas

Citi — Citi North America Operations & Technology

Citizens Energy Group

Citizens Property Insurance Corporation

Citizens Republic Bancorp, Inc.

City and County of Denver

City of Charlotte

City of Garland

City of Hope

City of Houston

Clarkston Consulting

Classified Ventures, LLC

Clean Earth, Inc.

Cleco Corporation

Cleveland Brothers Equipment Co., Inc.

Cleveland Clinic

Clifton Gunderson LLP

CME Group Inc.

CNA

CNA Financial Corporation

CNH America LLC

Coats North America

CoBank, ACB

Coca-Cola Bottling Co. Consolidated

Coinstar, Inc.

Colgate-Palmolive Company

College of DuPage

College of William & Mary

Collin County

Colonial Pipeline Company

Colorado Springs Utilities

Columbian Chemicals Company

Columbus McKinnon Corporation

Comcast Corporation

Commonwealth Health Corporation

Community Health Network

Compass Bank

Compass Group North America

Computershare

ConAgra Foods, Inc.

Constellation Brands, Inc.

Consumers Union

Convergys Corporation

Cooper University Hospital

CoreLogic

Cornell University

Corning, Inc.

Corrections Corporation of America

Cost Plus, Inc.

Country Financial

Covance, Inc.

Covenant Health

Coventry Health Care, Inc.

Cox Enterprises, Inc.

CPS Energy

Cracker Barrel Old Country Store, Inc.

Cranston Print Works Company

Crayola LLC

Credit Acceptance Corporation

Credit Suisse AG

Crowe Horwath LLP

Crowley Maritime Corporation

Crown Castle International Corporation

Crum & Forster

CSA International

CSL International, Inc.

Cubic Corporation

Cummins, Inc.

CUNA Mutual Group

Curtiss-Wright Corporation

CVS/Caremark

Daiichi Sankyo, Inc.

Dairy Management, Inc.

Dallas Central Appraisal District

Dallas County Community College District

Danaher Motion

Danfoss US

Darden Restaurants, Inc.

Dassault Falcon Jet Corporation

Data Center, Inc.

Data Recognition Corporation

DCP Midstream, LLC

Dean Foods Company

Deckers Outdoor Corporation

Deere & Company

Del Monte Foods Company

Delhaize America

Deloitte Services LP

Delta Dental of Michigan, Ohio, and Indiana

Deluxe Corp

Denny’s Corporation

Denso Manufacturing Tennessee, Inc.

Denver Health & Hospital Authority

DePaul University

Detroit Medical Center

Deutsche Post DHL

Devon Energy

DeVry, Inc.

Dex One Corporation

Diebold, Incorporation

DineEquity, Inc.

DIRECTV, Inc.

Discover Financial Services Inc.

DISH Network Corp

Diversey Inc.

DLA Piper US, LLP Dockwise USA

Doherty Employment Group

Dole Food Company, Inc.

Dollar General Corporation

Dollar Thrifty Automotive Group

Dollar Tree, Inc.

Dominion Resources, Inc.

Domino’s Pizza, Inc.

Domtar Corporation

Doosan Infracore International, Inc.

Dorsey & Whitney LLP

Dr. Pepper Snapple Group

Draka USA — Communications

Dresser-Rand Group Inc.

DST Systems, Inc.-DST Output, LLC

Duke Energy Corporation

Dunkin’ Brands, Inc.

Duquesne Light Holding, Inc.

DynCorp International Inc.

DYWIDAG-Systems International USA Inc.

Early Warning Services

EchoStar Corporation

Ecolab

ECONET, Inc.

ED&F Mann Holdings, Inc.

Edison Mission Energy

Education Management Corporation

Educational Testing Service (ETS)

Edward Hospital & Health Services

Edward Jones

Edwards Lifesciences, LLC

El Paso Corporation

Electro Rent Corporation

Elizabeth Arden, Inc.

EMCOR Group, Inc.

Emdeon Corporation

Employers Mutual Casualty Company

Energen Corporation

Energy Future Holdings Corporation

EnergySolutions

EnPro Industries, Inc.

ENSCO International, Inc.

Entergy

Enterprise Products Partners L.P.

Entertainment Publications LLC

Envestnet, Inc.

EOG Resources, Inc.

Equifax, Inc.

Equity Residential

Erie Insurance Group

Ernst & Young, LLP

Essentia Health

Essilor of America

Estee Lauder Companies, Inc.

Esurance Insurance Services, Inc.

EverBank

Excellus BlueCross BlueShield

Excel, a DP-DHL Company

Exelon Corporation

Exempla Healthcare, Inc.

Exeter Hospital

Express Scripts, Inc.

Exterran

Faegre & Benson, LLP

Fairview Health Services

Farm Credit Bank of Texas

Farmland Foods, Inc.

FBL Financial Group, Inc.

Federal Home Loan Bank of Atlanta

Federal Home Loan Bank of Cincinnati

Federal Home Loan Bank of Dallas

Federal Reserve Bank of Atlanta

Federal Reserve Bank of Boston

Federal Reserve Bank of Chicago

Federal Reserve Bank of Cleveland

Federal Reserve Bank of Dallas

Federal Reserve Bank of Philadelphia

Federal Reserve Bank of Richmond

Federal Reserve Bank of St. Louis

Federal-Mogul Corporation

Federal Investors

FedEx

Fenwal, Inc.

Fenwick & West, LLP

Ferguson Enterprises, Inc.

Ferrellgas

Fidelity National Information Services

Fifth Third Bancorp

FINRA

Fireman’s Fund Insurance Company

First American Corporation

First Commonwealth Financial Corporation

First Financial Bank

First Midwest Bank, Inc.

First Solar

First-Citizens Bank & Trust Company

FirstEnergy Corporation

FirstGroup America

Fiserv, Inc.

Fletcher Allen Health Care

Fluor Corporation

Foamex Innovations Operating Company

Foot Locker, Inc.

Forest City Enterprises

Fox Networks Group

Fred Hutchinson Cancer Research Center

Freedom Communications, Inc.

Freeman Companies

Freeport McMoRan Copper and Gold, Inc.

Fremont Group

Fresenius Medical Care NA

Friedkin Companies, Inc.

Froedtert & Community Health

F-Secure, Inc. North America

Fuel Tech, Inc.

G&K Services, Inc.

Gardner Denver

GATX Corporation

Gazette Communications

GEICO

Geisinger Health System

GENCO

GenCorp. Inc.

General Dynamics Corporation

General Mills, Inc,

General Nutrition, Inc.

Generali USA Life Reassurance Company

GenOn Energy

Gentiva Health Services

Geodis Supply Chain Optimisation

Georgetown University

Georgia Institute of Technology

GeoVera Holdings, Inc.

Gerdau

Gibralter Industries, Inc.

GKN America Corporation

Glatfelter

Global Payments, Inc.

Golden Horizons LLC

Goodrich Corporation

Graco Inc.

Grady Health System

Grange Mutual Casualty Company

Grant Thornton LLP

Great American Financial Resources, Inc.

Greater Harris County 9-1-1 Emergency Network

Greater Orlando Aviation Authority

Great-West Life & Annuity

GreenStone Farm Credit Services

Greer Laboratories Inc.

Greif, Inc.

Grinnell Mutual Reinsurance Company

Group Health Cooperative

GROWMARK, Inc.

GTSI Corporation

Guess?, Inc.

Gulfstream Aerospace

H&R Block, Inc.

H.J. Heinz Company

H. Lee Moffitt Cancer Center & Research Institute

Hancock Holding Company

Hanesbrands, Inc.

Harley-Davidson, Inc.

Harleysville Insurance

Harris Associates L.P.

Harris County Hospital District

Hartford HealthCare Corporation

Harvard Pilgrim Health Care

Harvard University

Harvard Vanguard Medical Associates

Hastings Mutual Insurance Company

Hawaiian Electric Company

HCA

Health Care Service Corporation

Health Net, Inc.

Health New England

HealthEast Care System

HealthNow New York, Inc.

HealthPartners

HealthSpring, Inc.

Heartland Regional Medical Center

H-E-B

Hendrick & Struggles International, Inc.

Hella Inc.

Helmerich & Payne, Inc.

Hendrick Medical Center

Henkel Corporation

Henry Ford Health System

Herbalife Ltd.

Herman Miller, Inc.

High Liner Foods (USA) Inc.

Highlights for Children

Highmark

HighMount Exploration & Production LLC

Hilton Hotel Corporation

Hines Interests, LLP

HNI Corporation

HNTB Companies

Hoag Hospital

Holland America Line

Holy Spirit Hospital

Home Box Office

Horizon Blue Cross Blue Shield of NJ

Hormel Foods Corporation

Hospital Sisters Health System

Hostess Brands, Inc.

Hot Topic, Inc.

Houghton Mifflin Company

Houston Independent School

Hovnanian Enterprises, Inc.

HSBC-North America

HSN, Inc.

Hu-Friedy Manufacturing Company, Inc.

Humana, Inc.

Hunt Consolidated

Hunter Douglas Inc.

Huntington Bancshares Incorporated

Hunton & Williams, LLP

Huron Consulting Group

Husky Injection Molding Systems Ltd. — US

Hyatt Hotels Corporation

Hyundai Information Service North America

Idaho Power Company

IDEXX Laboratories

Illinois Municipal Retirement Fund

IMC, Inc.

IMS Health

Independence Blue Cross

Independent Health Association, Inc.

INDUS Corporation

Infogroup

ING North America Insurance Corporation — US Financial Services

Ingram Industries, Inc.

Ingram Micro, Inc.

Insperity

Intelsat Global Services Corporation

InterContinential Hotels Group Americas

Interface Solutions

Intermountain Health Care, Inc.

International Game Technology

International Imaging Materials, Inc.

International Paper Company

Interval International

Intrepid Potash

Invensys Controls

Invensys Operations Management

Invesco Ltd

Iron Mountain Incorporated

Itochu International, Inc. North America

ITT Systems Corporation

J.C. Penney Company, Inc.

J. Paul Getty Trust

J.R. Simplot Company

Jabil Circuit, Inc.

Jack in the Box , Inc.

Jackson Health System

Jackson Hewitt Tax Service, Inc.

Jacobs Engineering Group, Inc,

James Hardie Industries, SE

Janus Capital Group

Jefferson County Public Schools

JetBlue Airways

JM Family Enterprises

Jockey International, Inc.

John Hancock Financial Services

John Wiley & Sons, Inc.

John Hopkins HealthCare, LLC

Johnson Controls, Inc.

Johnson Financial Group

Johnsonville Sausage, LLC

Jones Lang LaSalle

JP Morgan Chase Asset Management

JT International USA, Inc.

Judicial Council of California

Kao Brands Company

Kao Specialties Americas LLC

KAR Auction Services, Inc.

KBR, Inc.

Keane, Inc.

Kellogg Company

Kelsey-Seybold Clinic

Kemper, A Unitrin Business

Kent State University

Kewaunee Scientific Corporation

KeyCorp

Keystone Foods, LLC

Kforce Inc.

Kimberly-Clark Corporation

Kindred Healthcare, Inc.

Kiwanis International, Inc.

Knowledge Learning Corporation

Kohler Company

Kohl’s Corporation

Kone, Inc. (USK) US

Konecranes, Inc.

Kyocera America, Inc.

L.L. Bean, Inc.

Laboratory Corporation of America

Lancaster General

Land O’Lakes, Inc.

Latham & Watkins LLP

Laureate Education, Inc.

Lawson Products, Inc.

Learning Care Group, Inc.

Legacy Health

Legal & General America, Inc.

LEGO Brand Retail, Inc.

LEGO Systems, Inc.

Lennox International, Inc.

Level 3 Communications

LG&E and KU Energy LLC

Liberty Mutual Group

Lieberman Research Worldwide

LifeBridge Health

Limited Brands, Inc.

Lincoln Financial Group

Link-Belt Construction Equipment Company

LM Wind Power Blades (AR) Inc.

Loews Corporation

Logan’s Roadhouse

Lonza North America Inc.

Loparex, LLC

LORD Corporation

Lorillard Inc.

Los Angeles Community College District

Los Angeles Unified School District

Louis Vuitton North America Inc.

Louisiana-Pacific Corporation

Lower Colorado River Authority

LSG Lufthansa Service Holding AG

Lufthansa Airlines

lululernon athletic usa

Luxottica Retail US

M&T Bank Corporation

Macy’s, Inc.

Madison Square Garden

Maersk, Inc.

Magellan Health Services

Magellan Midstream Holdings, LP

Magna Donnelly Corporation

Magnesium Products of America Inc.

Main Line Health, Inc.

MANN+HUMMEL USA, Inc.

Mannatech, Inc.

Manpower, Inc.

Maricopa Integrated Health Systems

Maritz, Inc.

Markem-Imaje

Marriott International

Mars North America — Mars Foods US

Marsh

Marsh & McLennan Companies, Inc.

Marshall & Ilsley Corporation

Marshfield Clinic

Martek Biosciences Corporation

Mary Kay, Inc.

Maryland Procurement Office

Masco Corporation — Decorative Architectural Group, Behr Processing Corporation

Massachusetts Institute of Technology

MassMutual Life Insurance Company

MasterCard Incorporated

Mattel, Inc.

Maxum Petroleum

Mayo Foundation

McCain Foods USA, Inc.

McCormick & Company, Inc.

McDermott International, Inc.

McDonald’s Corporation

MCG Health, Inc.

MDU Resources Group, Inc.

MeadWestvaco Corporation

Medical College of Wisconsin

Medical Mutual of Ohio

MediCorp Health System

MedPlus, Inc.

MedStar Health

Memorial Healthcare System

Mercedes-Benz Financial Services USA LLC

Mercedes-Benz USA

Merrill Corporation

Metal Technologies, Inc.

Methodist Health System

MetLife

Metropolitan Transit Authority

MFS Investment Management

Michael Baker Corporation

Michaels Stores, Inc.

MillerCoors LLC

Mills-Peninsula Health Services

Mitsui & Co. (USA), Inc.

Modern Woodmen of America

Moet Hennessy USA

Molex

Molson Coors Brewing Company

Moneris Solutions Inc.

MoneyGram International, Inc.

Montefiore Medical Center

Morgan, Lewis & Bockius LLP

Morrison & Foerster, LLP Mortgage Guaranty Insurance Corporation

Motion Picture Industry Pension & Health Plans

MTS Systems Corporation

Mueller Water Products

Munich Reinsurance America, Inc.

Mutual Of Omaha

MWH Global, Inc.

MWI Veterinary Supply, Inc.

Nalco Holding Company

Nash-Finch Company

National Association of Home Builders

National Church Residences

National Futures Association

National Rural Utilities Cooperative

National-Louis University

Nationwide Insurance

Nature’s Sunshine Products

Nautilus, Inc.

Navigant Consulting, Inc.

Navistar, Inc.

Navy Exchange Service Command

Navy Federal Credit Union

NCCI Holdings, Inc.

NCH Corporation

Neighborhood Health Plan of Rhode Island

Neiman Marcus Group

Nestlé USA, Inc.

NetJets, Inc.

New York Community Bancorp, Inc.

New York Life Insurance Company

New York Power Authority

New York University

Newfield Exploration Company

NewPage Group, Inc.

New York Presbyterian Healthcare System

Nexen Petroleum USA, Inc.

NextEra Energy, Inc.

Niagara Bottling, LLC

NiSource Inc.

NJM Insurance Group

Noble Corporation

Norfolk Southern Corporation

North American Hoganas Inc.

Northeast Georgia Health System, Inc.

Northern Arizona University

Northern Trust Corporation

NorthShore University HealthSystem

Northwestern Mutual

Northwestern University

Norton Healthcare

Novant Health, Inc.

Novartis

Novo Nordisk Inc.

Novus International, Inc.

Nutricia North America

NYU Langone Medical Center

Oak Ridge Associated Universities

Oakwood Healthcare, Inc.

Océ Business Services

Ocean Spray Cranberries, Inc.

Office Depot

OfficeMax Incorporated

OGE Energy Corporation

Oglethorpe Power Corporation

OhioHealth

Oil State Industries, Inc. — Arlington

Old Dominion Electric Cooperative

O’Melveny & Myers LLP

Omnicare, Inc.

OneAmerica Financial Partners, Inc.

OneBeacon Insurance

Opus Bank

Orange County Government

Orange County’s Credit Union

Orbital Sciences

Orica USA Inc.

Orrick, Herrington & Sutcliffe, LLP

OSI Industries, LLC

Owens Corning

Owens-Illinois, Inc.

PACCAR

Pacific Life Insurance Company

PacifiCorp

Packaging Corporation of America

Pall Corporation

Palmetto Health

Palos Community Hospital

Panduit Corporation

Papa John’s International, Inc.

Park Nicollet Health Services

Parker Hannifin Corporation

Parkland Health & Hospital System

Parkview Health

Parsons Brinckerhoff

Parsons Corporation

Patterson Companies

Patton Boggs LLP

Paychex, Inc.

Peabody Energy Corporation

PeaceHealth

Pearson Education

Peet’s Coffee & Tea

Penske Truck Leasing

Pentagon Federal Credit Union

Pentair, Inc.

People’s United Bank

Performance Food Group

PETCO Animal Supplies, Inc.

Pharmavite, LLC

PharMerica, Inc.

PHH Arval

Phillips North America

Phillips-Van Heusen Corporation

Phoenix Companies

Pier 1 Imports, Inc.

Pinnacle Entertainment, Inc.

Pinnacle West Capital Corporation

Pioneer Natural Resources USA, Inc.

Piper Jaffray Companies

PJM Interconnection

Plains Exploration & Production Company

Plum Creek Timber Company, Inc.

PNM Resources, Inc.

Polaris Industries, Inc.

Policy Studies Inc.

Polymer Technologies

Port of Portland

Port of Seattle

Powerwave Technology, Inc.

PPL Corporation

Premera Blue Cross

Presbyterian Healthcare Services

Pressure Chemical Co.

Prime Therapeutics LLC

Principal Financial Group

Printpack, Inc.

PrivateBancorp, Inc.

Progressive Corporation

Providence Health & Services

Prudential Financial, Inc.

PSC — Environmental Services Division

PSCU Financial Services

Public Company Accounting Oversight Board

Public Service Enterprise Group, Inc.

Publix Super Markets, Inc.

Puget Sound Energy

PulteGroup, Inc.

QBE The Americas

QTI Human Resources, Inc.

Qualcomm, Inc.

Quest Diagnostics

Questar Corporation

QVC, Inc.

Qwest Communications International, Inc.

Rack Room Shoes Inc.

Radian Group

Radio One, Inc.

Ralcorp Holdings, Inc.

Raley’s

RAND Corporation

Random House, Inc.

Raymond James Financial

RBC Bank

RBC Capital Markets

RBC Wealth Management

Reckitt Benckiser, Inc.

Recreational Equipment, Inc.

Redcats USA — OneStopPlus.com

Regency Centers

Regions Financial Corporation

Reichhold, Inc.

Reinsurance Group of America Inc.

Renaissance Learning, Inc.

Republic Underwriters Insurance Company

Rexel Holdings USA

Reynolds American, Inc.

Rich Products Corporation

Ricoh Americas Corporation

Ridgewood Savings Bank

Rio Tinto plc US

Rite Aid Corporation

Riviana Foods, Inc.

RLI Insurance Company

Robins, Kaplan, Miller & Ciresi, LLP

Roche Diagnostics US

Rockwell Automation, Inc.

Rockwell Collins, Inc.

Rollins, Inc.

Roper St. Francis Healthcare

Roundy’s Supermarkets, Inc.

RR Donnelley & Sons

RSC Holdings Inc.

RSM McGladrey

Rush University Medical Center

S&C Electronic Company

Sabre Holdings Corporation

Safety-Kleen Systems, Inc.

SAI Global

SAIF Corporation

Saint Raphael Healthcare System

Saks, Inc.

Samsung Telecommunications America

San Antonio Federal Credit Union

San Antonio Water System

Sandvik, Inc.

Sapient Corporation

Sara Lee Corp

Sauer-Danfoss

Savannah River Nuclear

Savannah River Remediation LLC

Solutions, LLC

Save the Children Federation, Inc.

SC Johnson

SCANA Corporation

Schlumberger Limited

Schlumberger Oilfield Services

Schneider Electronic North America

Schneider National, Inc.

Scholle Corporation

Schwarz Supply Source

Science Applications International Corporation

Scottrade, Inc.

Scripps Networks Interactive, Inc.

SCS Engineers

Sea Star Line, LLC

Searles Valley Minerals

Sears Holdings Corporation

Seattle Children’s Hospital

Securian Financial Group

Select Properties, Ltd.

Selective Insurance Company of America

Sensata Technologies, Inc.

Sentara Healthcare

Sentry Insurance

Sephora USA

Service Corporation International

Severn Trent Services

Sharp HealthCare

Shearman & Sterling LLP

Shure Incorporated

Sidley Austin, LLP

Siemens AG US

Sigma Foods Inc.

Simon Property Group

Sinclair Broadcast Group, Inc.

SIRVA, Inc.

Sitel

SKF USA Inc.

Skilled Healthcare, LLC

SLM Corporation

SMART Technologies Corporation

Smiths Medical ASD

SMSC Gaming Enterprises

Society Insurance

Sodexo USA

Solera Holdings, Inc.

Solo Cup Company

Solutia Inc.

Southeastern Freight Lines

Southern California Regional Rail Authority

Southern Company

Southwestern Energy Company

Spartan Stores, Inc.

Spectra Energy Corp.

Spectrum Brands, Inc.

Spectrum Health System

Spin Master Inc.

Spirax Sarco, Inc.

Springleaf Financial Services

SPX Corporation

St. Jude Children’s Research Hosptial

St. Luke’s Episcopal Health System

St. Luke’s Health System

St. Vincent Health

Stampin’ Up!, Inc.

StanCorp Financial Group

Stanford University

Stanford University Medical Center

Stantec Inc.

Staples, Inc.

Starwood Vacation Ownership

State Farm Insurance

State Personnel Administration

State Teachers Retirement System of Ohio

Steelcase, Inc. — Designtex Company

STERIS Corporation

STG, Inc.

Straumann USA

Stryker Corporation

Sun Life Financial (US)

Sunoco, Inc.

Sunrise Medical (US) LLC

SunTrust Banks, Inc.

SuperValu

Supply Chain Associates, LLC

Susquehanna Bancshares, Inc.

Sutter Health

Swagelok Company

Swedish Health Services

Sykes Enterprises, Incorporated

Symcor

Symetra Financial

T. Rowe Price Group, Inc.

Target Corporation

Taubman Centers, Inc.

Tax Analysts

TD Ameritrade Holdings Corp.

TDS Telecom

TE Connectivity

TECO Energy, Inc.

TECO-Westinghouse Motor Company

Teknion LLC

TeleTech Holdings, Inc.

Tellabs

Temple-Inland, Inc.

Tenaris, Inc. USA

Tenet Healthcare Corporation

Tesoro Corporation

Teva Pharmaceutical USA, Inc.

Texas Association of School Boards

Texas Industries, Inc.

Texas Mutual Insurance Company

Texas State University-San Marcos

Textainer

Textron Inc.

The Allstate Corporation

The American National Bank of Texas

The AmeriHealth Mercy Family of Companies

The Boeing Company

The Boston Consulting Group

The Capital Group Companies

The Carson Companies

The Casey Group, Inc.

The Children’s Hospital of Philadelphia

The Children’s Mercy Hospital

The Chubb Corporation

The Church of Jesus Christ of Latter-day Saints

The Coca-Cola Company

The Dannon Company, Inc.

The Doe Run Company

The Donna Karen Company LLC

The E.W. Scripps Company

The Florida Aquarium, Inc.

The Ford Foundation

The Frost National Bank

The Hanover Insurance Group, Inc.

The Hershey Company

The Irvine Company

The J.M. Smucker Company

The Johns Hopkins Hospital

The Johns Hopkins University

The Joint Commission

The Kroger Company

The McGraw-Hill Companies

The Methodist Hospital System

The MITRE Corporation

The National Academies

The New York Times Company

The Nielsen Company

The NPD Group, Inc.

The Ohio State University

The Ohio State University Medical Center

The Options Clearing Corporation

The Pantry, Inc.

The Pennsylvania State University — Penn State Hershey Medical Center

The Regence Group

The Schwan Food Company

The ServiceMaster Company

The Sherwin-Williams Company

The Sports Authority

The Sundt Companies, Inc.

The TJX Companies, Inc.

The Toro Company

The Travelers Companies, Inc.

The University of Arizona

The University of Chicago Medical Center

The University of Kansas Hospital

The University of Texas System

The Vanguard Group, Inc.

The W.C. Bradley Co.

The Walt Disney Company

The Washington Post Company Newspaper Publishing

The Weather Channel

The Williams Companies, Inc.

The Yankee Candle Company, Inc.

Think Mutual Bank

Thirty-One Gifts

Thrivent Financial For Lutherans

TIAA-CREF

Tim Hortons USA Inc.

Time Warner Cable

Time Warner, Inc. — Time, Inc.

TMK IPSCO

Toll Bothers

Tomkins Corporation

Toray Plastics (America), Inc.

Toyota Industrial Equipment Manufacturing, Inc.

Toys R Us, Inc.

Tractor Supply Company

Transocean, Inc.

Treofan America, LLC

Trimac Transportation Services Inc.

Trinity Health

Trinity Industries, Inc.

TriWest Healthcare Alliance

Troy Corporation

Truman Medical Centers

Trustmark Companies

TSYS Core

TTX Company

Tufts University

Tupperware Brands Corporation

Turner Broadcasting System, Inc.

Tween Brands, Inc.

Tyco International — SimplexGrinnell

U.S. Food Service

ULTA Salon, Cosmetics & Fragrance, Inc.

UMB Financial Corporation

Unified Grocers

Unilver U.S.

Union Tank Car Company

United Parcel Service United Services Automobile Association

United States Enrichment Corporation

United States Olympic Committee

United States Steel Corporation

United Stationers Supply Company

United Water

UnitedHealth Group

University Health Services, Inc.

University at Buffalo

University Health Systems of Eastern Carolina

University of Alabama at Birmingham

University of Arkansas for Medical Sciences

University of Central Florida

University of Houston

University of Illinois at Chicago

University of Maryland Medical Center

University of Michigan

University of Mississippi Medical Center

University of Notre Dame

University of Pennsylvania

University of Pittsburgh Medical Center

University of Southern California

University of Virginia Health System

UNUM Group

UPM-Kymmene, Inc.

Uponor, Inc.

URS Corporation Infrastructure and Environment Division

US Bancorp

USANA Health Sciences

Utah Transit Authority

Vail Resorts, Inc.

Valero Energy Corporation

ValueOptions

Vangent, Inc.

Vectren Corporation

Ventura Foods, LLC

Veolia Water North America

Vermeer Corporation

Veyance Technologies Inc.

Viad Corporation

Vinson & Elkins, LLP

Virginia State Bar

Vistar Corporate

Visteon Corporation

VITAS Healthcare Corporation

Volvo Group North America

Vonage Holdings Corporation

VSP Global

Vulcan Materials Company

VWNA

VWR International

W. L. Gore & Associates, Inc.

W.W. Grainger, Inc.

Waddell & Reed

Wake County Government

Walgreen Company

Washington Hospital Center

Washington Metropolitan Area Transit Authority

Waste Management, Inc.

Webster Financial Corporation

Wegmans Food Markets, Inc.

Weil, Gotshal & Manges, LLP

WellCare Health Plans

Wells Fargo & Company

WellSpan Health

WellStar Health System

Weltman, Weinberg & Reis Co., LPA

Wendy’s/Arby’s Group, Inc.

West Penn Allegheny Health System

Western & Southern Financial Group

Western Digital

Western Union

Westfield Insurance

Westinghouse Electric Company

Westlake Chemical Corporation

Weston Solutions, Inc.

Westwood College

WGL Holdings, Inc.

Wheaton College

Wheaton Franciscan Healthcare

Wheels, Inc.

Whip Mix Corporation

Whirlpool Corporation

Whole Foods Market, Inc.

William Blair & Company, LLC

William Marsh Rice University

Wisconsin Court System

Wm. Wrigley Jr. Company

Wolters Kluwer NA

Wood Group ESP, Inc.

Wyndham Worldwide

Xcel Energy Inc.

XL America

Yale-New Haven Health System

Yamaha Corporation of America

Yellow Pages Group USA

Yeshiva University

YMCA of the USA

Zale Corporation

Zebra Technologies Corporation

Zions Bancorporation

Zurich North America

Appendix C

Towers Watson 2011 Executive Compensation Databank

3M

A.O. Smith

Abbott Laboratories

AbitibiBowater

Accenture

ACH Food

Acuity Brands

Adecco

Aerojet

Agilent Technologies

Agrium

Air Liquide

Air Products and Chemicals

Alcoa

Alcon Laboratories

Alexander & Baldwin

Alliant Techsystems

American Crystal Sugar

American Sugar Refining

AMERIGROUP

AmerisourceBergen

AMETEK

Amgen

Ann Taylor Stores

AOL

APL

Appleton Papers

Applied Materials

ARAMARK

Armstrong World Industries

Arrow Electronics

Ashland

AstraZeneca

AT&T

Automatic Data Processing

Avery Dennison

Avis Budget Group

BAE Systems

Ball

Barnes Group

Battelle Memorial Institute

Baxter International

Bayer AG

Bayer CropScience

Beckman Coulter

Belo

Bemis

Benjamin Moore

Best Buy

Big Lots

Boeing

Boston Scientific

Bovis Lend Lease

Brady

Bristol-Myers Squibb

Broadridge Financial Solutions

Brown-Forman

Bucyrus International

Bunge

Burlington Northern Santa Fe

Bush Brothers

CA

Calgon Carbon

Cameron International

Cardinal Health

Cargill

Carlson Companies

Carmeuse North America Group

Carnival

Carpenter Technology

Caterpillar

CDI

CF Industries

CGI Technologies & Solutions

Chattem

Chemtura

Chiquita Brands

Choice Hotels International

Chrysler

CHS

Cisco Systems

Cliffs Natural Resources

COACH

Coca-Cola

Coca-Cola Enterprises

Coinstar

Colgate-Palmolive

Comcast

ConAgra Foods

Continental Automotive Systems

ConvaTec

Convergys

Cooper Industries

CoreLogic

Corning

Covance

Covidien

CSR

CSX

Curtiss-Wright

CVS Caremark

Cytec

Daiichi Sankyo

Daimler Trucks North America

Dannon

Darden Restaurants

Dassault Systems

Day & Zimmermann

Dean Foods

Deckers Outdoor

Dell

Delta Air Lines

Deluxe

Dentsply

Dex One

Diageo North America

Dollar Tree Stores

Domtar

Donaldson

Dow Corning

DuPont

Eastman Chemical

Eastman Kodak

Eaton

eBay

Ecolab

Eli Lilly

EMC

EMD Millipore

Endo Pharmaceuticals

Equifax

Equity Office Properties

Ericsson

Estee Lauder

Evergreen Packaging

Experian Americas

Express Scripts

Fair Isaac

Federal-Mogul

Fidelity National Information Services

Fiserv

Fluor

Ford

Fortune Brands

GAF Materials

Gavilon

General Atomics

General Dynamics

General Mills

General Motors

Genzyme

GlaxoSmithKline

Goodman Manufacturing

Goodrich

Google

Graco

Greif

Grupo Ferrovial

GSI Commerce

GTECH

H.B. Fuller

Hanesbrands

Harland Clarke

Harley-Davidson

Harman International Industries

Haynes International

HBO

HD Supply

Headway Technologies

Herman Miller

Hershey

Hertz

Hewlett-Packard

Hexcel

Hilton Worldwide

Hitachi Data Systems

HNI

HNTB

Hoffmann-La Roche

Holcim

Home Depot

Honeywell

Hormel Foods

Hostess Brands

Houghton Mifflin Harcourt Publishing

Hunt Consolidated

Huron Consulting Group

Husky Injection Molding Systems

Hyatt Hotels

IBM

IDEXX Laboratories

IKON Office Solutions

Illinois Tool Works

IMS Health

Ingersoll Rand

Intel

Intercontinental Hotels

International Flavors & Fragrances

International Paper

Interpublic Group

Intrepid Potash

Invensys Controls

ION Geophysical

Irvine Company

ITT

ITT Mission Systems

J.M. Smucker

J.R. Simplot

Jabil Circuit

Jack in the Box

JetBlue

JM Family Enterprises

John-Manville

Johnson & Johnson

Johnson Controls

Kaman Industrial Technologies

Kansas City Southern

Kao Brands

KBR

Kellogg

Kimberly-Clark

Kinetic Concepts

Kinross Gold

Koch Industries

Kohler

Komatsu America

L-3 Communications

Land O’Lakes

Level 3 Communications

Lexmark International

Life Technologies

Linde

Lockheed Martin

Lorillard Tobacco

Lubrizol

Lyondell Chemical

Magellan Midstream Partners

ManTech International

Marriott International

Martin Marietta Materials

Mary Kay

Mattel

Matthews International

McClatchy

McDonald’s

McGraw-Hill

McKesson

MDC Holdings

MeadWestvaco

Media General

Medicines Company

Medtronic

Merck & Co.

Microsoft

Milacron

Mitsubishi Power System Americas

Molson Coors Brewing

Momentive Specialty Chemicals

Monsanto

Mosaic

Motorola Mobility

Motorola Solutions

Murphy Oil

MWH Global

Navistar International

NCR

Nestlé USA

Newmont Mining

NewPage

Nissan North America

Nokia

Noranda Aluminum

Norfolk Southern

Novartis

Novartis Consumer Health

Novo Nordisk Pharmaceuticals

Nypro

Occidental Petroleum

Office Depot

Omnicare

Orange Business Services

Oshkosh

Overhead Door

Owens Corning

Owens-Illinois

Oxford Industries

Panasonic of North America

Parker Hannifin

Parsons

Performance Food Group

PerkinElmer

Pfizer

Pitney Bowes

Plexus

Polaris Industries

Potash

PPG Industries

Praxair

ProBuild Holdings

Pulte Homes

Purdue Pharma

QUALCOMM

Quintiles

R.R. Donnelley

Ralcorp Holdings

Reader’s Digest

Realogy

Reddy Ice

Regal-Beloit

Regency Centers

Rent-A-Center

Research in Motion

Ricardo

Rio Tinto

Roche Diagnostics

Rockwell Automation

Rockwell Collins

Ryder System

Safety-Kleen Systems

SAIC

Sanofi-Aventis

SCA Americas

Schreiber Foods

Schwan’s

Scotts Miracle-Gro

Scripps Networks Interactive

Seagate Technology

Sealed Air

ServiceMaster

ShawCor

Sherwin-Williams

Siemens AG

Sigma-Aldrich

Smith & Nephew

Snap-On

Sodexo

Sonoco Products

Space Systems Loral

Spirit AeroSystems

SprintNextel

SPX

SRA International

Stantec

Starbucks

StarTek

Starwood Hotels & Resorts

Statoil

Steelcase

Stryker

Sulzer Pumps US

SunGard Data Systems

Sunoco

Sunovion Pharmaceuticals

SuperValu Stores

Swagelok

Syngenta Crop Protection

Takeda Pharmaceutical

Taubman Centers

TE Connectivity

Tektronix

Temple-Inland

Teradata

Terex

Textron

Thermo Fisher Scientific

Thomas & Betts

Time Warner

Time Warner Cable

Timken

T-Mobile USA

Toro

Total System Services

Travelport

Trident Seafoods

TRW Automotive

Tupperware

Tyson Foods

U.S. Foodservice

Underwriters Laboratories

Unilever United States

Union Pacific

Unisys

United Rentals

United States Cellular

United States Steel

United Technologies

URS Energy & Construction

USG

UTi Worldwide

Valero Energy

Vangent

Verde Realty

Verizon

Viacom

Vision Service Plan

Visteon

Vulcan Materials

VWR International

Walt Disney

Waste Management

Wendy’s/Arby’s Group

Weyerhaeuser

Whirlpool

Wilsonart International

Winnebago Industries

Wm. Wrigley Jr.

Wyndham Worldwide

Xerox

YRC Worldwide

Yum! Brands

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m. Eastern Daylight Time, on May 17, 2012.
Vote by Internet
• Go to www.investorvote.com/HAS
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors For Terms Expiring in 2013 — The Board of Directors recommends a vote FOR all of the nominees listed.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+
01 - Basil L. Anderson	☐	☐	02 - Alan R. Batkin	☐	☐	03 - Frank J. Biondi, Jr.	☐	☐

04 - Kenneth A. Bronfin	☐	☐	05 - John M. Connors, Jr.	☐	☐	06 - Michael W.O. Garrett	☐	☐

07 - Lisa Gersh	☐	☐	08 - Brian D. Goldner	☐	☐	09 - Jack M. Greenberg	☐	☐

10 - Alan G. Hassenfeld	☐	☐	11 - Tracy A. Leinbach	☐	☐	12 - Edward M. Philip	☐	☐

13 - Alfred J. Verrecchia	☐	☐

B	Company Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

For	Against	Abstain		For	Against	Abstain

2.  The adoption, on an advisory basis, of a resolution approving the compensation of the Named Executive Officers of Hasbro, Inc., as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the 2012 Proxy Statement.

☐	☐	☐	3. Ratification of the selection of KPMG LLP as Hasbro, Inc.’s independent registered public accounting firm for fiscal 2012.	☐	☐	☐
4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

C	Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.

¢	+

01FYSB

Dear Fellow Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Hasbro, Inc. to be held at 11:00 a.m., EDT on Thursday, May 17, 2012, at 1027 Newport Avenue, Pawtucket, Rhode Island. The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the meeting.

Your Vote Matters. Whether or not you plan to attend the 2012 Annual Meeting, it is important that your shares be voted. Please follow the instructions on the other side of this proxy card. You may, of course, attend the 2012 Annual Meeting and vote in person, even if you have previously voted. I am looking forward to seeing you there.

Sincerely,
Alfred J. Verrecchia Chairman of the Board

▼ IF YOU DO NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HASBRO, INC. 1027 Newport Avenue Pawtucket, RI 02862 Annual Meeting of Shareholders – May 17, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	+

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Hasbro, Inc. (the “Company”) and hereby appoints BRIAN D. GOLDNER and ALFRED J. VERRECCHIA and each of them, with full power of substitution to each of them, as attorneys and proxies to appear and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 17, 2012 at 11:00 a.m., EDT at 1027 Newport Avenue, Pawtucket, Rhode Island, and at any adjournment or postponement thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3, AND IN SUPPORT OF MANAGEMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK ON REVERSE SIDE AND SIGN AND DATE BELOW AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.

CONTINUED ON REVERSE SIDE AND TO BE SIGNED BELOW

YOUR VOTE IS IMPORTANT

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.	+